As filed with the Securities and Exchange Commission on December 14, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-11

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cornerstone Realty Fund, Inc.

(Exact name of registrant as specified in its governing instruments)

4590 MacArthur Blvd., Suite 610

Newport Beach, California 92660
(949) 852-1007
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Terry G. Roussel

President
Cornerstone Realty Fund, Inc.
4590 MacArthur Blvd., Suite 610
Newport Beach, California 92660
(949) 852-1007
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Karen N. Winnett, Esq.

Raymond L. Veldman, Esq.
Preston Gates & Ellis LLP
1900 Main Street, Suite 600
Irvine, California 92614-7319
(949) 253-0900
          Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.     ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.     ☐

          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.     ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Title of Shares to be Registered	Registered	Share(1)	Price(1)	Registration Fee

Common Stock, $.001 par value per share	44,400,000 shares	$8.00	$355,200,000	$41,808

Common Stock, $.001 par value per share(2)	1,562,500 shares	$0.00	$ 0	$ 0

Common Stock, $.001 par value per share(3)	11,000,000 shares	$7.60	$ 83,600,000	$ 9,840

(1)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457.

(2)	Represents shares issuable as a stock dividend.

(3)	Represents shares issuable pursuant to the registrant’s dividend reinvestment plan.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC and various states is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION — PRELIMINARY PROSPECTUS DATED DECEMBER 14, 2004

Cornerstone Realty Fund, Inc.

Maximum Offering — 55,400,000 Shares of Common Stock

Minimum Offering — 125,000 Shares of Common Stock

        Cornerstone Realty Fund, Inc. is a newly organized Maryland corporation sponsored by Cornerstone Realty Advisors, LLC. Affiliates of Cornerstone Realty Advisors, LLC (“Cornerstone”) have been real estate investment fund managers for over 15 years. Cornerstone has profitably completed the investment cycle for 8 prior funds which have invested in multi-tenant industrial real estate. The investment cycle on these 8 prior funds has averaged 4.4 years. These properties were purchased, owned and operated during different economic cycles. We expect to use the net proceeds of this offering to invest in investment real estate including multi-tenant industrial properties that are:

•	owned and operated on an all-cash basis with no permanent debt financing;

•	located in major metropolitan markets with historically high levels of tenant demand and lower historical investment volatility;

•	located in areas experiencing a scarcity of land for development of new competitive projects;

•	high-quality, existing, and currently producing income;

•	leased to a diversified tenant base; and

•	leased with overall shorter term operating type leases, allowing for annual rental increases and greater potential for capital growth.

     We may also invest in other types of properties. We may borrow money on a short-term basis to facilitate acquisitions and improvement of properties in anticipation of receipt of offering proceeds. Because we have not yet identified specific properties to purchase, we are considered to be an unspecified property fund. We intend to qualify as a REIT.

     We are offering up to 44,400,000 shares of common stock at $8 per share in our primary offering. Reduced prices are available for certain categories of purchasers as described in “Plan of Distribution.” We are also offering up to 11,000,000 shares to be issued pursuant to our dividend reinvestment plan at a purchase price equal to 95% of the price paid by the purchaser for our common stock, but not less than $7.05 per share.

      See “Risk Factors” beginning on page 17 to read about risks you should consider before buying shares of our common stock, including:

•	No public market exists for our common stock. It may be difficult for you to sell your shares.

•	If you sell your shares, it may be at a substantial discount.

•	We do not own any properties and do not have an operating history.

•	We may lack property diversification if we do not raise substantially more than the minimum offering.

•	Our failure to qualify as a REIT could adversely affect the amount of dividends we pay to our stockholders.

•	We are dependent upon our advisor to select our investments and conduct our operations.

•	We will pay substantial fees and reimburse expenses to our advisor and its affiliates.

•	Our advisor and its affiliates will face significant conflicts of interest.

     Neither the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete, or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

     The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our stock is not permitted.

		Sales	Dealer	Net Proceeds
	Price to Public	Commissions*	Manager Fee*	(Before Expenses)

Primary Offering
Per Share	$8.00	$0.56	$0.24	$7.20
Total Minimum	1,000,000	70,000	30,000	900,000
Total Maximum	355,200,000	24,864,000	10,656,000	319,680,000
Dividend Reinvestment Plan
Per Share	7.60	0.38	0	7.22
Total Maximum	83,600,000	4,180,000	0	79,420,000

*	The sales commissions and, in some cases, the dealer manager fee will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price, except that all shares sold under the dividend reinvestment plan will be at 95% of the price paid by the purchaser for a share of our common stock, but not less than $7.05 per share. See “Plan of Distribution.”

     The dealer manager of this offering, Pacific Cornerstone Capital, Inc., is our affiliate and will offer the shares on a best-efforts basis. There is a minimum investment of $2,000 (or $1,000 for IRAs, Keoghs and tax-qualified retirement plans). We will not complete the sale of any common stock unless we sell a minimum of $1,000,000 of stock to the public by                 , 2006 (one year from the date of this prospectus). Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, U.S. Bank, N.A., in trust for subscribers’ benefit, pending release to us. If we do not sell at least $1,000,000 of stock by                 , 2006, we will return all funds in the escrow account (including interest), and we will stop selling shares.

Pacific Cornerstone Capital, Inc.

                , 2004

SUITABILITY STANDARDS

      The shares we are offering are suitable only as a long-term investment. Because there is no public market for the shares, an investment in our stock is considered illiquid and you will have difficulty selling your stock. In consideration of these factors, we require initial stockholders and subsequent purchasers to have either:

•	a net worth of at least $150,000; or

•	gross annual income of at least $45,000 and a net worth of at least $45,000.

      For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the stock if such person is the fiduciary or by the beneficiary of the account.

      Those selling stock on our behalf must make every reasonable effort to determine that the purchase of stock in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution — Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require of all those selling stock on our behalf.

i

Where You Can Find More Information	104
PRIOR PERFORMANCE TABLES	P-1
TABLE I EXPERIENCE IN RAISING AND INVESTING FUNDS	P-2
TABLE II EXPERIENCE IN RAISING AND INVESTING FUNDS	P-3
TABLE III OPERATING RESULTS OF PRIOR PROGRAMS	P-4
TABLE IV RESULTS OF COMPLETED PROGRAMS	P-8
TABLE V SALES OR DISPOSALS OF PROPERTIES	P-11
TABLE VI ACQUISITIONS OF PROPERTIES BY PROGRAMS	P-13
Index to Consolidated Balance Sheet and Prior Performance Tables	F-1
Report of Independent Auditors	F-2
Appendix A — Subscription Agreement (Sample) with Instructions	A-1
Appendix B — Dividend Reinvestment Plan	B-1
EXHIBIT 1.1
EXHIBIT 1.2
EXHIBIT 3.1
EXHIBIT 3.2
EXHIBIT 3.3
EXHIBIT 4.2
EXHIBIT 4.4
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 23.1
EXHIBIT 23.2

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

      Below are some of the more frequently asked questions and answers relating to this offering. Please see the “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

General Questions about Investing in Real Estate

Q:	Why should I invest in real estate?

A:	Real estate has historically been one of the leading asset classes used by institutional investors, such as insurance companies and pension funds, to diversify their stock, bond and mutual fund portfolios. We believe that certain types of real estate investments can also provide safety, growth and income while reducing the overall portfolio volatility of many investors. Many individual investors have benefited by adding real estate to their investment strategy. You and your investment advisor can determine whether this strategy is right for you.

Q:	How do institutional investors allocate their real estate investments?

A:	Institutional investors generally allocate the largest portion of their real estate investments to “core” real estate. We define core real estate as all-cash (debt-free) properties located in major metropolitan markets with historically high levels of tenant demand for the type of real estate being acquired. We believe that all-cash core real estate should be used as the foundation for most individual real estate investment portfolios. Once the all-cash core foundation is in place to reduce overall risk, institutional investors with a higher risk tolerance tend to add real estate with debt to their portfolio in order to increase their yield potential. We believe individual investors could benefit by following the same institutional strategy.

Q:	What will all-cash core real estate do for my investment portfolio?

A:	Because core real estate is typically owned all-cash with no debt financing, it generally offers a higher level of safety and stability than real estate owned with debt. All-cash, debt-free real estate is not subject to the risk of foreclosure or the risk of rising interest rates and is therefore more stable during uncertain economic times.

Q:	How can I participate in all-cash core real estate investments?

A.	There are several ways. One way is to purchase stock in a publicly traded company that invests in all-cash core real estate. Another way is to invest in a non-traded real estate company. We are a non-traded, all-cash, core real estate company.

Q:	Why would I invest in a non-traded versus a traded real estate company?

A:	Non-traded real estate companies have historically demonstrated greater stability and lower overall volatility than traded real estate companies. According to Prudential Real Estate investors, the investment returns generated by traded real estate companies over the past ten years were less than 1% per year higher than the investment returns generated by non-traded real estate companies. During the same period, traded real estate companies experienced approximately five times the volatility of their non-traded counterparts. You and your investment advisor can determine whether an investment in a non-traded real estate company is right for you.

Q:	What has been the experience of non-traded real estate as compared to the S&P 500?

A:	Based on information published by the National Council of Real Estate Investment Fiduciaries (NCREIF), over the last 5, 10 and 25-year periods, non-traded real estate has had a higher total return on a risk adjusted basis as measured by the Sharpe ratio than the S&P 500. Many of the largest institutional investors in the United States use the NCREIF index to benchmark the performance of their real estate portfolios.

Q:	What is a REIT?

A:	In general, a REIT is a real estate investment trust or corporation that:

•	combines the capital of many investors to acquire real estate;

•	allows individuals to invest in a large, diversified real estate portfolio through the purchase of shares in the REIT;

•	pays dividends to its stockholders of at least 90% of its taxable income for each year; and

•	is designed to eliminate “double taxation” (i.e., taxation of income at both the corporate and stockholder levels).

      REITs can be publicly traded or non-traded.

Questions about Investing in this Offering

Q:	What is Cornerstone Realty Fund, Inc.?

A:	Cornerstone Realty Fund, Inc. is a non-traded real estate company that intends to own a portfolio of all-cash, core real estate with no permanent debt financing. We intend to qualify as a REIT beginning with the taxable year ending December 31, 2005. We were formed as a Maryland corporation on October 22, 2004.

Q:	What are the investment objectives of Cornerstone Realty Fund, Inc.?

A:	Our primary investment objectives are to:

•	preserve stockholder capital by owning and operating real estate on an all-cash basis with no permanent debt financing;

•	purchase properties with the potential for capital appreciation to our stockholders;

•	purchase income-producing properties which will allow us to pay cash dividends to our stockholders at least quarterly, if not more frequently; and

•	provide liquidity to our stockholders within the shortest reasonable time necessary to accomplish the above objectives.

Q:	Do you currently own any properties?

A:	We do not currently own any properties. Because we have not yet identified specific properties to purchase, we are currently considered to be an unspecified property fund.

Q:	What types of properties do you intend to acquire?

A:	We expect to use substantially all of the net proceeds from this offering to acquire investment real estate including multi-tenant industrial properties that are:

•	owned and operated on an all-cash basis with no permanent debt financing;

•	located in major metropolitan markets with historically high levels of tenant demand and lower historical investment volatility for the type of property being acquired;

•	located in areas experiencing a scarcity of land for development of new competitive projects;

•	high-quality, existing, and currently producing income;

•	leased to a diversified tenant base; and

•	leased with overall shorter term operating type leases, allowing for annual rental increases and greater potential for capital growth.

We may also invest in other types of properties. We may invest through joint ventures or other entities that make real estate investments.

Q:	Why do you intend to acquire multi-tenant industrial properties?

A.	According to the National Council of Real Estate Investment Fiduciaries (NCREIF), over the past 10 years, industrial properties have historically tended to outperform investments in retail and office properties on a total return basis.

Q:	Where will the properties you acquire be located?

A:	We will generally seek to acquire properties in major metropolitan markets throughout the United States. We will seek to acquire properties in geographic areas with historically high levels of tenant demand for the type of property being acquired and a scarcity of land available for development of new competitive projects. We call this a “market driven” strategy.

Q:	How does your “market driven” strategy compare to a “tenant driven” strategy?

A:	A “market driven” strategy focuses on acquiring properties in locations with historically high levels of tenant demand for the type of property being acquired. A “tenant driven” strategy focuses on acquiring a property based generally on the strength of a single tenant occupying all or most of a property. We believe investing in strong markets with a diversified tenant base mitigates the vacancy risk associated with the expiration of leases in single tenant properties and properties with a small number of tenants.

Q:	Why do you intend to own properties all-cash, free and clear with no permanent debt financing?

A:	We believe it is important for most investors to hold the “core” portion of their real estate holdings in all-cash properties, free and clear with no permanent debt financing. Owning properties all-cash virtually eliminates the risk of foreclosure, reduces the risk associated with tenant vacancies during uncertain economic times and essentially eliminates the risk of rising interest rates. Rising interest rates can cause a reduction or elimination of cash flows generated by real estate owned with debt and can also lead to property foreclosures resulting from an inability to refinance or pay off loans when due.

Q:	Will you use temporary acquisition debt financing to purchase properties?

A:	During the offering period, we may use temporary debt financing to facilitate our acquisitions of properties in anticipation of receipt of offering proceeds. We will endeavor to repay any temporary acquisition debt financing promptly upon receipt of proceeds in this offering. To the extent sufficient proceeds from this offering are unavailable to repay such debt financing within a reasonable time as determined by our board of directors, we will endeavor to sell properties or raise additional equity capital to repay such debt so that we will own our properties all-cash, free and clear with no permanent debt financing.

Q:	How will you own properties?

A:	We plan to own substantially all of our properties and conduct our operations through an operating partnership called Cornerstone Operating Partnership, L.P. We are the sole general partner of the operating partnership. We will own our properties through an operating partnership in order to be organized as an “UPREIT”.

Q:	What is an “UPREIT” and why are you organized as an UPREIT?

A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” We plan to conduct substantially all of our real estate operations in an UPREIT structure through our operating partnership as discussed above. We use this structure because of the potential tax benefits to sellers of real estate.

A sale of property directly to us in exchange for stock is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property to us may transfer the property to our operating partnership in exchange for partnership units on a tax-deferred basis. This allows the seller to defer taxation on any taxable gain the seller may otherwise incur until the seller either exchanges his operating partnership units for our stock or sells or redeems his operating partnership units. This structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results to them resulting from such property sale.

Q:	Will you acquire properties in joint ventures?

A:	We may acquire some of our properties in joint ventures, some of which may be entered into with affiliates of our advisor. Among other reasons, we may want to acquire properties through a joint venture with third parties or affiliates in order to diversify our portfolio of properties in terms of geographic region, property type and tenant industry group. Joint ventures may also allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In addition, certain properties may be available to us only through joint ventures.

Q:	How long do you expect to hold properties prior to sale?

A:	Cornerstone-related entities have historically held properties an average of approximately 4.4 years, as reflected on page P-11 of this prospectus. We may hold properties for a longer period of time than this historic average. Prior properties were purchased, owned and operated during different economic cycles. Past holding periods are no indication of the length of time which we may hold our properties. Our ability to sell our properties may be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time, generally four years.

Q:	Have prior funds sponsored by your affiliates generated capital gains to investors?

A:	Yes. Based upon Cornerstone-related entities’ historical sales of properties as shown on page P-11 of this prospectus, the average annualized profits from property sales were 7.7% per year in addition to cash flows from rental operations. Prior properties were purchased, owned and operated during different economic cycles. Past performance of these properties is no indication of our future results.

Q:	What are some of the risks involved in this investment?

A:	An investment in our stock is subject to various risks. We have summarized certain risks in the “Risk Factors” section of this prospectus, which you should review carefully. We have also described certain conflicts in the “Conflicts of Interest” section of this prospectus. These risks and conflicts include, but are not limited to:

•	No public market exists for our common stock. You may not be able to sell your stock. If you sell your stock, it may be at a substantial discount.

•	We have no obligation to repurchase your stock. Our stock repurchase program will have limitations and restrictions and may be cancelled.

•	We do not own any properties and we do not have an operating history.

•	We may lack property diversification if we do not raise substantially more than the minimum offering.

•	The amount and timing of dividends we may pay is uncertain.

•	This investment is subject to risk and you may lose your money.

•	Failure to qualify as a REIT could result in us having a significant liability for taxes, and could adversely affect the amount of dividends we pay to our stockholders.

•	We are dependent upon our advisor to select our investments and conduct our operations.

•	We will pay substantial fees and reimburse expenses to our advisor and its affiliates.

•	Our advisor and its affiliates will face significant conflicts of interest.

Q:	Who is your advisor?

A:	Our advisor is Cornerstone Realty Advisors, LLC, a Delaware limited liability company. Affiliates of Cornerstone Realty Advisors, LLC (“Cornerstone”) have been real estate investment fund managers for over 15 years.

Q:	What is the experience of the officers and directors of your advisor?

A:	The directors and officers of our advisor have been actively involved in the acquisition, financing, development, management and operation of more than $5 billion of commercial real estate including industrial, apartment, office and retail properties.

Q:	What will your advisor do?

A:	Our advisor will manage our day-to-day operations and make recommendations to our board of directors on all proposed property acquisitions. Our board of directors will exercise its right to approve or reject all proposed property acquisitions. Our advisor and its affiliates will also provide us services including but not limited to asset management, investor relations, regulatory, marketing and other administrative services.

Q:	How will your advisor select potential properties for acquisition?

A:	Our advisor will generally seek to acquire real estate located in major metropolitan markets with high historic levels of tenant demand for the type of property being acquired and a scarcity of land for development of new competitive projects. We will purchase properties based on the decision of our board of directors after an examination and evaluation by our advisor of many factors including but not limited to the functionality of the property, the historical financial performance of the property, current market conditions for leasing space at the property, proposed purchase price, terms and conditions, potential cash flows and potential appreciation of the property.

Q:	What conflicts of interest will your advisor face?

A:	Our advisor and its affiliates are not prohibited from engaging in business activities that may be similar to our operations. Conflicts of interests exist among us, our advisor and its affiliates, principally due to the following:

•	our advisor must determine which investment opportunities to recommend to us or one of their other programs or joint ventures;

•	our advisor or its affiliates may receive higher compensation by providing an investment opportunity to an entity other than us;

•	our advisor may structure the terms of joint ventures between us and other programs sponsored by our advisor or its affiliates without arms-length negotiation;

•	our advisor and its affiliates must allocate their time between us and other real estate programs and business activities in which they are involved;

•	our advisor and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the profitability of the property acquired or the services provided to us;

•	our advisor may elect to provide property management or leasing services for some or all of our properties or retain an affiliate to manage or lease some or all of our properties; and

•	our advisor and its affiliates will receive fees and other compensation in connection with this and other investment offerings.

We discuss these specific conflicts of interest, as well as others arising from these relationships, under “Risk Factors — Risks Related to Conflicts of Interest” and under “Conflicts of Interest.”

Q:	How do you expect to use the proceeds from this offering?

A:	We intend to invest the net proceeds from this offering in real estate investments including acquisition expenses associated with the purchase of real estate investments. Although we intend to focus on acquiring multi-tenant industrial properties, we may also invest in other types of properties. We may also invest through joint ventures or other entities that make real estate investments.

Q:	What fees and reimbursements will your advisor and its affiliates receive in connection with this offering?

A:	We will incur various fees and expenses in our organization and offering stage, our acquisition and operating stage and our property disposition stage. In most cases, these fees and expenses will be paid to our advisor or its affiliates, including our dealer manager. These fees, which are discussed in detail in the “Management — Management Compensation” section of this prospectus, are summarized below.

      Offering Stage

•	Sales commissions payable to our dealer manager in connection with this offering are expected to average 5.5% of gross offering proceeds. Sales commissions will range between zero and 7% on individual sales. Some or all of the sales commissions may be re-allowed to participating brokers.

•	Fees payable to our dealer manager in connection with this offering are expected to average 2% of gross offering proceeds. These fees will range between zero and 3% of gross proceeds on individual sales in our primary offering. Some or all of the dealer manager fees may be re-allowed to participating brokers.

•	A non-accountable due diligence expense allowance payable to the dealer manager in the amount of 0.5% of the gross proceeds from our primary offering. Some or all of the non-accountable due diligence allowance may be re-allowed to participating brokers.

•	Reimbursements to our advisor or its affiliates for organization and offering expenses in connection with this offering are expected to average 2% of gross offering proceeds, but could be as much as 5%. Our advisor will pay any organization and offering expenses in excess of 5% of gross offering proceeds. In addition, our advisor will also pay any organization and offering expenses (including sales commissions, the dealer manager fee and non-accountable expense allowance but not the acquisition fees and expenses) to the extent that they are in excess of 15% of gross offering proceeds. We will not reimburse our advisor for organization and offering expense unless and until we raise at least $1,000,000 in this offering.

      Acquisition and Operating Stage

•	Property acquisition fees payable to our advisor or its affiliates are expected to average 1.5% of gross offering proceeds, but could be as much as 2% of gross offering proceeds.

•	Reimbursement of acquisition expenses to our advisor and its affiliates.

•	Monthly asset management fees payable to our advisor are expected to be up to one-twelfth of 1.25% of the aggregate GAAP basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, plus direct and indirect costs and expenses incurred by our advisor in providing asset management services. These fees and expenses are in addition to management fees that we expect to pay to third party property managers.

•	Market-based property management or leasing fees may be payable to our advisor or its affiliates if they provide property management or leasing services to us.

•	Operating expenses including our advisor’s direct and indirect cost of providing administrative services will be reimbursed to our advisor.

      Listing/ Liquidation Stage

•	Property disposition fees payable to our advisor or its affiliates, if our advisor or its affiliates perform substantial services (as determined by a majority of our independent directors) in connection with property sales, are expected be 3% of the contract price of the properties sold.

•	After stockholders have received cumulative dividends and distributions equal to their invested capital plus the cumulative, non-compounded annual returns on such invested capital in the percentages set forth in the table below, calculated on an aggregated weighted average daily basis, our advisor will be paid a subordinated participation in net sale proceeds as set forth in the table which follows. Invested capital for investors in this offering is $8.00 per share less any return of capital. Invested capital in any subsequent public offering is the maximum offering price per share less any return of capital. Invested capital for other investors such as persons who exchange their OP units for shares of our stock is the issue price per share less any return of capital.

Annualized Returns to Stockholders on Invested Capital	Percentage to Advisor

6% or more but less than 8%	5% of net sales proceeds
8% or more but less than 10%	10% of net sales proceeds
10% or more	15% of net sales proceeds

•	Upon termination of the advisory agreement, we are required to pay our advisor the subordinated performance fee due upon termination. This fee is calculated in the same manner as the subordinated participation in net sale proceeds which would have been paid to our advisor based on the level of our stockholders’ cumulative, non-compounded annual returns on invested capital but is based on the value of our properties on the date the advisory agreement is terminated rather than on the net sale proceeds of our properties.

•	In the event we list our stock for trading, our advisor will receive a subordinated incentive listing fee instead of subordinated participation in net sale proceeds on the sale of our real estate investments. The subordinated incentive listing fee will be the percentage of the amount by which the market value per share of our stock exceeds invested capital plus the annualized returns based on the above schedule less all prior dividends and distributions.

See “Management Compensation” and “Plan of Distribution” for a more detailed description of the fees and expenses payable to our advisor, our dealer manager and their affiliates.

Q:	If I buy shares of stock in this offering, will I receive dividends and how often?

A:	We intend to pay dividends at least quarterly, if not more often. Our board of directors will determine the timing of dividend payments.

Q:	How will you determine the amount of dividends to be paid?

A:	The amount of dividends that we pay will be determined by our board of directors. In order to remain qualified as a REIT, we generally must pay dividends of at least 90% of our taxable income for each year. Our board of directors may authorize dividends in excess of those required for us to maintain our REIT status. In determining the amount and timing of dividends, our board of directors will consider a number of factors, including earnings, cash flow, funds available from our operations, general financial condition, future prospects, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code and other factors. In order to keep the amount and timing of dividends relatively stable, we may pay dividends that may not be reflective of the actual income earned. We are authorized to borrow money, issue new securities or sell assets in order to pay dividends.

Q:	May I reinvest my dividends in additional shares of your stock?

A:	Yes. As part of this offering we have registered a number of shares of stock to be sold under our dividend reinvestment plan. During our primary offering, the price for shares in our dividend reinvestment plan will be 95% of the price you paid for your shares (disregarding any shares received as part of the special 10% stock dividend described below), but in no event less than $7.05 per share. The offering price for shares in our dividend reinvestment plan may increase after the closing of our primary offering. You may participate in our dividend reinvestment plan by checking the appropriate box on the Subscription Agreement (see Appendix A of this prospectus) or by filling out an enrollment form we will provide to you at your request. You will be taxed on dividends you reinvest in our stock even though no cash will be distributed to you. We may terminate the offering of stock pursuant to our dividend reinvestment plan at any time.

Q:	How will the dividends I receive be taxed?

A:	Generally, dividends that you receive, including dividends that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Such dividends generally will not be eligible for the preferential rates currently applicable to dividends from corporations which are not REITs. We expect that some portion of your dividends will not be subject to tax in the year you receive them. The portion of your dividend that is not subject to tax immediately is considered a tax-free return of capital, reducing your tax basis in your investment. To the extent the dividend exceeds your tax basis, you will generally be taxed on the excess at capital gains rates. Because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of the prospectus entitled “Federal Income Tax Considerations.”

Q:	What kind of offering is this?

A:	We are offering up to 44,400,000 shares of our common stock on a “best efforts” basis at $8.00 per share, subject to certain reduced prices described in this prospectus. We are also offering 11,000,000 shares of our common stock to be issued pursuant to our dividend reinvestment plan.

Q:	How does a “best efforts” offering work?

A:	When shares of stock are offered on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts in distributing the stock and have no firm commitment or obligation to purchase any of the stock. As a result, we may not sell all or any of the stock that we are offering.

Q:	How long will this offering last?

A:	The primary offering will terminate no later than , 2007, which is two years from the effective date of this prospectus. Following termination of the primary offering, we may continue to offer dividend reinvestment plan shares until we have sold all of the shares registered for sale under the dividend reinvestment plan. We reserve the right to terminate the primary offering and our dividend reinvestment plan at any time.

Q:	Is there a benefit to being an early investor in this offering?

A:	Yes. Our board of directors intends to authorize a special 10% stock dividend to be paid to the stockholders of record on the date that we raise the first $125,000,000 in this offering or such lesser amount or earlier date as determined by our board of directors. If you are one of the investors who purchase our stock on or before the record date for this special 10% stock dividend, you will receive one additional share of stock for every 10 shares of stock you own as of that date. This special 10%

stock dividend has the effect of lowering your effective purchase price per share by approximately 10% but will not change the price at which you are entitled to purchase shares of stock pursuant to our dividend investment plan or the amount we would pay to redeem your shares of stock pursuant to your stock repurchase plan. We will notify prospective investors of the date on which we declare this special 10% stock dividend by means of a sticker supplement to this prospectus. Stock dividends are generally not subject to federal income tax.

Q:	Who can buy stock in this offering?

A:	Generally, anyone who receives this prospectus can buy our stock provided that such person has either a:

•	minimum net worth (not including home, home furnishings and personal automobiles) of at least $45,000 and a minimum annual gross income of at least $45,000; or

•	minimum net worth (not including home, home furnishings and personal automobiles) of at least $150,000.

However, these minimum levels described above may vary from state to state, and we may not be able to sell our stock in all states, so you should carefully read the suitability requirements explained in the “Suitability Standards” section of this prospectus.

Q:	Is there any minimum investment required?

A:	Yes. You must initially invest at least $2,000. Tax qualified retirement plans, including Keogh plans and IRAs must initially invest at least $1,000. Minimum investment levels may be higher in certain states. After your initial investment, you may purchase additional shares subject to a minimum $100 purchase unless your state law imposes additional restrictions. This minimum purchase amount does not apply to purchases through our dividend reinvestment plan. You should carefully read the minimum investment requirements explained in the “Suitability Standards” section of this prospectus.

Q:	How do I invest in this offering?

A:	If you choose to invest in this offering, contact your investment advisor and complete a Subscription Agreement in the form contained in this prospectus as Appendix A. You must specify the number of shares you wish to purchase and pay for the shares at the time you subscribe. We must approve your completed subscription agreement before you may purchase our stock.

Q:	Will you have a stock repurchase program?

A:	Yes, we intend to adopt a stock repurchase program. The amount that we will generally pay to redeem your stock will depend upon the length of time you have held your stock as set forth in the following table:

Number Years Held	Redemption Price

Less than 1	No Redemption Allowed
1 or more but less than 2	90% of your purchase price
2 or more but less than 3	95% of your purchase price
3 or more but less than 5	100% of your purchase price
5 or more	Estimated liquidation value

The stock repurchase price is subject to adjustment as determined from time to time by our board of directors. At no time will the stock repurchase price exceed the price at which we are offering our common stock for sale. The stock repurchase price for shares received as part of the special 10% stock dividend will be the same as the stock repurchase price for the shares purchased by an investor. For shares held for 5 or more years, the estimated liquidation value will be the amount determined by our advisor or a third party appointed for such purpose and approved by our board of directors.

We intend to redeem shares using proceeds from our dividend reinvestment plan. Our board of directors may modify our stock repurchase program so that we can also redeem stock using the proceeds from the sale of our properties or other sources. During this offering and each of the first three years following the closing of this offering, we do not intend to redeem more than 3% of the weighted average number of shares outstanding at the end of the prior calendar year. We reserve the right to amend or terminate our stock repurchase program.

We do not intend to adopt the proposed stock repurchase program during this or any other primary offering period unless the SEC grants us an exemption from its restrictions on issuers bidding for their securities during a securities offering. Without this exemptive relief, the earliest we could adopt the proposed stock repurchase program would be after the completion of our primary offering. See “Description of Stock — Proposed Stock Repurchase Program.”

Q:	What is your term or expected life?

A:	We do not have a fixed term. Cornerstone and its affiliates have profitably completed the investment cycle for 8 prior funds which have invested in multi-tenant industrial real estate. The investment cycle on these 8 prior funds has averaged 4.4 years, as reflected on page P-11 of this prospectus. These properties were purchased, owned and operated during different economic cycles. We may hold properties for a longer period of time than the historic average for Cornerstone-related entities. Our ability to sell our properties may be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time, generally four years. Within five years from the closing of this offering, our board of directors will take one or more of the following actions to provide enhanced liquidity for our stockholders:

•	modify our stock repurchase program to allow us to use proceeds from the sale of our properties to redeem shares;

•	seek stockholder approval to begin an orderly liquidation of our assets and distribute the available proceeds of such sales to our stockholders;

•	list our stock for trading on a national securities exchange, the Nasdaq National Market or other over-the-counter market; or

•	seek stockholder approval of another liquidity event such as a sale of our assets or a merger with another entity.

Q:	How will I be notified of how my investment is doing?

A:	We will provide you with periodic updates on the performance of your investment in our stock, including:

•	regular dividend reports;

•	annual reports;

•	quarterly financial reports;

•	annual IRS Form 1099-DIV; and

•	supplements to the prospectus.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; and

•	posting on our affiliated website at www.cornerstonerealtyfunds.com.

Q:	When will I get my detailed annual tax information?

A:	We intend to mail your Form 1099-DIV tax information by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your financial advisor or:

Investor Services Department

Cornerstone Realty Funds
4590 MacArthur Blvd., Suite 610
Newport Beach, California 92660
Telephone: (877) 805-3333 or (949) 852-1007
Fax: (949) 852-2729
E-mail: info@cornerstonerealtyfunds.com
www.cornerstonerealtyfunds.com

PROSPECTUS SUMMARY

      This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Questions and Answers About this Offering” and “Risk Factors” sections and the financial statements, before making a decision to invest in our stock.

Cornerstone Realty Fund, Inc.

      Cornerstone Realty Fund, Inc. is a newly organized Maryland corporation sponsored by Cornerstone Realty Advisors, LLC. We expect to use the net proceeds of this offering to invest in investment real estate including multi-tenant industrial properties that are:

•	owned and operated on an all cash basis with no permanent debt financing;

•	located in major metropolitan markets with historically high levels of tenant demand and lower investment volatility;

•	located in areas experiencing a scarcity of land for development of new competitive projects;

•	high quality, existing and currently producing income;

•	leased to a diverse tenant base; and

•	leased with overall shorter term operating type leases, allowing for annual rental increases and greater potential for capital growth.

      Because we have not yet identified specific properties to purchase, we are considered to be an unspecified property fund. We intend to qualify as a REIT.

      Our office is located at 4590 MacArthur Blvd., Suite 610, Newport Beach, California 92660. Our telephone number is toll free (877) 805-3333 or (949) 852-1007. Our fax number is (949) 852-2729, and the e-mail address of our investor relations department is info@cornerstonerealtyfunds.com.

      We also maintain an Internet site at www.cornerstonerealtyfunds.com where you can review additional information about us and our affiliates. The contents of our web site are not incorporated herein by reference or otherwise a part of this prospectus.

The Offering

      We are offering up to 44,400,000 shares of our common stock in our primary offering at $8 per share, with reduced prices available for certain categories of purchasers as described in “Plan of Distribution” section of this prospectus. We are also offering 11,000,000 shares of common stock under our dividend reinvestment plan at reduced prices. We will offer shares of common stock in our primary offering until the earlier of                     , 2007 or the date we sell 44,400,000 shares. We may sell stock under the dividend reinvestment plan beyond                     , 2007 until we have sold 11,000,000 shares through the reinvestment of dividends. We may terminate the primary offering or our dividend reinvestment plan offering at any time.

      We will not sell any stock unless we sell a minimum of $1,000,000 of stock to the public by                     , 2006 (one year from the effective date of this prospectus). Purchases by our directors, officers, advisor or their affiliates will not count toward meeting this minimum threshold. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, U.S. Bank, N.A., in trust for subscribers’ benefit, pending release to us. If we do not sell $1,000,000 of stock by                     , 2006, we will terminate this offering and return all subscribers’ funds, plus interest. Funds in escrow will be invested in short-term investments that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested.

Special 10% Stock Dividend for Early Investors

      Our board of directors intends to authorize a special 10% stock dividend to be paid to the stockholders of record on the date that we raise the first $125,000,000 in this offering or on such lesser amount on such earlier date as determined by our board of directors. Investors who purchase our stock on or before the record date for this special 10% stock dividend will receive one additional share of stock for every 10 shares of stock they own as of that date. This special 10% stock dividend has the effect of lowering the effective purchase price per share paid by these early investors by approximately 10%. This special 10% stock dividend will not affect the price at which you are eligible to purchase shares pursuant to our dividend reinvestment plan or the price at which we would redeem your stock pursuant to our stock repurchase plan. The price under both of these plans will be based on the price you paid for the shares of stock which you actually purchased. Stock dividends are generally not subject to federal income tax.

Our Advisor

      Our advisor is Cornerstone Realty Advisors, LLC. The managing member of our advisor is Cornerstone Industrial Properties, LLC. Our advisor will be responsible for managing our affairs on a day-to-day basis and for identifying and making property acquisitions on our behalf. The directors and officers of our advisor have been actively involved in the acquisition, financing, development, management and operation of more than $5 billion of investment real estate including industrial, apartment, office and retail properties.

      Affiliates of Cornerstone Realty Advisors, LLC (“Cornerstone”) have been real estate investment fund managers for over 15 years. Cornerstone and its affiliates have profitably completed the investment cycle for 8 prior funds which have invested in multi-tenant industrial real estate. The investment cycle on these 8 prior funds has averaged 4.4 years, as reflected on page P-11 of this prospectus. Based upon Cornerstone’s historical sales of properties as shown on page P-11 of this prospectus, Cornerstone-related entities have historically generated average annualized profits from property sales of 7.7% per year in addition to cash flows from rental operations. These properties were acquired, owned and operated in different economic cycles so they are no indication of future performance.

      The “Prior Performance Summary” of this prospectus contains a discussion of the Cornerstone programs sponsored to date. We also provide certain statistical data relating to prior Cornerstone programs in the “Prior Performance Tables” included at the end of this prospectus.

Our Management

      Terry G. Roussel is currently our only director. Upon effectiveness of the registration statement for the stock in this offering, a majority of our directors will be independent of our advisor. We anticipate that all of our officers and some of our directors will be affiliated with our advisor. Our charter provides that our independent directors are responsible for reviewing the performance of our advisor. Our board of directors, including a majority of our independent directors, must approve any transactions between us and our advisor or its affiliates. A majority of our directors, including a majority of our independent directors, must also approve other matters set forth in our charter. See “Conflicts of Interest — Certain Conflict Resolution Procedures.” Our directors are elected annually by our stockholders. Our advisor has the right to nominate the directors other than our independent directors.

Investment Objectives

      Our primary investment objectives are to:

•	preserve stockholder capital by owning and operating real estate on an all-cash basis with no permanent debt financing;

•	purchase properties with the potential for capital appreciation to our stockholders;

•	purchase income-producing properties which will allow us to pay cash dividends to our stockholders at least quarterly, if not more frequently; and

•	provide liquidity to our stockholders within the shortest reasonable time necessary to accomplish the above objectives.

      See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our investment policies and charter-imposed investment restrictions.

Our Liquidity Strategy

      Within five years from the closing of this offering, our board of directors will take one or more of the following actions to provide enhanced liquidity for our stockholders:

•	modify our stock repurchase program to allow us to use proceeds from the sale of our properties to redeem shares;

•	seek stockholder approval to begin an orderly liquidation of our assets and distribute the available proceeds of such sales to our stockholders;

•	list our stock for trading on a national securities exchange, the Nasdaq National Market or other over-the-counter market; or

•	seek stockholder approval of another liquidity event such as a sale of our assets or a merger with another entity.

Our REIT Status

      If we qualify as a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements in order to avoid taxation as a regular corporation, including a requirement that they generally distribute at least 90% of their annual taxable income to their stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Conflicts of Interest

      Cornerstone Realty Advisors, LLC, as our advisor, will experience conflicts of interest in connection with the management of our business affairs, including the following:

•	our advisor must determine which investment opportunities to recommend to us or one of its other affiliated programs or joint ventures;

•	our advisor or its affiliates may receive higher compensation by providing an investment opportunity to an entity other than us;

•	our advisor may structure the terms of joint ventures between us and other programs sponsored by our advisor or its affiliates without arms-length negotiation;

•	our advisor and its affiliates must allocate their time between us and other real estate programs and business activities in which they are involved;

•	our advisor and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the profitability of the property acquired or the services provided to us;

•	our advisor may elect to provide property management or leasing services for some or all of our properties or retain an affiliate to manage or lease some or all of our properties; and

•	our advisor and its affiliates will receive fees and other compensation in connection with this and other investment offerings.

      Our officers and some of our directors will also face these conflicts because of their affiliation with our advisor. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment as well as the procedures we have established to mitigate a number of these potential conflicts.

      The following chart shows how we are affiliated with our advisor and our operating partnership.

Description of Stock

Uncertificated Shares of Stock

      Our board of directors has authorized the issuance of shares of our stock without certificates. We expect that, until our stock is listed on a national securities exchange, the Nasdaq National Market or other over-the-counter market, we will not issue stock in certificated form. We will maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the stock until the new owner delivers a properly executed transfer form to us, which we will provide to any registered holder upon request.

Stockholder Voting Rights and Limitations

      We intend to hold annual meetings of our stockholders for the purpose of electing our directors or conducting other business matters that may be presented at such meetings. We may also call a special meeting of stockholders from time to time. You are entitled to one vote for each share of common stock you own at any of these meetings.

Restriction on Stock Ownership

      Our charter contains restrictions on ownership of our stock that prevent any one person from owning more than 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of any class or series of our stock unless exempted by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. See “Description of Stock — Restriction on Ownership of Stock.” Our charter also limits your ability to transfer your stock to prospective stockholders unless (i) they meet suitability standards regarding income or net worth, which are described under “Suitability Standards” and (ii) the transfer complies with minimum purchase requirements, which are described at “Plan of Distribution — Minimum Purchase Requirements.”

ERISA Considerations

      The section of this prospectus entitled “ERISA Considerations” describes how an investment in our stock will work in individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing stock for a retirement plan or an individual retirement account should read this section of the prospectus very carefully.

Additional Information

      For more information about the offering, or if you would like additional copies of this prospectus, you should contact your financial advisor or:

Investor Services Department

Cornerstone Realty Funds
4590 MacArthur Blvd., Suite 610
Newport Beach, California 92660
Telephone: (877) 805-3333 or (949) 852-1007
Fax: (949) 852-2729
E-mail: info@cornerstonerealtyfunds.com
www.cornerstonerealtyfunds.com

RISK FACTORS

      An investment in our stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. This could cause the value of our stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Investment Risks

Our lack of prior operating history makes if difficult for you to evaluate this investment.

      We have no operating history. The past performance of other real estate investment programs sponsored by affiliates of our advisor may not be indicative of the performance we will achieve. We were formed on October 22, 2004 in order to invest primarily in investment real estate. We have no income, cash flow, funds from operations or funds from which we can pay dividends to you. We have not acquired any properties which you can evaluate in making a decision to purchase our stock. We may not be able to conduct business as we intend to. This lack of operating history increases the risk and uncertainty you face in making an investment in our stock.

Because this is an unspecified property offering, you will not have the opportunity to evaluate our investments before we make them.

      Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with information to evaluate our investments prior to acquisition. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of real estate including multi-tenant industrial real estate. We have established criteria for evaluating multi-tenant industrial real estate. However, you will be unable to evaluate the transaction terms, location, and financial or operational data concerning the properties before we invest in them. Except for the investments described in one or more supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You will be relying entirely on the ability of our advisor to identify properties and propose transactions and on our board of directors to oversee and approve such investments.

There is no public trading market for our stock. It will be difficult for you to sell your stock. If you do sell your stock, you will likely sell it at a substantial discount.

      There is no current public market for our stock. Although in the future, we may consider opportunities to establish a public securities market for our stock, there is no assurance that a public market will ever exist for our stock. Our charter contains restrictions on the ownership and transfer of our stock, and these restrictions may inhibit your ability to sell your stock. We plan to adopt a stock repurchase program, but it will be limited in terms of the number of shares of stock which may be redeemed annually. Our board of directors may also limit, suspend or terminate our stock repurchase program at any time. It may be difficult for you to sell your stock promptly or at all. If you are able to sell shares of stock, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that the amount of funds available for investment is expected to be reduced by sales commissions, dealer manager fees, non-accountable due diligence expense allowance and other organization and offering expenses, and acquisition fees and expenses. If our offering expenses are higher than we anticipate, we will have a smaller amount available for investment. Unless our aggregate investments increase in value to compensate for these up-front fees and expenses, it is unlikely that you will be able to sell your stock, whether pursuant to our stock repurchase program or otherwise, without incurring a substantial loss. We cannot assure you that your stock will ever appreciate in value to equal the price you paid for your stock. It is also likely that your stock would not be accepted as the primary collateral for a loan. You should consider our stock as an illiquid investment, and you must be prepared to hold your stock for an indefinite period of time. Please see “Description of Stock — Restriction on

Ownership of Stock” herein for a more complete discussion on certain restrictions regarding your ability to transfer your stock.

If we are unable to find or experience delays in finding suitable investments, we may experience a delay in the commencement of dividends and a lower rate of return to investors.

      Our ability to achieve our investment objectives and to pay dividends depends upon the performance of our advisor in the acquisition of our investments and upon the performance of property managers and leasing agents in the management of our properties and negotiation of leasing arrangements. We may be delayed in making investments in properties due to delays in the sale of our stock, delays in negotiating or obtaining the necessary purchase documentation for properties, delays in locating suitable investments or other factors. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms or that our investment objectives will be achieved. We will compete for the acquisition of properties with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Other companies may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This could result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties, our profitability will likely be reduced and you will experience a lower return on your investment. Prior to acquiring properties and from time to time thereafter, we may make other real estate investments such as investments in publicly traded REITs, mortgage funds and other entities which make real estate investments.

      Until we make real estate investments, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade securities. We expect the rates of return on these short-term investments to be substantially less than the returns we make on real estate investments. If we are unable to invest the proceeds from this offering in properties or other real estate investments for an extended period of time, our ability to pay dividends to you and the value of your investment could be adversely affected.

If we do not raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

      This offering is being made on a “best efforts” basis and no individual, firm or corporation has agreed to purchase any of our stock. The amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned and the geographic regions in which our investments are located. In that case, the likelihood that any single property’s performance would adversely affect our profitability will increase. We are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. In addition, any inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to pay dividends could be adversely affected.

The availability and timing of cash dividends is uncertain.

      We expect to pay dividends to our stockholders quarterly, if not more frequently. All expenses we incur in our operations are deducted from cash funds generated by operations prior to computing the amount of cash available to be paid as dividends to our stockholders. Our directors will determine the amount and timing of dividends. Our directors will consider all relevant factors, including the amount of cash available for distribution, capital expenditure and reserve requirements and general operational requirements. We cannot assure you how long it may take to generate sufficient available cash flow to pay dividends or that sufficient cash will be available to pay dividends to you. We may borrow funds to enable us to pay dividends. With no prior operations, we cannot predict the amount of dividends you may receive. We may be unable to pay or maintain cash dividends or increase dividends over time.

We may also borrow money for dividends to meet the REIT minimum distribution requirement.

      If we fail for any reason to distribute at least 90% of our REIT taxable income, then we would not qualify for the favorable tax treatment accorded to REITs. It is possible that 90% of our income would exceed the cash we have available for dividends due to, among other things, differences in timing between the actual receipt of income and actual payment of deductible expenses and the inclusion/deduction of such income/expenses when determining our taxable income, nondeductible capital expenditures, the creation of reserves, the use of cash to purchase stock under our stock repurchase program, and required debt amortization payments. We may decide to borrow funds in order to meet the REIT minimum distribution requirements even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations.

Our inability to retain or obtain key personnel, property managers and leasing agents could delay or hinder implementation of our investment strategies, which could adversely affect our ability to pay dividends and the value of your investment.

      Our success depends to a significant degree upon the contributions of the key personnel of our advisor. Our advisor does not have employment agreements with its key personnel. If any of our advisor’s key personnel were to cease their affiliation with our advisor, our advisor may be unable to find suitable replacement personnel, and our operating results could suffer. We believe that our future success depends, in large part, upon our advisor’s, property managers’ and leasing agents’ ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for highly skilled personnel is intense, and our advisor and any property managers we retain may be unsuccessful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of highly skilled personnel, property managers or leasing agents, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Risks Related to Conflicts of Interest

Our advisor will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities and our ability to pay dividends and the value of your investment.

      We rely on our advisor to identify suitable investment opportunities. We may be buying properties at the same time as other entities that are affiliated or sponsored by our advisor. Other programs sponsored by our advisor or its affiliates, especially those that are currently raising offering proceeds, also rely on our advisor for investment opportunities. Many investment opportunities would be suitable for us as well as other programs. If our advisor directs an investment opportunity to a program sponsored by our advisor or its affiliates, it is required to offer the investment opportunity to the program for which the opportunity, in the discretion our advisor, is most suitable. If an investment opportunity becomes available that is, in the sole discretion of our advisor, equally suitable for both us and another advisor-sponsored program, then our advisor may offer the other program the investment opportunity if it has had the longest period of time elapse since it was offered an investment opportunity. Our advisor could direct attractive investment opportunities or tenants to other entities. Such events could result in our investing in properties that provide less attractive returns, thus reducing the level of dividends which we may be able to pay to you and the value of your investment.

We may acquire properties from affiliates of our advisor in transactions in which the price will not be the result of arm’s-length negotiations.

      The prices we pay to affiliates of our advisor for our properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties or if the price to us is in excess of such cost, substantial justification for such excess will exist and such excess will be reasonable and consistent with current market conditions as determined by a majority of our independent directors. These prices will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm’s-length transaction. The result of these transactions could cause us to pay more for particular properties than we would have in an arm’s-length transactions and therefore, adversely affect our cash flow and our ability to pay dividends and reduce the value of your investment.

We may purchase properties from persons with whom our advisor or its affiliates have prior business relationships and our interests in these transactions may be different from the interests of our advisor or its affiliates.

      We may have the opportunity to purchase properties from third parties including affiliates of our independent directors who have prior business relationships with our advisor or its affiliates. If we purchase properties from such third parties, our advisor may experience a conflict between our interests and its interest in preserving any ongoing business relationship with these sellers.

Our advisor will face conflicts of interest relating to joint ventures that we may form with affiliates of our advisor, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

      We may enter into joint venture agreements with third parties (including entities that are affiliated with our advisor or our independent directors) for the acquisition or improvement of properties. Our advisor may have conflicts of interest in determining which program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Co-venturers may thus benefit to our and your detriment.

Our advisor and its affiliates receive commissions, fees and other compensation based upon our investments and therefore our advisor and its affiliates may recommend that we make investments in order to increase their compensation.

      Our advisor and its affiliates receive commissions, fees and other compensation based upon the sale of our stock and based on our investments. They benefit by us retaining ownership of our assets, while you may be better served by sale or disposition. In addition, our advisor’s ability to receive fees and reimbursements depends on our continued investment in properties and in other assets which generate fees to them. Our advisor receives fees based on the aggregate GAAP basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves. Therefore, our advisor may recommend that we purchase properties that generate fees for our advisor, but are not necessarily the most suitable investment for our portfolio. Therefore, the interest of our advisor and its affiliates in receiving fees may conflict with our interests. The resolution of such conflicts may adversely impact our cash flow, our ability to pay dividends and the value of your investment.

Our advisor, its affiliates and our officers will face competing demands relating to their time, and this may cause our operations to suffer.

      We do not have any employees. We rely on the employees of our advisor and its affiliates for the day-to-day operation of our business. Our advisor and its affiliates, including our officers, have interests in other programs and engage in other business activities. As a result, they will have conflicts of interest in allocating their time between us and other programs and activities in which they are involved. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. We expect that as our real estate activities expand, our advisor will attempt to hire additional employees who would devote substantially all of their time to our business. There is no assurance that our advisor will devote adequate time to our business. If our advisor suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, its ability to allocate time and resources to our operations may be adversely impacted. If any of these things occur, the returns on our investments, our ability to pay dividends to and the value of your investment may suffer.

Our officers and some of our directors face conflicts of interest related to the positions they hold with our advisor and its affiliates which could hinder our ability to successfully implement our business strategy and to generate returns to you.

      On the effective date of this prospectus, our executive officers and some of our directors are expected to also be officers and directors of our advisor, our dealer manager and other affiliated entities. As a result, they owe fiduciary duties to these various entities and their stockholders and members, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our business strategy and our investment, property management and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate cash needed to pay dividends to you and to maintain or increase the value of our assets.

Our advisor and its affiliates, including our officers and some of our directors, will face conflicts of interest caused by compensation arrangements with us and other advisor-sponsored programs, which could result in actions that are not in the long-term best interests of our stockholders.

      Our advisor and its affiliates will receive substantial fees from us. These fees could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement, the dealer manager agreement and any property management and leasing agent agreement;

•	public offerings of equity by us, which entitle Pacific Cornerstone Capital, Inc. to commissions and dealer manager fees and entitle our advisor to increased acquisition, asset management fees and other compensation;

•	property sales, which entitle our advisor to disposition fees and possible success-based sale fees;

•	property acquisitions from other advisor-sponsored programs, which might entitle our advisor to disposition fees and possible success-based sale fees in connection with its services for the seller;

•	whether and when we seek to list our common stock on a national securities exchange, the Nasdaq National Market or other over-the-counter market, which listing could entitle our advisor to a success-based listing fee but could also adversely affect its sales efforts for other programs if the price at which our stock trades is lower than the price at which we offered stock to the public; and

•	whether and when we seek to sell the company or its assets, which sale could entitle our advisor to success-based fees but could also adversely affect its sales efforts for other programs if the sales price for the company or its assets resulted in proceeds less than the amount needed to preserve our stockholders’ capital.

      The acquisition fees paid to our advisor, and property management and leasing fees that may be paid to our advisor or its affiliate if our advisor were retained to manage or lease some of our properties, will be paid irrespective of the quality of their acquisition or property management and leasing services during the term of the related agreement. Moreover, our advisor and its affiliate will have considerable discretion with respect to the terms and timing of acquisition, disposition and leasing transactions. Considerations relating to their compensation from other programs could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to pay dividends to you or result in a decline in the value of your investment.

Our board’s possible loyalties to existing advisor-sponsored programs (and possibly to future advisor-sponsored programs) could influence its judgment.

      Upon effectiveness of the registration statement for this offering, some of our directors are expected to also be directors of our advisor which is an affiliate of the managing member of another affiliate-sponsored program. The loyalties of those directors to the other affiliate-sponsored program may influence the judgment of our board when considering issues for us that may affect the other affiliate-sponsored program, such as the following:

•	We could enter into transactions with the other program, such as property sales or acquisitions, joint ventures or financing arrangements. Decisions of the board regarding the terms of those transactions may be influenced by the board’s loyalties to the other program.

•	A decision of the board regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of the other program.

•	A decision of the board regarding the timing of property sales could be influenced by concerns that the sales would compete with those of the other program.

•	We could also face similar conflicts and some additional conflicts if our advisor or its affiliates sponsor additional REITs, assuming some our directors are also directors of the additional REITs.

•	Our independent directors must evaluate the performance of our advisor with respect to whether our advisor is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to other advisor-sponsored entities or if our advisor is giving preferential treatment to other advisor-sponsored entities in this regard, our independent directors may not be well suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

We are dependent on our advisor to fund our offering and organizational activities.

      Our advisor is newly formed, has limited capitalization, has incurred losses since its inception and is continuing to incur losses. Our advisor must raise funds through the sale of its own debt or equity securities, or obtain financial support from its affiliates or its sole member, to obtain the cash necessary to provide these advances. There can be no assurance as to the amount or timing of our advisor’s receipt of funds. Adverse changes in the financial health of our advisor could adversely affect us. If such financial health affected the amount of funds available to us for offering and organizational activities, our ability to raise funds in this offering could be adversely affected. Cornerstone Industrial Properties, LLC, the sole member of our advisor has limited capitalization, has incurred significant losses since its inception and is continuing to incur significant losses.

Our UPREIT structure may result in potential conflicts of interest.

      Persons holding operating partnership units have the right to vote on certain amendments to the agreement of limited partnership of our operating partnership, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of the operating partnership, we will be obligated to act in a manner that is in the best interest of all partners of the operating partnership. Circumstances may arise in the future when the interest of limited partners in the operating partnership may conflict with the interests of our stockholders.

There is no separate counsel for our affiliates and us, which could result in conflicts of interest and actions not in our stockholders’ best interests.

      Preston Gates & Ellis LLP is counsel both to us and to our advisor and its affiliates, including Pacific Cornerstone Capital, Inc. As discussed above, there is a possibility that the interests of the various parties may conflict. If we do not obtain separate counsel when our interests conflict with those of our advisor and its affiliates, our counsel’s loyalties to our advisor and its affiliates could interfere with its independent professional judgment in considering alternatives that we should pursue, which could result in our pursuing courses of action that are not in our stockholders’ best interests.

Risks Related to This Offering and Our Corporate Structure

A limit on the percentage of our securities a person may own may discourage a takeover or business combination.

      In order for us to qualify as a REIT, no more than 50% of our outstanding stock may be beneficially owned, directly or indirectly, by five or fewer individuals (including certain types of entities) at any time during the last half of each taxable year. To assure that we do not fail to qualify as a REIT under this test, our charter restricts direct or indirect ownership by one person or entity to no more than 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of any class or series of our stock unless exempted by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to our stockholders.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

      Our board of directors may increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to dividends and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

The payment of the subordinated performance fee due upon termination, and the purchase of interests in the operating partnership held by our advisor and its affiliates as required in our advisory agreement, may discourage a takeover attempt if our advisory agreement would be terminated in connection therewith.

      In the event of a merger in which we are not the surviving entity, and pursuant to which our advisory agreement is terminated, our advisor and its affiliates may require that we pay the subordinated performance fee due upon termination, and that we purchase all or a portion of the operating partnership units they hold at any time thereafter for cash, or our stock, as determined by the seller. See “Management — The Advisor and the Advisory Agreement — Removal of the Advisor.” This deterrence may limit the opportunity for stockholders to receive a premium for their stock that might otherwise exist if an investor attempted to acquire us through a merger.

If you purchase our stock following payment of the special 10% stock dividend, your interest in us will be diluted.

      Our board of directors intends to authorize a special 10% stock dividend to be paid to the stockholders of record on the date that we raise the first $125,000,000 in this offering or such earlier record date authorized by our board of directors for this special 10% stock dividend. The investors who purchase our stock on or before the record date for this special 10% stock dividend will receive one additional share of stock for every 10 shares of stock they own as of that date. If we pay this special 10% stock dividend on the first $125,000,000 in this offering, we will issue 1,562,500 shares for which we will receive no consideration. In the event we sell all of the shares we are offering in our primary offering, and assuming we sell no shares pursuant to our dividend reinvestment program, investors who do not receive the special 10% stock dividend will experience dilution of approximately $0.24 per share. In the event we sell only one half of the shares we are offering in our primary offering, investors who do not receive the special 10% stock dividend will experience dilution of approximately $0.47 per share.

Your interest in us may be diluted if we issue additional stock.

      Our stockholders do not have preemptive rights to any stock we issue in the future. Therefore, in the event that we (1) sell stock in the future, including stock issued pursuant to our dividend reinvestment plan, (2) sell securities that are convertible into stock, (3) issue stock in a private offering, (4) issue stock upon the exercise of the options granted to our independent directors, employees of our advisor or others, or (5) issue stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests in our operating partnership, investors purchasing stock in this offering will experience dilution of their percentage ownership in us. Depending on the terms of such transactions, most notably the price per share, which may be less than the price paid per share in this offering, and the value of our properties, investors in this offering might also experience a dilution in the book value per share of their stock.

Your interest in us may be diluted if we acquire properties for units in our operating partnership.

      Holders of units of our operating partnership will receive distributions per unit in the same amount as the dividends we pay per share to our stockholders and will have the right to exchange their units of our operating partnership for shares of our stock. In the event we issue units in our operating partnership in exchange for properties, investors purchasing stock in this offering will experience dilution in their percentage ownership interest in us. Depending on the terms of such transactions, most notably the price per unit, which may be less than the price paid per share in this offering, the value of our properties and the value of the properties we acquire through the issuance of units of limited partnership interests in our operating partnership, investors in this offering might also experience a dilution in the book value per share of their stock.

Although we will not currently be afforded the protection of the Maryland General Corporation Law relating to business combinations, our board of directors could opt in to these provisions of Maryland law in the future.

      Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or an affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Should our board opt in to the business combination statutes, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For more information about the business combination provisions of Maryland law, see “Description of Securities — Business Combinations.”

If we sell substantially less than all of the shares we are offering, the costs we incur to comply with the rules of the Securities and Exchange Commission regarding internal control over financial reporting will be a greater percentage of our net income and will reduce the return on your investment.

      We expect to incur significant costs in establishing and maintaining adequate internal control over our financial reporting for the company and that our management will spend a significant amount of time assessing the effectiveness of our internal control over financial reporting. We do not anticipate that these costs or the amount of time our management will be required to spend will be significantly less if we sell substantially less than all of the shares we are offering.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we become an unregistered investment company, we would be prohibited by law from continuing our business.

      We do not intend to register as an investment company under the Investment Company Act of 1940, as amended. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

      Many of these requirements are intended to provide benefits or protections to security holders of investment companies. Because we do not expect to be subject to these requirements, you will not be entitled to these benefits or protections.

      In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after this offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of this offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available to pay dividends to stockholders and possibly lower your returns.

      To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

You will have limited control over changes in our policies and operations.

      Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and dividends. Our board of directors may amend or revise these and other policies without a vote of our stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board has broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

Your rights as stockholders and our rights to recover claims against our directors are limited, which could reduce your and our recovery against them if they are liable to us for their conduct.

      Maryland law provides that a director has no liability as a director if he performs his duties in good faith, in a manner he reasonably believes to be in the best interests of the company and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that no director shall be liable to us or our stockholders for monetary damages except for liability resulting from the actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter also provides that we will generally indemnify our directors for losses unless, among other things:

•	the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director actually received an improper personal benefit in money, property or services;

•	in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful; or

•	such liability or loss was not the result of negligence or misconduct by the director (if a non-independent director) or gross negligence or willful misconduct by the director (if an independent director). As a result, you and we may have more limited rights against our directors than might otherwise exist under common law, which could reduce your and our recovery from our independent directors if they cause us to incur losses. In addition, we may be obligated to fund the defense costs incurred by our directors (as well as by our officers, employees and agents) in some cases, which would decrease the cash otherwise available to us to pay dividends to you.

You may not be able to sell your stock under the proposed stock repurchase program.

      We will not adopt the proposed stock repurchase program until the completion of this primary offering, which may last until                     , 2007 unless we receive exemptive relief from the SEC which allows us to repurchase shares at the same time we are selling shares in our primary offering. Our board of directors could choose not to adopt the proposed stock repurchase program or to amend its proposed terms without stockholder approval. Our board would also be free to amend or terminate the program at any time after its adoption. In addition, the proposed stock repurchase program includes numerous restrictions that would limit your ability to sell your stock.

      Generally, you would have to have held your stock for at least one year in order to participate in our proposed stock repurchase program. Subject to funds being available, we would limit the number of shares redeemed pursuant to our proposed stock repurchase program as follows: (1) during any calendar year during this offering and for the three years following this offering, we would not redeem in excess of 3% of the weighted average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of stock would generally come from the net proceeds we received from the sale of stock under our dividend reinvestment plan, although our board of directors may modify our stock repurchase program so that we can also redeem stock using the proceeds from the sale of our properties or other sources. These limits might prevent us from accommodating all redemption requests made in any year.

      The redemption price would generally be (i) 90% the amount you paid for your stock if you have held your stock for one year or more but less than two years, (ii) 95% of the amount you paid for your stock if you have held your stock for two years or more but less than three years, (iii) 100% of the amount you paid for your stock if you have held your stock for three years or more but less than five years, or (iv) the estimated liquidation value of your stock (as estimated by our advisor or another firm chosen for that purpose and approved by our board of directors) if you have held your stock for more than five years. The stock repurchase price is subject to adjustment as determined from time to time by our board of directors. The stock repurchase program will have different rules if stock was being redeemed in connection with the death of a stockholder. See “Description of Stock — Proposed Stock Repurchase Program” for more information about the proposed stock repurchase program. Even if we adopt the proposed stock repurchase program, these restrictions would severely limit your ability to sell your stock should you require liquidity and would limit your ability to recover the value you invested.

The offering price was not established on an independent basis.

      The offering price of our shares of stock bears no relationship to our book or asset value or to any other established criteria for valuing stock. The board of directors considered the following factors in determining the offering price:

•	the offering prices of comparable non-traded REITs; and

•	the recommendation of the dealer manager.

      Because the offering price is not based upon any independent valuation, the value of your investment may be substantially less than what you pay and may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which our shares of stock would trade if they were to be listed on an exchange or actively traded by broker-dealers.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent review of us or the prospectus customarily undertaken in underwritten offerings.

      The dealer manager, Pacific Cornerstone Capital, Inc., is an affiliate of our advisor and will not make an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution.

      Our advisor and its affiliates will perform services for us in connection with the offer and sale of our stock, the selection and acquisition of our properties, and possibly the management and leasing of our properties. They will be paid significant fees for these services, which will reduce the amount of cash available for investment in properties and distribution to stockholders. The fees to be paid to our advisor and its affiliates were not determined on an arm’s-length basis. We cannot assure you that a third-party unaffiliated with our advisor would not be willing to provide such services to us at a lower price. We estimate that 11.4% of gross proceeds, including shares of stock issued pursuant to our dividend reinvestment plan, including estimated acquisition fees of 1.5% of gross proceeds, will be paid to our advisor, its affiliates and third parties for up-front fees and expenses associated with the offer and sale of our stock, a substantial portion of which may be re-allowed to participating broker-dealers. The expenses we incur in connection with the offer and sale of our stock, excluding acquisition fees and expenses, may exceed the amount we expect and could be as high as 15% of gross proceeds. These fees increase the risk that the amount available for payment of dividends to our stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares of stock in this offering. Substantial up-front fees also increase the risk that you will not be able to resell your shares of stock at a profit, even if our stock is listed on a national securities exchange, the Nasdaq National Market or other over-the-counter market. See “Management Compensation”.

If we are unable to obtain funding for future capital needs, cash dividends to our stockholders could be reduced and the value of our investments could decline.

      If we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

Our advisor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in the companies they sponsor.

      Terry G. Roussel, an affiliate of our advisor has invested $1,000 in 125 shares of our stock. Prior to the effective date of this prospectus, our advisor and its affiliates will have only invested $200,000 in 27,933 shares of our stock. Therefore, if we are successful in raising enough proceeds to be able to reimburse our advisor for our significant organization and offering expenses, our advisor has little exposure to losses in the value of our stock. Without this exposure, our investors may be at a greater risk of loss because our advisor and its affiliates do not have as much to lose from a decrease in the value of our stock as do those sponsors who make more significant equity investments in the companies they sponsor.

General Risks Related to Investments in Real Estate

Economic and regulatory changes that impact the real estate market may adversely affect our operating results and the value of our properties.

      By owning our stock, stockholders will be subjected to the risks associated with owning real estate. The performance of your investment in us is subject to, among other things, risks related to the ownership and operation of real estate, including but not limited to:

•	changes in general or local economic conditions and financial markets;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability or unavailability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

•	adverse national, state or local changes in tax, real estate, environmental and zoning laws;

•	periods of high interest rates and tight money supply; and

•	terrorist activities and international instability.

Some or all of the foregoing factors may affect our properties, which would adversely affect our operations, our ability to pay dividends to our stockholders and our ability to sell our properties. These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of your investment.

Adverse economic and worldwide political conditions could negatively affect our returns and profitability.

      Adverse economic conditions such as increasing interest rates or increasing oil prices and worldwide political conditions could cause a general economic slowdown that may affect the nation as a whole and the local economies where our properties may be located. Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe. The following market and economic challenges may adversely affect our operating results:

•	poor economic times may result in tenant defaults under leases;

•	job transfers and layoffs may increase vacancies;

•	maintaining occupancy levels may require increased concessions to tenants and reduced rental rates; and

•	increased insurance premiums, resulting in part from the increased risk of terrorism, may reduce funds available for distribution or, to the extent we can pass such increases through to tenants, may lead to tenant defaults. Increased insurance premiums also may make it difficult to increase rents to tenants, which may adversely affect our ability to increase our returns.

We expect to acquire many properties in the future, which will subject us to risks that could adversely impact our ability to pay dividends to our stockholders.

      As of the date of this prospectus, we do not own any properties. The acquisition of properties, or interests in properties by us, will subject us to risks associated with owning and/or managing properties, including tenant retention and tenant defaults of lease obligations. Specific examples of risks that could relate to acquisitions include:

•	risks that investments will fail to perform in accordance with expectations because of conditions or liabilities we do not know about at the time we make the investment;

•	risks that estimates we make with respect to the performance of the investments, the costs of operating or improving the properties or the effect of the economy or capital markets on the investments prove inaccurate; and

•	general investment risks associated with any real estate investment.

Lease terminations could reduce our revenues from rents, our dividends to our stockholders and cause the value of your investment to decline.

      The success of our investments depends upon the occupancy levels, rental income and operating expenses of our properties and our company. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur costs in protecting our investment and re-leasing our property. We may be unable to re-lease the property for the rent previously received. We may be unable to sell a property with low occupancy without incurring a loss. These events and others could cause us to reduce the amount of dividends we pay to stockholders and the value of your investment to decline.

Real estate related taxes may increase resulting in our income being reduced.

      Local real property tax assessors may seek to reassess the taxable value of our properties as a result of our acquisition of the property. Generally, our property taxes increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Increases not reimbursed by tenants will adversely affect our income, cash available for dividends, the amount of dividends we pay to you and the value of your investment.

Rising expenses at both the property and the company level could reduce cash flow and funds available for future acquisitions.

      Our properties will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not substantially occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. If we are unable to lease properties on a basis requiring the tenants to pay such expenses, we would be required to pay some or all of those costs which could adversely affect funds available for future acquisitions or cash available for dividends.

Costs incurred in complying with governmental laws and regulations may adversely affect our income and the cash available for dividends.

      Our company and the properties we expect to own are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. Some of these laws and regulations have been amended to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance.

      Our properties may be affected by our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties. The presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property. Any material expenditures, fines, or damages we must pay will reduce our ability to pay dividends and may reduce the value of your investment.

Discovery of environmentally hazardous conditions may adversely affect our cash flows.

      Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost to remove or remediate hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could be substantial and reduce our ability to pay dividends and the value of your investment.

Any uninsured losses or high insurance premiums may adversely affect your returns.

      Our advisor will attempt to obtain adequate insurance to cover significant areas of risk to us as a company and to our properties. However, there are types of losses at the property level, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower dividends to stockholders.

Competition with third parties for properties and other investments may reduce our profitability and the return on your investment.

      We compete with many other entities engaged in real estate investment activities, including individuals, corporations, banks, insurance companies, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Some of these investors may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and increased prices. If competitive pressures cause us to pay higher prices for properties, our ultimate profitability may be reduced and the value of our properties may not appreciate or may decrease significantly below the amount paid for such properties. This may cause you to experience a lower return on your investment.

We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to our stockholders may be limited.

      Equity real estate investments are relatively illiquid. We will have a limited ability to vary our portfolio in response to changes in economic or other conditions. We will also have a limited ability to sell assets in order to fund working capital and similar capital needs. When we sell any of our properties, we may not realize a gain on such sale. We may not elect to distribute any proceeds from the sale of properties to our stockholders; for example, we may use such proceeds to:

•	purchase additional properties;

•	repay debt, if any;

•	buy out interests of any co-venturers or other partners in any joint venture in which we are a party;

•	create working capital reserves; or

•	make repairs, maintenance, tenant improvements or other capital improvements or expenditures to our remaining properties.

      Our ability to sell our properties may also be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time, generally four years, and comply with certain other requirements in the Internal Revenue Code.

Real estate market conditions at the time we decide to dispose of a property may be unfavorable which could adversely affect the return on your investment.

      We intend to hold the properties in which we invest until we determine that selling or otherwise disposing of properties would help us to achieve our investment objectives. General economic conditions, availability of financing, interest rates and other factors, including supply and demand, all of which are beyond our control, affect the real estate market. We may be unable to sell a property for the price, on the terms, or within the time frame we want. Accordingly, the gain or loss on your investment could be affected by fluctuating market conditions.

We may acquire or finance portfolios of properties that include properties with existing lock-out provisions which may inhibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

      Loan provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for dividends to you. Loan provisions may prohibit us from reducing the outstanding indebtedness with respect to properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties.

      Loan provisions could impair our ability to take actions that would otherwise be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our stock, relative to the value that would result if the loan provisions did not exist. In particular, loan provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

If we sell properties by providing financing to purchasers of our properties, defaults by the purchasers would adversely affect our cash flows.

      If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. While affiliates of our advisor have always sold properties for cash, real estate market conditions may change requiring that we sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default. Purchaser defaults could negatively impact our cash dividends to you. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed of or completion of foreclosure proceedings.

Our performance could be negatively impacted by actions of our joint venture partners.

      We are likely to enter into joint ventures with affiliates and other third parties to acquire or improve properties. We may also purchase properties in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present when acquiring real estate directly, including, for example:

•	that such co-venturer, co-owner or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in the joint venture or the timing of termination or liquidation of the joint venture;

•	the possibility that our co-venturer, co-owner or partner in an investment might become insolvent or bankrupt;

•	the possibility that we may incur liabilities as a result of an action taken by our co-venturer, co-owner or partner;

•	that such co-venturer, co-owner or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT; or

•	that under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached which might have a negative influence on the joint venture.

      These events might subject us to liabilities in excess of those contemplated and thus reduce your investment returns. If we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our co-venturer, co-owner or partner, our ability to sell such interest may be adversely impacted by such right.

Risks Associated with Debt Financing

We may use temporary acquisition financing to acquire properties and otherwise incur other indebtedness, which may increase our business risks.

      We may, in some instances, acquire real properties using temporary acquisition financing. This will enable us to acquire properties before we have raised offering proceeds for the entire purchase price. We plan to use subsequently raised offering proceeds to pay off the temporary acquisition financing.

      We may borrow funds for operations, tenant improvements, capital improvements or for other working capital needs. We may also borrow funds to pay dividends including but not limited to funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. We may also borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes. To the extent we borrow funds, we may raise additional equity capital or sell properties to pay such debt.

      If there is a shortfall between the cash flow from a property and the cash flow needed to service temporary acquisition financing on that property, then the amount available for dividends to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash dividends to our stockholders will be adversely affected.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay dividends to you.

      When providing financing, a lender may impose restrictions on us that affect our dividend and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our advisor. These or other limitations may adversely affect our flexibility and our ability to achieve our operating plans.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay dividends to our stockholders.

      Although we do not plan to incur significant amounts of indebtedness, we may incur indebtedness in the future. Interest we pay could reduce cash available for dividends. Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to pay dividends to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments and could result in a loss.

High debt levels could hinder our ability to pay dividends and could decrease the value of your investment.

      Although we do not intend to maintain high debt levels, our policies do not limit us from incurring debt. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to pay dividends and could result in a decline in the value of your investment.

Federal Income Tax Risks

If we fail to qualify as a REIT, our operations and our ability to pay dividends to our stockholders would be adversely impacted.

      We intend to qualify as a REIT under the Internal Revenue Code. A REIT generally is not taxed at the corporate level on income it currently distributes to its stockholders. Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

      If we elected to be taxed as a REIT and then were to fail to qualify as a REIT in any taxable year:

•	we would not be allowed to deduct our dividends to our stockholders when computing our taxable income;

•	we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

•	we would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;

•	we would have less cash to pay dividends to our stockholders; and

•	we might be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification.

      We encourage you to read the “Federal Income Tax Considerations” section of this prospectus for further discussion of the tax issues related to this offering.

If our operating partnership is classified as a “publicly-traded partnership‘ under the Internal Revenue Code, our operations and our ability to pay dividends to our stockholders could be adversely affected.

      We structured the operating partnership so that it would be classified as a partnership for federal income tax purposes. In this regard, the Internal Revenue Code generally classifies “publicly traded partnerships” (as defined in Section 7704 of the Internal Revenue Code) as associations taxable as corporations (rather than as partnerships), unless substantially all of their taxable income consists of specified types of passive income. In order to minimize the risk that the Internal Revenue Code would classify the operating partnership as a “publicly traded partnership” for tax purposes, we placed certain restrictions on the transfer and/or redemption of partnership units in our operating partnership. If the Internal Revenue Service were to assert successfully that our operating partnership is a “publicly traded partnership,” and substantially all of the operating partnership’s gross income did not consist of the specified types of passive income, the Internal Revenue Code would treat our operating partnership as an association taxable as a corporation. In such event, the character of our assets and items of gross income would change and would prevent us from qualifying and maintaining our status as a REIT. In addition, the imposition of a corporate tax on our operating partnership would reduce the amount of cash distributable to us from our operating partnership and therefore would reduce our amount of cash available to pay dividends to you.

      These topics are discussed in greater detail in the “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership” section of this prospectus.

We may be subject to federal and state income taxes, which would reduce our cash available for distribution to you.

      Even if we qualify and maintain our status as a REIT, we may be subject to certain federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to pay sufficient dividends to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of our operating partnership or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce the cash available to pay dividends to you.

Dividends payable by REITs do not qualify for the reduced tax rates under recently enacted tax legislation.

      Recently enacted tax legislation generally reduces the maximum tax rate for dividends payable by corporations to individuals to 15% through 2008. Dividends payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our stock.

If you elect to reinvest your dividends in our common stock, you will have current tax liability on the amount you reinvest.

      Unless you are a tax-exempt entity, if you participate in our dividend reinvestment plan, you will be deemed to have received, and you will be taxed on, the amount reinvested in common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, you may have to use funds from other sources to pay your tax liability on the dividends you reinvest in our stock.

Dividends to tax-exempt investors may be classified as unrelated business taxable income.

      Neither ordinary nor capital gain dividend distributions with respect to our common stock nor gain from the sale of stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	under certain circumstances, part of the income and gain recognized by certain qualified employee pension trusts with respect to our stock may be treated as unrelated business taxable income if our stock is predominately held by qualified employee pension trusts (which we do not expect to be the case);

•	part of the income and gain recognized by a tax exempt investor with respect to our stock would constitute unrelated business taxable income if such investor incurs debt in order to acquire the common stock; and

•	part or all of the income or gain recognized with respect to our stock held by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

      We encourage you to consult your own tax advisor to determine the tax consequences applicable to you if you are a tax-exempt investor.

Foreign investors may be subject to FIRPTA tax on the sale of our stock if we are unable to qualify as a “domestically controlled” REIT.

      A foreign person disposing of a U.S. real property interest, including stock of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s capital stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence.

      We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our stock would be subject to FIRPTA tax, unless our stock were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. We encourage you to consult your own tax advisors to determine the impact of federal, state, local and foreign tax laws to you on an investment in our stock, including any reporting requirements.

Future tax changes could adversely affect you.

      In the future, federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. New laws or interpretations may take effect retroactively and could adversely affect the taxation of us or of you as a stockholder. Therefore, changes in laws could diminish the value of an investment in our common stock or the value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of any relevant legislation on your investment in our stock and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our stock.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

      There are special considerations that apply to pension or profit sharing trusts or IRAs investing in stock. If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce “unrelated business taxable income” for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

      Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in imposition of civil and criminal penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to imposition of excise taxes with respect to the amount invested.

An investment in our stock may not be suitable for every employee benefit plan.

      When considering an investment in our stock, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA should consider whether the investment satisfies the fiduciary requirements of ERISA and other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(1)(C) of ERISA in light of all the facts and circumstances, including the portion of the plan’s portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our stock, and whether the investment is permissible under the plan’s governing instrument. We have not, and will not, evaluate whether an investment in our stock is suitable for any particular plan. Rather, we will accept entities as stockholders if an entity otherwise meets the suitability standards set forth in the “Suitability Standards” section in this prospectus.

The annual statement of value that we will be sending to stockholders subject to ERISA and to certain other plan stockholders is only an estimate and may not reflect the actual value of our stock.

      The annual statement of value will report the value of each share of our stock based as of the close of our fiscal year. No independent appraisals will be obtained and the value will be based upon an estimated amount we determine would be received if our properties and other assets were sold as of the close of our fiscal year and if such proceeds, together with our other funds, were distributed pursuant to a liquidation. However, the net asset value of each share of stock will be deemed to be $8 during this offering and for the first three years following the termination of this offering, unless our board of directors otherwise determines. Because this is only an estimate, we may subsequently revise any annual valuation that is provided. We cannot assure you that:

•	a value included in the annual statement could actually be realized by us or by our stockholders upon liquidation;

•	stockholders could realize that value if they were to attempt to sell their stock; or

•	an annual statement of value would comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law.

      We will stop providing annual statements of value if our stock becomes listed for trading on a national stock exchange or included for quotation on the Nasdaq National Market or other over-the-counter market.

      For a more complete discussion of the foregoing issues and other risks associated with an investment in our stock by retirement plans, please see the “ERISA Considerations” section of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Some of the information in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, in particular, statements about our plans, strategies and prospects. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, you should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control.

      These forward-looking statements are subject to various risks and uncertainties, including those discussed above under “Risk Factors,” that could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

      The following table estimates the use of the proceeds raised in this offering assuming that we sell the minimum of 125,000 shares, the midpoint of 27,700,000 shares and the maximum of 55,400,000 shares of our common stock. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Based on our estimate of the number of shares we sell in this offering through various distribution channels, we estimate that approximately 88.6% of our gross offering proceeds will be used for investments, while the remainder will be used to pay sales commissions, dealer manager fees, other organization and offering expenses and acquisition fees on our real estate investments.

			27,700,000 Shares		55,400,000 Shares
			(Including 5,500,000		(Including 11,000,000
	125,000 Shares		DRIP Shares)		DRIP Shares)

	Amount	Percent	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$1,000,000	100.0%	$216,547,800	100.0%	$433,095,600	100.0%
Sales commissions(1)	70,000	7.0%	11,910,129	5.5%	23,820,258	5.5%
Dealer Manager Fees(1)	30,000	3.0%	4,330,956	2.0%	8,661,912	2.0%
Non-Accountable Due Diligence Expense Allowance	5,000	0.5%	876,476	0.4%	1,752,902	0.4%
Organization and Offering Expenses(2)(3)	25,000	2.5%	4,330,956	2.0%	8,661,912	2.0%
Acquisition Fees(4)(5)	20,000	2.0%	3,248,217	1.5%	6,496,434	1.5%
Amount Available for Investment, including reserves for operations and capitalized tenant improvements and leasing concessions and the payment of acquisition expenses(6)	$850,000	85.0%	$191,851,066	88.6%	$383,702,182	88.6%

(1)	For the midpoint and maximum offering of stock sold in our primary offering, includes sales commissions up to 7% of aggregate gross offering proceeds and a dealer manager fee up to 3% of aggregate offering proceeds on approximately 80% of shares, reduced sales commissions and dealer manager fee on approximately 10% of shares, and no sales commissions or dealer manager fee on approximately 10% of shares sold through investment advisers compensated on a fee-for-service basis. For the midpoint and maximum offering of stock sold through our dividend reinvestment plan, includes sales commissions equal to 5% of aggregate gross offering proceeds and no dealer manager fee on approximately 80% of shares, reduced sales commissions and no dealer manager fee on approximately 10% of shares and no commissions and dealer manger fees on approximately 10% of shares. See “Plan of Distribution.”

(2)	Organization and offering expenses consist of all expenses (other than sales commissions, the dealer manager fee and non-accountable due diligence expense allowance) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, and other accountable offering expenses, including amounts to reimburse our advisor for marketing, and direct salaries of employees of our advisor and its affiliates and others while engaged in registering and marketing the shares, which shall include development of marketing materials and marketing presentation, planning and participating in due diligence and marketing meetings, costs in connection with preparing supplemental sales materials, holding educational conferences, attending retail seminars conducted by broker-dealers and coordinating generally the marketing process for us. We will not reimburse our advisor for organization and offering expense unless and until we raise $1,000,000 in this offering.

(3)	Our advisor has agreed to reimburse us to the extent all of our offering expenses, including sales commissions, dealer manager fees, non-accountable due diligence expense allowance, organization and offering expenses (but excluding acquisition fees and acquisition expenses) incurred by us exceeds 15% of the gross offering proceeds, or if the aggregate of all organization and offering expenses, excluding sales commissions, the dealer manager fees and the non-accountable due diligence expense allowance exceeds 5% of gross proceeds from our primary offering.

(4)	Acquisition fees payable to our advisor or its affiliates for services in connection with the selection and acquisition of real estate investments are expected to average 1.5% of gross proceeds, but could be as much as 2% of gross proceeds from our primary offering. We expect our advisor to charge a lower acquisition fee on properties which are relatively larger or which have fewer tenants. We will pay our advisor the acquisition fee upon receipt of the offering proceeds rather than at the time a property is acquired.

(5)	In addition to this acquisition fee, we may also incur customary advisor and third-party acquisition expenses in connection with the acquisition (or attempted acquisition) of a property.

(6)	The amount available for investment will include customary advisor and third-party acquisition expenses such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate and reserves for capital improvements, tenant improvements and maintenance and repairs of properties If our proposed stock repurchase program is adopted, up to 100% of the net proceeds from sales under our dividend reinvestment plan could be used to repurchase shares of our stock. See “Description of Stock — Proposed Stock Repurchase Program.”

      Until used in connection with real estate investments, substantially all of the net proceeds of the offering, may be invested in short-term, highly liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

MANAGEMENT

Board of Directors

      We operate under the direction of our board of directors. The board is responsible for the management of our business affairs. The board has retained Cornerstone Realty Advisors, LLC as our advisor to manage our day-to-day operations and the acquisition and disposition of our investments, subject to the board’s supervision. Because of the numerous conflicts of interest created by the relationships among us, our advisor and its affiliates, many of the responsibilities of the board are subject to the oversight and approval of a majority of our independent directors. See “Conflicts of Interest.”

      Upon effectiveness of the registration statement for this offering, we expect that our board will range in size from three to seven members. Our board may change the size of the board, but in no event will we have fewer than three board seats. Our charter provides that a majority of our directors must be independent directors. Upon effectiveness of the registration statement, a majority of our directors will be independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another program sponsored by our advisor or its affiliates will not, by itself, preclude independent-director status.

      Each director will serve until the next annual meeting of stockholders or until a successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

      Unless filled by a vote of the stockholders as permitted by the Maryland General Corporation Law in the case of removal, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors. As provided in our charter, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by the remaining independent directors. Nominees to fill the vacancy of any other board seat will be individuals nominated by our advisor and will be individuals who are either directors of our advisor or have been elected by the board of directors of our advisor as executive officers of our advisor.

      Our directors and officers are not required to devote all of their time to our business and are only required to devote sufficient time to our affairs as their duties require. In addition to meetings of the various committees of the board, which committees we describe below, we expect to hold regular board meetings each year. Our board is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

      Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless they are modified by our independent directors.

Committees of the Board of Directors

      Many of the powers of the board of directors may be delegated to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors.

Audit Committee

      The audit committee selects the independent public accountants to audit our annual financial statements, reviews the plans and results of the audit engagement with the independent public accountants, approves the audit and non-audit services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls.

Independent Directors Committee

      In order to reduce or eliminate certain potential conflicts of interest, a majority of our independent directors, that is, the directors who are not affiliated with our advisor, will approve all transactions between us and our advisor or its affiliates. Our independent directors are authorized to retain their own legal and financial advisors at our expense and are empowered to act on any matter permitted under Maryland law provided that a majority of our independent directors first determine that the matter at issue is such that the exercise of independent judgment by our advisor could reasonably be compromised. Those conflict-of-interest matters that cannot be delegated to a committee under Maryland law must be acted upon by both the board of directors and a majority of our independent directors. See “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Compensation Committee

      Our compensation committee will discharge the board’s responsibilities relating to compensation of our executives. The compensation committee will administer the granting of stock options to our advisor, selected employees of our advisor and its directors, officers and affiliates based upon recommendations from our advisor and its managing member and set the terms and conditions of such options in accordance with our Employee and Director Incentive Stock Plan, which we describe further below. Our compensation committee will also have authority to amend the Employee and Director Incentive Stock Plan or create other incentive compensation and equity-based plans.

Advisory Committees

      The board of directors may establish various advisory committees on which certain members of the board would sit to assist our advisor and its affiliates in areas that have a direct impact on our operations, such as the following: property management, asset management, investment, finance and planning, stockholder relations and communications.

Executive Officers and Directors

      We have provided below certain information about our executive officers and directors.

Name	Age	Positions

Terry G. Roussel	51	President, Chief Executive Officer and Director
Gary W. Nielson	54	Chief Financial Officer and Treasurer
Dominic J. Petrucci	40	Chief Operating Officer
Robert C. Peterson	45	Chief Investment Officer
Alfred J. Pizzurro	48	Senior Vice President and Secretary

      Terry G. Roussel, age 51, is one of the founding stockholders of the Cornerstone-related entities that commenced operations in 1989. Mr. Roussel is the Chief Executive Officer and a Director of Cornerstone Realty Advisors, LLC, our advisor. Mr. Roussel is also the President, Chief Executive Officer, a Director and the majority shareholder of Cornerstone Ventures, Inc., an affiliate of our advisor. Mr. Roussel is also a principal and the majority shareholder of Pacific Cornerstone Capital, Inc., the dealer-manager for this offering. Under Mr. Roussel’s direction, Cornerstone and its affiliates formed nine separate real estate investment funds and joint ventures. In 1993, Cornerstone and its affiliates became managing joint venture partner with Koll Capital Markets Group, Inc., a wholly owned subsidiary of Koll Management Services, Inc. (now owned by CB Richard Ellis).

      As managing partner of the above-described funds and joint ventures, Cornerstone and its affiliates were responsible for the acquisition, operation, leasing, and disposition of all jointly owned properties between Cornerstone and Koll. In connection with acquiring properties for the account of these joint ventures, Mr. Roussel personally supervised the acquisition of each property, initiated and directed the business plan for each property, and arranged debt and equity financing for the acquisition of each property.

      In 1985, Mr. Roussel started the Special Investments Group, a new division within Bank of America’s Capital Markets Group which provided real estate investment opportunities to the bank’s wealthiest private banking clients. Between 1980 and 1985, Mr. Roussel was employed by Bateman Eichler, Hill Richards, Inc., a regional securities firm headquartered in Los Angeles, California. In this capacity, Mr. Roussel was promoted to First Vice President and Manager of the partnership finance department where he was responsible for the due diligence and marketing of all publicly registered real estate funds offered by the firm.

      Mr. Roussel graduated with honors from California State University at Fullerton in 1976 with a B.A. in Business Administration with a concentration in Accounting. Subsequent to graduation, Mr. Roussel joined the accounting firm of Arthur Andersen & Co. as an auditor and later transferred to the tax department of Arthur Young & Co., the predecessor firm to Ernst & Young. Mr. Roussel became a Certified Public Accountant in 1979.

      Gary W. Nielson, age 54, is our Chief Financial Officer. He has also been the Chief Financial Officer of Cornerstone Ventures, Inc. since 2003. From 2002 to 2003, he was the Chief Financial Officer of American Regional Malls, an owner and manager of regional shopping centers. From 1999 to 2002, Mr. Nielson was the Senior Managing Director of Finance and Administration for CB Richard Ellis, one of the largest real estate firms in the United States. His operational responsibilities included the Information Technology, Corporate Accounting and Reporting, and Human Resources Groups. Mr. Nielson was also actively involved in the planning and execution of their strategic acquisitions.

      From 1997 to 1999, Mr. Nielson served as the Executive Vice President and Chief Financial Officer of Price Enterprises, Inc., a San Diego based publicly traded retail REIT. He was responsible for institutional investor and analyst relations as well as corporate reporting and banking relations.

      Before joining Price Enterprises, Mr. Nielson was employed for a period of six years by Koll Management Services Inc. He served in various senior positions at Koll which included Senior Vice President of Financial Services, Managing Director of the Strategic Acquisition and Planning Group, and Chief Financial Officer.

      Mr. Nielson has served as Chief Financial Officer and member of the Board of Directors of Carver Development and Carver Savings and Loan. He also spent six years in various senior financial positions at The Hahn Company, a regional shopping center developer, after beginning his career in the Los Angeles office of Deloitte & Touche.

      Mr. Nielson holds at Bachelor of Science degree in Accounting and a Master of Business Administration in Finance, both from the University of Southern California. He became a Certified Public Accountant in 1975.

      Dominic J. Petrucci, age 40, is our Chief Operating Officer and is also the Chief Operating Officer of Cornerstone Ventures, Inc. Mr. Petrucci is responsible for overseeing all operations for the Company.

      Prior to joining Cornerstone Ventures in 2002, Mr. Petrucci served since 1998 as Division President of Koll Development Company. In this capacity he managed the commercial real estate development activities for a 2.8 million square foot portfolio. Mr. Petrucci’s responsibilities included business development, divisional oversight of operations and administration, and participation on Koll Development Company’s Executive Committee and Investment Committee.

      Mr. Petrucci was a Vice President for Kitchell Development Company and Kitchell Corporation from 1996-1998. As Vice President for Kitchell Development Company, he oversaw Kitchell’s real estate development operations throughout the western United States. As Vice President — Finance for Kitchell Corporation, Mr. Petrucci provided total financial oversight of their domestic and international construction activities and managed the property management, financial services, human resources, and risk management departments for Kitchell ($300 million annual revenues).

      From 1990 until early 1996, Mr. Petrucci worked with the Koll organization in various capacities. He was Chief Financial Officer and Corporate Secretary for Koll Construction, Vice President — Finance for Koll International, and Group Controller for Koll Development. In his capacities with Kitchell and Koll, Mr. Petrucci was involved in the origination and restructuring of nearly $1 billion in debt and equity investments in addition to participation in the marketing and selling of nearly $300 million of property.

      Mr. Petrucci began his career in the real estate group at KPMG Peat Marwick in Los Angeles where he earned a Certified Public Accountant designation. Mr. Petrucci earned his Bachelor of Science degree in Commerce, with an accounting major from Rider University in Lawrenceville, New Jersey.

      Robert C. Peterson, age 45, is our Chief Investment Officer and the Chief Investment Officer and a Director of Cornerstone Realty Advisors, LLC. Mr. Peterson was previously Executive Vice President of Acquisitions and Dispositions for Koll Bren Schreiber Realty Advisors (“KBS”). KBS is one of the largest institutional real estate fund managers in the United States. KBS has acquired over $5 billion of commercial real estate on behalf of many of the largest private and public institutional investors in the United States. In his capacity, Mr. Peterson was the individual responsible for identifying, underwriting, acquiring and disposing of real estate opportunities in the western region of the United States for KBS. Mr. Peterson was with KBS since its inception in 1992 until 2004. Mr. Peterson is also principal of RCP Realty Advisors, a firm focused on commercial real estate acquisition and development in Southern California.

      From 1990 to 1992, he was an officer of Koll Management Services, Inc. (“Koll”), one of the largest managers and operators of commercial real estate in the United States. Mr. Peterson was instrumental in the formation of both the first joint venture between Koll and Cornerstone in 1993 and the second joint venture between Koll and Cornerstone in 1995.

      Mr. Peterson has 24 years of real estate investment experience, including a diverse background in acquisitions, financing, and leasing through previous affiliations with Koll Management Services, Meyer Real Estate Advisors, VMS Realty, Inc. and Peat Marwick in Chicago.

      Mr. Peterson is a Certified Public Accountant (CPA), Certified Commercial Investment Member (CCIM), Certified Property Manager (CPM) and a licensed Real Estate Broker in the state of California. Mr. Peterson also holds a Bachelor’s Degree in Accounting from the University of Illinois.

      Alfred J. Pizzurro, age 48, is a Senior Vice President and Secretary. Mr. Pizzurro is also a Senior Vice President, a Director and a principal of Cornerstone Ventures, Inc. as well as a principal of Pacific Cornerstone Capital, Inc., the dealer manager for this offering. Mr. Pizzurro joined Cornerstone Ventures, Inc. in April 1998 and has been the individual primarily responsible for Cornerstone Venture’s marketing and new business development activities since that time.

      Between 1993 and 1998, Mr. Pizzuro was responsible for business development both domestically and internationally for The Joseph Company, a research and development company. From 1986 to 1992, he was the Director of Marketing for a regional real estate company. Mr. Pizzurro served as a helicopter pilot in the United States Marine Corps between 1979 and 1986 where he attained the rank of Captain.

      Mr. Pizzurro received his Bachelor of Science Degree in Communications from Clarion University in 1978.

Compensation of Directors

      We intend to pay each of our directors who are not employees of our advisor or its affiliates an annual retainer of $15,000. In addition, we will pay those directors for attending board and committee meetings as follows:

•	$1,000 per regular board meeting attended in person;

•	$750 per audit committee meeting attended in person;

•	$500 per each other regular committee meetings attended in person;

•	$250 per each teleconference committee meeting; and

•	an additional $500 to the committee chair for each committee meeting attended in person.

      All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and committees.

      In addition, we will issue stock options to the directors who are not employees of our advisor or its affiliates pursuant to our Employee and Director Incentive Stock Plan.

Employee and Director Incentive Stock Plan

      We adopted our Employee and Director Incentive Stock Plan to:

•	provide incentives to individuals who are granted stock awards because of their ability to improve our operations and increase profits;

•	encourage selected persons to accept or continue employment with us or with our advisor or its affiliates; and

•	increase the interest of directors in our success through their participation in the growth in value of our stock.

      The Employee and Director Incentive Stock Plan provides for the grant of awards to our directors and full-time employees (if we ever have employees), directors and full-time employees of our advisor and its affiliates, entities and full-time employees of entities that provide services to us, and certain consultants to us, our advisor and its affiliates. Awards granted under the plan may consist of nonqualified stock options, incentive stock options, restricted stock, share appreciation rights, and dividend equivalent rights.

      The total number of shares of our common stock reserved for issuance under the Employee and Director Incentive Stock Plan is equal to 10% of our outstanding shares of stock at any time. As of the date of this prospectus, no awards have been granted under the Employee and Director Incentive Stock Plan.

      Options entitle the holder to purchase shares of our common stock during a specified period and for a specified exercise price. We may grant options under the Employee and Director Incentive Stock Plan that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code (“incentive stock options”) or options that are not incentive stock options (“nonqualified stock options”). Incentive stock options and nonqualified stock options will generally have an exercise price that is not less than 100% of the fair market value of the common stock underlying the option on the date of grant and will expire, with certain exceptions, 10 years after the grant date.

      Restricted stock awards entitle the recipient to shares of our common stock under terms that provide for vesting over a specified period of time. Unvested shares would typically be forfeited upon the termination of the recipient’s employment or other relationship with us. Generally, shares of restricted stock may not be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted stock may receive cash dividends before the restrictions have lapsed, but any dividends payable in the form of common stock, rather than cash, will be subject to the same restrictions as the underlying restricted stock.

      Stock appreciation rights entitle the recipient to receive from us, at the time of exercise, an amount in cash (or in some cases, shares of common stock) equal to the amount by which the fair market value of the common stock underlying the stock appreciation right on the date of exercise exceeds the price specified at the time of grant, which cannot be less than the fair market value of the common stock on the grant date.

      Dividend equivalent rights entitle the recipient to receive, for a specified period, a payment equal to the periodic dividend declared and paid by us on one share of common stock. Dividend equivalent rights are forfeited to us upon the termination of the recipient’s employment or other relationship with us.

      The term of the plan is 10 years. Upon our earlier dissolution or liquidation, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation or upon sale of all or substantially all of our properties, the plan will terminate, and provision will be made for the assumption by the successor corporation of the awards granted or the replacement of the awards with similar awards with respect to the stock of the successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices. Alternatively, rather than providing for the assumption of awards, the compensation committee may either (i) shorten the period during which awards are exercisable, or (ii) cancel an award upon payment to the participant of an amount in cash that the compensation committee determines is equivalent to the amount of the fair market value of the consideration that the participant would have received if the participant exercised the award immediately prior to the effective time of the transaction.

      The compensation committee will set the term of the options in its discretion, but no option will have a term greater than ten years. The compensation committee will set the period during which the right to exercise an option vests. No option issued may be exercised, however, if such exercise would jeopardize our status as a REIT under the Internal Revenue Code. In addition, no option may be sold, pledged, assigned or transferred by an option holder in any manner other than by will or the laws of descent or distribution.

      In the event that the compensation committee determines that any dividend or other distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the stock such that the compensation committee determines an adjustment to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan or with respect to an option, then the compensation committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any option.

Director Option Grants for Non-Employee Directors

      We expect to issue non-qualified stock options to purchase 10,000 shares of common stock to each of our directors who are not employees of our advisor or its affiliates pursuant to this plan. In addition, we expect to issue options to purchase 5,000 shares of common stock to each director who is not an employee of our advisor or its affiliates and who is then in office on the date of each annual stockholders’ meeting. We may not grant options at any time when the issuance of the stock underlying the grant, when combined with those issuable upon exercise of outstanding options granted to our advisor, directors, officers or any of their affiliates, would exceed 10% of our outstanding shares.

      The exercise price for the initial options for 10,000 shares will be $8 per share. The exercise price for the subsequent options will be the fair market value of the shares on the date they are granted. Fair market value is generally defined to mean (1) the closing sales price on the immediately preceding date on which sales were reported if the stock is listed on a securities exchange or are traded over the Nasdaq National Market or (2) the mean between the high bid and low asked prices for such immediately preceding trading date if no sales were reported or if the stock is not listed on a securities exchange or traded over the Nasdaq National Market. However, if our stock is regularly quoted by a recognized securities dealer but selling prices are not reported or if there is no public market for our stock, then the compensation committee will determine fair market value in good faith.

      Options will lapse on the first to occur of the tenth anniversary of the date we grant them, or (2) three months following the date the director ceases to be a director for any reason other than death or disability. Options may be exercised by payment of cash or through the delivery of shares of our common stock. Options are generally exercisable in the case of death or disability for a period of one year after death or the disabling event. No option issued may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code. The independent directors may not sell, pledge, assign or transfer their options other than by will or the laws of descent or distribution.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

      Our charter eliminates the liability of our directors and officers to us and our stockholders for monetary damages except for liability resulting from the actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. In addition, our charter requires us to indemnify our directors, our officers, our advisor and its affiliates and their respective officers, directors, managers and employees for losses they may incur by reason of their service in those capacities unless

•	their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	they actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, they had reasonable cause to believe that the act or omission was unlawful.

      In addition, in order for a director to receive indemnification, all of the following conditions must be met:

•	our directors, our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors, our officers, our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification;

•	in the case of our non-independent directors, our officers, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	the indemnification is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders.

      The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, is against public policy and is unenforceable. Furthermore, our charter prohibits our indemnification of our directors, our officers, our advisor or its affiliates or broker-dealers for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	the party seeking indemnification has prevailed on the merits of each claim involving alleged securities law violations;

•	the claims involving alleged securities law violations have been dismissed with prejudice on the merits by the court; or

•	the court approves a settlement of the claims and finds that indemnification of the settlement and the related costs should be made, provided the court has been advised of the position as to indemnification for securities law violations of the SEC and any state securities commission in which the stock was offered.

Our Advisor

      Our advisor is Cornerstone Realty Advisors, LLC. Our advisor has contractual and fiduciary responsibilities to us and our stockholders.

      The executive officers and directors of Cornerstone Realty Advisors, LLC are as follows:

Name	Age	Positions

Terry G. Roussel	51	President, Chief Executive Officer and Director
Gary W. Nielson	54	Chief Financial Officer
Dominic J. Petrucci	40	Chief Operating Officer
Robert C. Peterson	45	Chief Investment Officer and Director
Alfred J. Pizzurro	48	Senior Vice President and Director
Timothy C. Collins	56	Director
Joseph H. Holland	47	Director
William H. McFarland	64	Director
Robert E. Witt	71	Director

      The backgrounds of Messrs. Roussel, Nielson, Petrucci, Peterson and Pizzurro are described in the “Management — Executive Officers and Directors” section of this prospectus. Below is a brief description of the other executive officers of Cornerstone Realty Advisors, LLC.

      Timothy C. Collins, age 56, is a Director of Cornerstone Realty Advisors, LLC. Mr. Collins has been Founder and Principal of T.C. Collins & Associates since 1987. T.C. Collins & Associates is involved in the areas of real estate consulting and management in California, Hawaii and Nevada, principally in project entitlement, project and corporate finance, construction management and property management.

      Since 1987, T.C. Collins & Associates has managed the construction of 1.7 million square feet of industrial property and has negotiated the disposition of over 2,000 acres of land for both residential and commercial/industrial use.

      Between 1981 and 1985, Mr. Collins was one of the founders and served as Executive Vice President and Chief Financial Officer of Jet America Airlines. Further, Mr. Collins was President and Chief Operating Officer of MGM Grand Air, Inc. between 1986 and 1987. Prior positions include Vice President of Finance for The Biddle Group, a real estate development company as well as Controller for Air California, Inc. and Senior Auditor for Arthur Andersen & Company.

      Mr. Collins is a graduate of the University of Santa Clara and is a licensed Certified Public Accountant (inactive). He currently serves as a Director and Advisory Board Member for Oxidation Systems, Inc., Clougherty Packing Company (dba Farmer John Meats), Q.S.T. Travel Group and the Pacific Coast Sailing Foundation.

      Joseph H. Holland, age 47, is a Director of Cornerstone Realty Advisors, LLC. Mr. Holland is currently the managing member of Uptown Partners, LLC, a real estate group developing market-rate, multi-family housing in New York City. He is also of counsel with the law firm of Van Lierop, Burns & Bassett, where he handles a wide-ranging real estate law practice focused on the development of affordable housing projects in the New York City metropolitan area. Mr. Holland is Director, New York State Urban Development Corporation, gubernatorial appointee since 2000, Director, Municipal Assistance Corporation of the City of New York, gubernatorial appointee since 1998 and a Member, Board of Trustees, Cornell University since 1998.

      Mr. Holland is the former Commissioner of the New York State Division of Housing and Community Renewal. In this capacity, Mr. Holland headed the New York State Agency with more than two thousand employees. Mr. Holland was responsible for administering programs in the areas of community development, supervision of State-assisted housing developments and rent regulation in New York City and other municipalities. Mr. Holland held this position between 1995 and 1996. Between 1985 and 1987, Mr. Holland was Chief Counsel for the New York Standing Committee on Housing and Community Development. Mr. Holland is the 1991 recipient of the Volunteer Action Award, presented by President George Bush and the 1991 Entrepreneur of the Year Award, presented by New York Mayor David Dinkins.

      Mr. Holland is a 1982 Graduate of Harvard Law School. Mr. Holland received his Bachelor of Arts Degree from Cornell University in 1978 and his Master of Arts Degree from Cornell University in 1979 where his fields of concentration were U.S. Diplomatic History and African-American History.

      William H. McFarland, age 64, is a Director of Cornerstone Realty Advisors, LLC, and also a director of William Lyon Homes. Between 1997 and 1999, Mr. McFarland was Chief Executive Officer of Irvine Apartment Communities, the dominant owner and operator of apartment properties in the nation’s largest master-planned community, Orange County’s Irvine Ranch.

      Between 1993 and 1997, Mr. McFarland was President and Chief Executive Officer of Irvine Community Development, the land development arm of the Irvine Company.

      In 1996 Mr. McFarland was elected to the California Building Industry Foundation Hall of Fame, recognizing his housing industry leadership and his influence in the construction of more than 40,000 homes and apartments in California during his 32-year career.

      Robert E. Witt, age 71, is a Director of Cornerstone Realty Advisors, LLC. Mr. Witt was most recently Managing Director, Foreign Investments of Roth Capital Partners, LLC, a noted investment banking firm located in Newport Beach, California. Prior to joining Roth Capital Partners in 1999, Mr. Witt was Chairman & CEO of South Coast Financial Securities, a full service investment firm that he founded in 1992.

      Prior to founding South Coast Financial Securities, Mr. Witt was President and CEO of American Capital Marketing, a nationally recognized leader in asset management with over $15 billion in mutual funds.

      Previously, Mr. Witt enjoyed a distinguished, twenty-seven year career with E.F. Hutton Group, Inc., where he was Executive Vice President and also served on its Board of Directors. As the senior officer in charge of E.F. Hutton’s Global Retail Group, Mr. Witt was responsible for all sales and training, financial product development and marketing for the firm. In addition, he supervised the firm’s nine regions, 440 offices and 6,200 registered representatives worldwide.

      Mr. Witt is a former Chairman of District 11 of the National Association of Securities Dealers. He is a former Director of Walwyn Stodgell and E.F. Hutton Group. Mr. Witt has served on the Arbitration Committee of both the New York Stock Exchange and the NASD. He has also served on the Board of Governors of the Boston Stock Exchange and the Board of Trustees of Ripon College.

      Mr. Witt obtained his Bachelor’s degree in Economics from Ripon College in Wisconsin. He has completed graduate work at the Wharton School of Business and UCLA.

The Advisory Agreement

      Under the terms of the advisory agreement, our advisor will use commercially reasonable efforts to present to us investment opportunities to provide a continuing and suitable investment program consistent with the investment policies and objectives adopted by our board of directors. The advisory agreement calls for our advisor to provide for our day-to-day management and to retain property managers and leasing agents, subject to the authority of our board of directors, and to perform other duties including the following:

•	find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

•	structure the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	acquire properties in compliance with our investment objectives and policies;

•	enter into leases and service contracts for our properties;

•	oversee the performance of our property managers and leasing agents;

•	review and analyze the operating and capital budgets of our properties;

•	review and analyze financial information for each property and our overall portfolio;

•	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties;

•	manage communications with our stockholders;

•	supervise our government reporting obligations, including SEC and IRS filings; and

•	appoint and supervise our transfer agent.

      The fees payable to our advisor under the advisory agreement are described in detail at “Management Compensation” below. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, administrative and management services and payments made by our advisor to third parties in connection with potential acquisitions.

      The term of the current advisory agreement ends on                     , 2006 (its one year anniversary date) and may be renewed for an unlimited number of successive one-year periods upon mutual consent of our advisor and us. Additionally, either of us may terminate the advisory agreement without penalty upon 60 days written notice. Upon termination of the advisory agreement, we are required to pay our advisor the subordinated performance fee due upon termination. This fee is calculated in the same manner as the subordinated participation in net sale proceeds which would have been paid to our advisor based on the level of our stockholders’ cumulative, non-compounded annual returns on invested capital but is based on the value of our properties on the date the advisory agreement is terminated rather than on the net sale proceeds of our properties.

      Our advisor and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our administration to discharge its obligations. Our advisor may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

      If we retain our advisor or its affiliates to manage and lease any of our properties, we will pay a market-based fee as recommended by our advisor and approved by our board of directors, including a majority of independent directors. Our advisor will make this recommendation based on a review of what other management and leasing companies charge for the type and location of properties subject to the property management or leasing agreement. In addition, we may reimburse our advisor or its affiliates for costs and expenses our advisor or its affiliates incurs in managing and leasing the properties we own. If we manage joint ventures and retain our advisor or its affiliates to manage or lease the property held by those joint ventures, the joint ventures may also reimburse our advisor or its affiliates for similar costs and expenses relating to the joint ventures’ properties. Reimbursable costs and expenses typically include wages and salaries and other employee-related expenses for employees engaged in operating, managing, maintaining, and leasing properties subject to a management or leasing agreement. Employee-related expenses include taxes, insurance, benefits, legal, travel, and other out-of-pocket expenses related to managing and leasing properties. The management and leasing fees we may pay to our advisor or its affiliates would cover, without additional expense to us, our advisor’s or its affiliates’ general overhead costs, such as its expenses for rent and utilities.

      We may also pay our advisor or its affiliates a market-based fee for the initial leasing of newly constructed properties, which is typically an amount equal to one month’s rent. In addition, our advisor may receive a separate fee if a tenant engages our advisor or its affiliates to oversee tenant improvements.

      Our advisor or its affiliates will hire, direct and establish policies for employees who will have direct responsibility for each property’s operations, including managers and assistant managers, as well as building and maintenance personnel. Some or all of the employees may be employed on a part-time basis and may also be employed by one or more of the following:

•	our advisor;

•	partnerships or other entities organized by our advisor or its affiliates; and

•	other persons or entities owning properties managed by our advisor or its affiliates.

Initial Investment by Our Advisor

      Terry G. Roussel, an affiliate of our advisor has purchased 125 shares of our common stock for $1,000. Prior to the effective date of this prospectus, our advisor and its affiliates will have purchased 27,933 shares of our stock for $200,000. Our advisor may not sell any of these shares during the period it serves as our advisor except to its affiliates. During the period our advisor serves as such, affiliates of our advisor may not sell any of these shares except to our advisor and other affiliates of our advisor. Although our advisor and its affiliates are not prohibited from acquiring additional shares of our stock, our advisor currently has no options or warrants to acquire any additional shares of stock.

Dealer Manager

      Pacific Cornerstone Capital, Inc., our dealer manager, is a member firm of the NASD. Pacific Cornerstone Capital will provide wholesaling, sales promotion and marketing assistance services to us in connection with the distribution of the stock offered pursuant to this prospectus. It may also sell stock at the retail level.

      Terry G. Roussel and Alfred J. Pizzurro are the holders of the common stock of Pacific Cornerstone Capital which is the only class of stock entitled to vote. Terry G. Roussel and Cornerstone Industrial Properties, LLC, the sole member of our advisor, are the holders of the preferred stock of Pacific Cornerstone Capital. The directors and executive officers of Pacific Cornerstone Capital are:

Name	Age	Positions

Terry G. Roussel	51	President, Chief Financial Officer, Chief Compliance Officer and Director
Alfred J. Pizzurro	48	Secretary and Director

      The backgrounds of Messrs. Roussel and Pizzurro are described in the “Management — Executive Officers and Directors” section of this prospectus.

Management Decisions

      The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments and asset-management decisions, will reside in officers of our advisor. We expect that proposed transactions will often be discussed by the board of directors in advance of a final board of directors vote. During these discussions, independent directors can offer ideas for ways in which transactions can be improved. The board of directors is empowered to approve or reject all acquisitions and dispositions of real estate.

MANAGEMENT COMPENSATION

      We have no paid employees at the present time. Our advisor will manage our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. The sales commissions and dealer manager fee may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the stock is sold through distribution channels associated with the highest possible sales commissions and dealer manager fees. We expect actual sales commissions and dealer managers to be lower, on average, than the amounts shown below. See “Estimated Use of Proceeds.”

Estimated Amount for Maximum
Type of Compensation	Determination of Amount	Offering (55,400,000 shares)(1)

Offering Stage
Sales Commissions(2)(3)	Up to 7% of gross proceeds in primary offering and up to 5% of gross proceeds from sales under our dividend reinvestment plan. Sales commissions payable to our dealer manager in connection with this offering are expected to average 5.5% of gross offering proceeds. Sales commissions will range between zero and 7% on individual sales. Some or all of the sales commissions may be re-allowed to participating brokers.	Up to $29,044,000
Dealer Manager Fee(2)(3)	Up to 3% of gross proceeds from the primary offering. Fees payable to our dealer manager in connection with this offering are expected to average 2% of gross offering proceeds. These fees will range between zero and 3% of gross proceeds on individual sales of shares in our primary offering. Some or all of the dealer manager fees may be re-allowed to participating brokers.	Up to $10,656,000
Non-Accountable Due Diligence Expense Allowance(3)	Up to 0.5% of gross proceeds from our primary offering. Some or all of the non- accountable due diligence allowance may be re-allowed to participating brokers.	Up to $1,776,000
Organization and Offering Expenses(3)	We expect to incur the following expenses in connection with this offering:

SEC registration fee          $51,648
NASD filing fee          $30,500
Printing and mailing          $1,500,000
Blue sky fees and expenses          $375,000
Legal fees and expenses          $450,000
Accounting fees and expenses          $200,000
Sales and advertising expenses          $5,500,000
Educational conferences          $150,000
Sales seminars          $150,000
Miscellaneous          $254,764

	Reimbursements to our advisor or its affiliates for organization and offering expenses in connection with this offering	All amounts other than the SEC registration fee and the NASD filing fee are estimates. The actual amounts of these expenses cannot be determined at the present time. We estimate the total amount of the organization and offering expenses to be approximately $8,661,912 but they could be as high as $17,760,000.

Estimated Amount for Maximum
Type of Compensation	Determination of Amount	Offering (55,400,000 shares)(1)

are expected to average 2% of gross proceeds, but could be as much as 5% of gross proceeds from our primary offering. Our advisor will pay any organization and offering expenses in excess of 5% of gross offering proceeds. In addition, our advisor will also pay any organization and offering expenses (including sales commissions, the dealer manager fee and the non-accountable due diligence expense allowance but not the acquisition fees or expenses) to the extent that they are in excess of 15% of gross offering proceeds. In the event we do not raise $1,000,000 in this offering, our advisor will not be reimbursed for organization and offering expenses.
Acquisition Stage
Acquisition Fees(4)	Up to 2% of gross proceeds from the primary offering. Acquisition fees payable to our advisor or its affiliates are expected to average 1.5% of gross offering proceeds, but could be as much as 2% of gross proceeds from our primary offering.	Up to $7,104,000
Acquisition Expenses	Reimbursement of direct costs of our advisor and payments made by our advisor to third parties in connection with potential acquisitions. Our acquisition fees and acquisition expenses in connection with the acquisition of a real estate investment may not exceed 6% of the contract price.	Not determinable at this time
Operational Stage
Asset Management Fees(5)	Monthly fee equal to one-twelfth of 1.25% of the sum of the aggregate GAAP basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves. In addition, direct costs and expenses incurred by our advisor in providing asset management services are reimbursed to our advisor. These fees and expenses are in addition to management fees that we expect to pay to third party property managers.	Not determinable at this time
Operating Expenses(6)	Reimbursement of our advisor’s direct costs of providing administrative and management services. Our advisor must reimburse us the amount by which our aggregate annual operating expenses exceed the greater of 2% of our average invested assets or 25% of our net income	Not determinable at this time

Estimated Amount for Maximum
Type of Compensation	Determination of Amount	Offering (55,400,000 shares)(1)

unless a majority of our independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors.
Property Management and Leasing Fees(7)	If we retain our advisor or an affiliate to manage and lease some of our properties, we will pay a market-based property management fee or property leasing fee, which may include reimbursement of our advisor’s or affiliate’s personnel costs and other costs of managing the properties.	Not determinable at this time
Listing/ Liquidation Stage
Disposition Fees(8)	3% of contract price for property sold for substantial assistance in connection with sale.	Not determinable at this time
Subordinated Participation In Net Sale Proceeds (payable only if we are not listed on an exchange)	After stockholders have received cumulative dividends and distributions equal to their invested capital plus the cumulative, non-compounded annual returns on such invested capital in the percentages set forth below, calculated on an aggregated weighted average daily basis, our advisor will be paid a subordinated participation in net sale proceeds as follows. Invested capital for investors in this offering is $8.00 per share less any return of capital. Invested capital in any subsequent public offering is the maximum offering price per share less any return of capital. Invested capital for other investors such as persons who exchange their OP units for shares of our stock is the issue price per share less any return of capital.	Not determinable at this time
• 5% of remaining net sale proceeds if investors receive an amount equal to their invested capital plus a return of 6% or more, but less than 8% on invested capital;
• 10% of remaining net sales proceeds if investors receive an amount equal to their invested capital plus a return of 8% or more, but less than 10% on invested capital; or
• 15% of net sales proceeds if investors receive an amount equal to their invested capital plus a return of 10% or more on invested capital.
Subordinated Performance Fee Due Upon Termination (payable only upon termination of the agreement with our advisor)(9)	Upon termination of the advisory agreement, we are required to pay our advisor the subordinated performance fee due upon termination. This fee is calculated in the same manner as the subordinated participation in net sale	Not determinable at this time

Estimated Amount for Maximum
Type of Compensation	Determination of Amount	Offering (55,400,000 shares)(1)

proceeds which would have been paid to our advisor based on the level of our stockholders’ cumulative, non-compounded annual returns on invested capital but is based on the value of our properties on the date the advisory agreement is terminated rather than on the net sale proceeds of our properties.
Subordinated Incentive Listing Fee (payable only if we are listed on an exchange)(10)	In the event we list our stock for trading, our advisor will receive a subordinated incentive listing fee. After stockholders have received cumulative dividends and distributions equal to their invested capital plus the cumulative, non-compounded annual returns on such invested capital in the percentages set forth below, calculated on an aggregated weighted average daily basis, our advisor will be paid a percentage of the amount by which the market value per share of our stock exceeds invested capital plus the annualized returns based on the schedule below less all prior dividends and distributions. Invested capital for investors in this offering is $8.00 per share less any return of capital. Invested capital in any subsequent public offering is the maximum offering price per share less any return of capital. Invested capital for other investors such as persons who exchange their OP units for shares of our stock is the issue price per share less any return of capital.	Not determinable at this time
• 5% of the excess adjusted market value if investors receive an amount equal to their invested capital plus a return of 6% or more, but less than 8% on invested capital;
• 10% of excess adjusted market value if investors receive an amount equal to their invested capital plus a return of 8% or more, but less than 10% on invested capital; or
• 15% of the excess adjusted market value if investors receive an amount equal to their invested capital plus a return of 10% or more on invested capital.

(1)	The estimated maximum dollar amounts are based on the sale of the maximum of 44,400,000 shares to the public in our primary offering, plus 11,000,000 shares through the dividend reinvestment plan.

(2)	The sales commissions and, in some cases, the dealer manager fee will not be charged with regard to stock sold to or for the account of certain categories of purchasers. See “Plan of Distribution.”

(3)	These organization and offering expenses include all expenses (other than sales commissions, dealer manager fees and non-accountable due diligence expense) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, and amounts to reimburse our advisor for the salaries of its employees and other costs in connection with preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. Provided we have first raised $1,000,000 in this offering, we will pay sales commissions, the dealer manager fee and non-accountable due diligence expense allowance and we shall reimburse the advisor and its affiliates for organizational and offering expenses periodically during the offering period as we receive gross proceeds from the sale of our stock.

(4)	We estimate that the acquisition fee we pay to our advisor will be 1.5% of gross proceeds from our primary offering. This acquisition fee at 1.5% is equivalent to a 0.75% acquisition fee charged by other companies using 50% leverage in the acquisition of their real estate investments. We will pay our advisor the acquisition fee amount upon receipt of the offering proceeds rather than at the time a property is acquired. However, if either party terminates or fails to renew the advisory agreement, our advisor must return acquisition fees not yet allocated to real estate investments we have made. In addition, we will reimburse our advisor for direct costs our advisor incurs and amounts it pays to third parties in connection with the selection and acquisition of a property, whether or not ultimately acquired. Under our charter, a majority of our independent directors would have to approve any increase in the acquisition fees payable to our advisor above 2% of gross proceeds from our primary offering. Our charter also limits our ability to purchase a property if the total of all acquisition fees and expenses relating to the purchase exceeds 6% of the contract purchase price.

(5)	The asset management fee we pay to our advisor of one-twelfth of 1.25% per month of the sum of the aggregate GAAP basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves. This asset management fee at 1.25% is equivalent to a 0.625% fee charged by other companies using 50% leverage in the acquisition of their real estate investments.

(6)	Our advisor must reimburse us the amount by which our aggregate annual operating expenses exceed the greater of 2% of our average invested assets or 25% of our net income unless a majority of our independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means, for a specified period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. “Operating expenses” means all costs and expenses incurred by us, as determined under generally accepted accounting principles, which in any way are related to our operation of our business, including advisory fees, but excluding (i) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) acquisition fees and acquisition expenses, (vi) real estate commissions on the sale of property, and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property) and (vii) any subordinated participation in net sale proceeds, subordinated performance fee due upon termination or subordinated incentive fee due upon listing which may be paid by us.

(7)	Our charter does not impose a specific cap on property management or leasing agent fees. However, if we retain our advisor or an affiliate to manage or lease some of our properties, our charter requires that the management fee or leasing agent fee be a market-based fee which is what other management or leasing companies generally charge for the management or leasing of similar properties, which may include reimbursement for some or all the costs and expenses the advisor or its affiliates incur in managing or leasing the properties. Additionally, all property management fees and leasing commissions, including both those paid to our advisor or an affiliate and third parties, are subject to the limit on total operating expenses as described in footnote (6).

(8)	Although we are most likely to pay disposition fees to our advisor or an affiliate in the event of our liquidation, these fees may also be earned during our operational stage. We will only pay disposition fees to our advisor or its affiliate in connection with the disposition of a property if our advisor or its affiliate provides a substantial amount of the services (as determined by a majority of our directors, including a majority of our independent directors). Disposition fees for a property will be paid to our advisor or its affiliate at the time the property is sold.

(9)	Upon termination of the advisory agreement, our advisor may be entitled to this fee if our advisor would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination of the advisory agreement.

(10)	The market value of our outstanding stock for purposes of calculating the incentive fee due upon listing is measured by taking the average closing price or average of bid and asked price, as the case may be, during the consecutive 30-day period commencing twelve (12) months following listing and ending eighteen (18) months following listing during which the average closing price or average of bid and asked price of the Stock is the highest. The incentive fee due upon listing is payable to our Advisor during the thirty (30) day period following eighteen (18) months after listing. We have the option to pay the subordinated incentive listing fee in the form of stock, cash, a promissory note or any combination thereof. The form of payment will be determined by our board of directors. In the event the subordinated incentive listing fee is paid to our advisor as a result of the listing of our stock, we will not be required to pay our advisor any further subordinated participation in net sale proceeds or subordinated fee upon termination of advisory agreement.

If at any time our stock becomes listed on a national securities exchange, the Nasdaq National Market or other over-the-counter market, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. A majority of our independent directors must approve the new fee structure negotiated with our advisor. In negotiating a new fee structure, our independent directors must consider all of the factors they deem relevant, including but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor through its relationship with us;

•	the quality and extent of service and advice furnished by our advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital;

•	frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by our advisor for the account of other clients.

      Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the subordinated participation in net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by recommending different transactions. However, as our fiduciary, our advisor is obligated to exercise good faith in all its dealings with respect to our affairs. Our board of directors also has a responsibility to monitor the recommendations of our advisor and review the fairness of those recommendations. See “Management — The Advisory Agreement.”

STOCK OWNERSHIP

      The following table sets forth the beneficial ownership of our stock as of the date of this prospectus for each person or group that holds more than 5% of our stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our stock has sole voting power and the power to convey the stock.

	Number of Shares	Percent of All
Name of Beneficial Owner	Beneficially Owned	Shares

Terry G. Roussel	125	100%
4590 MacArthur Blvd., Suite 610 Newport Beach, CA 92660

CONFLICTS OF INTEREST

      We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, some of whom serve as our officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we adopted to lessen some of the risks posed by these conflicts.

Our Advisor’s Interests in Other Real Estate Programs

General

      Affiliates of our advisor, Cornerstone Realty Advisors, LLC, are general partners and managing members of other real estate programs, including programs that have investment objectives similar to ours. We expect that our advisor and its affiliates will organize other such partnerships and programs in the future. Our advisor and its affiliates have legal and financial obligations with respect to these programs that are similar to their obligations to us.

      As described in the “Prior Performance Summary,” affiliates of our advisor have sponsored eight private real estate programs with substantially identical investment objectives as ours all of which have sold their properties and are completed. An affiliate of our advisor is also sponsoring a public real estate program with substantially identical investment objectives as ours which is currently conducting a public offering of up to 74,000 units of limited liability company units at a price of $500 per unit. We have been advised that the public offering being conducted by this program will be terminated following the effective date of this prospectus.

Allocation of Investment Opportunities

      We rely on our advisor to identify suitable investment opportunities. Other programs sponsored by our advisor or its affiliates, especially those that are currently raising offering proceeds or have funds available for investment, also rely on our advisor or its affiliates for investment opportunities. Many investment opportunities would be suitable for us as well as other programs sponsored by our advisor or its affiliates. If our advisor directs an investment opportunity to another program sponsored by our advisor or its affiliates, it will offer the investment opportunity to the program for which the opportunity, in the discretion of our advisor, is most suitable. As a result, our advisor could direct attractive investment opportunities to other entities or even purchase them for its own account. We have no right to participate in any investment opportunity known to our advisor that our advisor has not recommended to us. See “Certain Conflict Resolution Procedures.”

Joint Ventures with Affiliates of Our Advisor

      We may enter into joint venture agreements with other programs sponsored by our advisor or its affiliates for the acquisition or improvement of properties. See “Investment Objectives and Criteria — Joint Venture Investments.” Our advisor and its affiliates may have conflicts of interest in determining which program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Competition with Other Properties

      Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where other programs sponsored by our advisor or its affiliates own properties. In such a case, a conflict could arise in the leasing of properties in the event that we and another program sponsored by our advisor or its affiliates were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another program sponsored by our advisor or its affiliates were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or any of our affiliates managing property on our behalf seek to employ contractors, building managers or other third parties. Our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor will also seek to reduce conflicts relating to the employment of contractors or building managers by making prospective employees aware of all properties in need of their services. However, our advisor and its affiliates cannot fully avoid these conflicts because it may establish differing terms for sales or leasing of the various properties or differing compensation arrangements for personnel at different properties.

Allocation of Advisor’s Time

      We rely on our advisor and its affiliates for the day-to-day operation of our business. As a result of its interests in other programs and the fact that it will engage in other business activities, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other programs sponsored by our advisor and its affiliates and activities in which they are involved. However, our advisor believes that it and its affiliates will have sufficient personnel to discharge fully their responsibilities to all of the programs sponsored by our advisor and its affiliates and the ventures in which they are involved.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

      Our advisor and its affiliates will receive substantial fees from us. These compensation arrangements could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who may serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	subsequent offerings of equity securities by us, which may entitle Pacific Cornerstone Capital, Inc. to earn sales commissions and dealer manager fees and may entitle our advisor to additional acquisition and asset-management fees;

•	property sales, which may entitle our advisor to disposition fees and possible success-based participation in net sale proceeds;

•	property acquisitions from other programs sponsored by our advisor which may entitle our advisor to disposition fees and possible success-based sale fees in connection with its services for the seller;

•	whether and when we seek to list our stock on a national securities exchange, the Nasdaq National Market or other over-the-counter market, which listing could entitle our advisor to a success-based listing fee but could also adversely affect its sales efforts for other programs depending on the price at which our stock trades; and

•	whether and when we seek to sell the company or its assets, which sale may entitle our advisor to a success-based fee but could also adversely affect its sales efforts for other programs depending upon the sales price for the company or its assets.

Our Board’s Loyalties to Existing and Future Programs Sponsored by Our Advisor

      Upon effectiveness of the registration statement for this offering, some of our directors will also be directors of our advisor. The loyalties of those directors to other programs sponsored by our advisor and its affiliates may influence the judgment of our board when considering issues for us that may affect other programs sponsored by our advisor, such as the following:

•	We could enter into transactions with other programs sponsored by our advisor or its affiliates, such as property sales or acquisitions, joint ventures or financing arrangements. Decisions of the board or our independent directors regarding the terms of those transactions may be influenced by their loyalties to other programs sponsored by our advisor or its affiliates.

•	A decision of the board or our independent directors regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other programs sponsored by our advisor or its affiliates.

•	A decision of the board or our independent directors regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other programs sponsored by our advisor or its affiliates.

We could also face similar conflicts if our advisor or its affiliates sponsor additional programs and REITs. See “Our Advisor’s Interest in Other Real Estate Programs — General.”

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

      Our executive officers and some of our directors are also officers and directors of:

•	our advisor and Cornerstone Ventures, Inc., the managing member of Cornerstone Industrial Properties, LLC, the sole member of our advisor which has sponsored various real estate programs including Cornerstone Realty Fund, LLC; and

•	Pacific Cornerstone Capital, Inc., our dealer manager.

      As a result, they owe fiduciary duties to these various entities including Cornerstone Industrial Properties, LLC and their stockholders and members, which fiduciary duties may from time to time conflict with the fiduciary duties they owe to us.

Affiliated Dealer Manager

      Since Pacific Cornerstone Capital, Inc., our dealer manager, is an affiliate of our advisor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Affiliated Property Manager

      Our advisor does not currently provide property management or leasing services for the properties owned by programs sponsored by affiliates of our advisor. To the extent we retain our advisor or an affiliate to provide property management or leasing services for our properties in the future, we will not have the benefit of independent property management or leasing services. See “Management — Affiliated Companies.”

Lack of Separate Representation

      Preston Gates & Ellis LLP is counsel both to us and to our advisor and its affiliates, including Cornerstone Industrial Properties, LLC, Cornerstone Ventures, Inc. and Pacific Cornerstone Capital, Inc. There is a possibility that in the future the interests of the various parties may become adverse to one another and, under the Code of Professional Responsibility of the legal profession, Preston Gates & Ellis LLP may be precluded from representing any one or all of such parties. In some instances, such a conflict may not be readily apparent, and our legal counsel may inadvertently act in a manner that may be less beneficial to us than if we had separate representation. Our independent directors are authorized to engage separate counsel for advice when considering matters where the interests of our advisor and its affiliates could conflict with our interests.

Certain Conflict Resolution Procedures

Approval of Our Independent Directors

      In order to reduce or eliminate certain potential conflicts of interest, our charter provides that transactions involving conflicts of interest be approved by a majority of our independent directors. Serving on the board of, or owning an interest in, another program sponsored by our advisor will not, by itself, preclude a director from being an independent director. Our independent directors committee, which is authorized to retain its own legal and financial advisors at our expense, is empowered to act on any matter permitted under Maryland law provided that it first determines by a majority vote that the matter at issue is such that the exercise of independent judgment by directors who are not independent directors could reasonably be compromised. Those conflict of interest matters that we cannot delegate to a committee under Maryland law must be acted upon by both the board of directors and our independent directors. Among the matters we expect our independent directors to act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	review of our investment objectives and policies;

•	transactions with affiliates;

•	payment of fees and expenses, and borrowing of funds, in excess of the limits prescribed in our charter;

•	whether and when we seek to list our common stock on a national securities exchange, the Nasdaq National Market or other over-the-counter market; and

•	whether and when we seek to sell the company or its assets.

Other Charter Provisions Relating to Conflicts of Interest

      Our charter contains many other restrictions relating to conflicts of interest including the following:

      Advisor Compensation. Our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the charter. Our independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being carried out. This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by our independent directors:

•	the amount of the fees paid to our advisor and its affiliates in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other REITs and others by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio;

•	the frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio relative to the investments generated by our advisor for its own account and for its other clients.

      We can only pay our advisor a disposition fee in connection with the sale of a property if our advisor provides a substantial amount of the services in the effort to sell the property and the disposition fee does not exceed 3% of the sales price of the property. Moreover, the disposition fee, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property.

      Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that a particular advisor may be retained. Our independent directors or our advisor may terminate the advisory agreement with our advisor without cause or penalty on 60 days written notice. Upon termination of the advisory agreement, we are required to pay our advisor the subordinated performance fee due upon termination. This fee is calculated in the same manner as the subordinated participation in net sale proceeds which would have been paid to our advisor based on the level of our stockholders’ cumulative, non-compounded annual returns on invested capital but is based on the value of our real estate investments on the date the advisory agreement is terminated rather than on the net sale proceeds of our properties.

      Our Acquisitions. We will not purchase or lease properties in which our advisor, our directors or officers or any of their affiliates has an interest without a determination by a majority of our directors, including a majority of our independent directors, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor unless there is substantial justification for the excess amount. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

      Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our advisor or our directors or officers or any of their affiliates unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any other mortgage or equity interest.

      Other Transactions Involving Affiliates. A majority of our independent directors must conclude that all other transactions, including joint ventures, between us and our advisor, our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

      Limitation on Operating Expenses. Our advisor must reimburse us the amount by which our aggregate annual operating expenses exceed the greater of 2% of our average invested assets or 25% of our net income unless a majority of our independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means, for a specified period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. “Operating expenses” means all costs and expenses incurred by us, as determined under generally accepted accounting principles, which in any way are related to our operation of our business, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) acquisition fees and acquisition expenses, (vi) real estate commissions on the sale of property, and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property) and (vii) any subordinated participation in net sale proceeds, subordinated incentive listing fee due upon termination which may be paid to us.

      Issuance of Options to Certain Affiliates. Our charter prohibits the issuance of options to purchase our stock to our advisor, our directors or officers or any of their affiliates (i) on terms more favorable than we offer our stock to the general public or (ii) in excess of an amount equal to 10% of our outstanding stock on the date of grant.

      Repurchase of Our Stock. Our charter prohibits us from paying a fee to our advisor or our directors or officers or any of their affiliates in connection with our repurchase of our stock.

      Loans. We will not make any loans to our advisor or to our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of our independent directors approves the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates for items such as travel expenses or to allow our officers to use company credit cards for our business purposes.

      Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by our independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised, if any;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income and funds from operations;

•	a report from our independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, including the comments and conclusions of the independent directors concerning the fairness of the transactions after fulfilling their specific duty of examining the transactions.

      Voting of Stock Owned by Affiliates. Before becoming a stockholder, our advisor or a director or officer or any of their affiliates must agree not to vote their stock regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

      Ratification of Charter Provisions. Prior to the effective date of this prospectus, our board of directors, including our independent directors, will have reviewed and ratified our charter by the vote of a majority of their respective members.

Allocation of Investment Opportunities

      When our advisor presents an investment opportunity to a program sponsored by our advisor or its affiliates, it will offer the opportunity to the program for which the investment opportunity is most suitable. This determination is made by our advisor. However, our advisory agreement requires that our advisor make this determination in a manner that is fair without favoring any other program sponsored by our advisor or its affiliates. In determining the program for which an investment opportunity would be most suitable, our advisor will consider the following factors:

•	the investment objectives and criteria of each program;

•	the cash requirements of each program;

•	the effect of the acquisition on diversification of each program’s investments;

•	the policy of each program relating to leverage of properties;

•	the anticipated cash flow of each program;

•	the income tax effects of the purchase on each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

      In the event that an investment opportunity becomes available that is equally suitable for us and one or more other programs, then our advisor may offer the investment opportunity to the entity that has had the longest period of time elapse since it was offered an investment opportunity. If a subsequent event or development, such as a delay in the closing of a property, causes any such investment, in the opinion of our advisor, to become more appropriate for another program, our advisor may offer the investment to another program.

      Our advisory agreement requires that our advisor promptly inform us of any material deviation from the allocation guidelines described above. Our advisor’s success in generating investment opportunities for us and its fair allocation of opportunities among programs sponsored by our advisor are important criteria in the determination by our independent directors to continue or renew our annual contract with our advisor. Our independent directors have a duty to ensure that our advisor fairly applies its method for allocating investment opportunities among the programs sponsored by our advisor.

INVESTMENT OBJECTIVES AND ACQUISITION POLICIES

Investment Objectives

      Our investment objectives are to:

•	preserve stockholder capital by owning and operating real estate on an all-cash basis with no permanent debt financing;

•	purchase properties with the potential for capital appreciation to our stockholders;

•	purchase income-producing properties which will allow us to pay cash dividends to our stockholders at least quarterly, if not more frequently; and

•	provide liquidity to our stockholders within the shortest reasonable time necessary to accomplish the above objectives.

      We cannot assure you that we will attain these objectives or that our capital will not decrease. We may not change our investment policies or investment restrictions in a manner that adversely affect the rights, preferences and privileges of our stockholders, except upon approval of a majority of our independent directors. Decisions relating to the purchase or sale of properties will be made by our advisor, subject to approval by our board of directors. See “Management” for a description of the background and experience of the directors and executive officers.

      Within five years from the closing of this offering, our board of directors will take one or more of the following actions to provide enhanced liquidity for our stockholders:

•	modify our stock repurchase program to allow us to use proceeds from the sale of our properties to redeem shares;

•	list our stock for trading on a national securities exchange, the Nasdaq National Market or other over-the-counter market;

•	seek stockholder approval to begin an orderly liquidation of our assets and distribute the available proceeds of such sales to our stockholders; or

•	seek stockholder approval of another liquidity event such as a sale of our assets or a merger with another entity.

Acquisition Policies

Primary Investment Focus

      We expect to use substantially all of the net proceeds from this offering to invest in investment real estate including multi-tenant industrial properties that are:

•	owned and operated on an all-cash basis with no permanent debt financing;

•	located in major metropolitan markets with historically high levels of tenant demand and lower historical investment volatility for the type of property being acquired;

•	located in areas experiencing a scarcity of land for development of new competitive projects;

•	high-quality, existing, and currently producing income;

•	leased to a diversified tenant base; and

•	leased with overall shorter term operating type leases, allowing for annual rental increases and greater potential for capital growth.

      Multi-tenant industrial properties generally offer a combination of both warehouse and office space adaptable to a broad range of tenants and uses, and typically cater to local and regional businesses. Multi-tenant industrial properties comprise one of the major segments of the commercial real estate market and tenants in these properties come from a broad spectrum of industries including light manufacturing, assembly, distribution, import/ export, general contractors, telecommunications, general office/ warehouse, wholesale, service, high-tech and other fields. These properties diversify revenue by generating rental income from multiple businesses in a variety of industries instead of relying on one or two large tenants.

      Our advisor believes that investment opportunities in multi-tenant industrial properties are ordinarily not readily available to investors other than large institutional investors and experienced real estate operators with specialized knowledge and experience in a specific geographic area. Although we intend to focus on multi-tenant industrial properties, we may also invest in other types of properties.

Property Selection

      Our advisor, through its affiliates, will have experienced staff engaged in the selection and evaluation of properties that we may acquire.

      We will purchase properties upon the approval of our board of directors based on the recommendation of our advisor. In making its recommendation, our advisor will examine and evaluate some or all of the following:

•	functionality of the physical improvements at the property;

•	historical financial performance of the property;

•	current market conditions for leasing space at the property;

•	proposed purchase price, terms, and conditions;

•	potential cash flow and profitability of the property;

•	estimated cost to develop a new competitive property within the immediate market area;

•	demographics of the area in which the property is located;

•	demand for space by business tenants in the immediate market area;

•	rental rates and occupancy levels at competing industrial properties in the immediate area;

•	historic tenant demand for space at the property;

•	current market versus actual rental rates at the property and in the immediate area;

•	operating expenses being incurred and expected to be incurred at the property;

•	potential capital improvements and leasing commissions reasonably expected to be expended;

•	a review of the terms of each tenant lease in effect at the property;

•	an evaluation of title and the obtaining of satisfactory title insurance;

•	an evaluation of a current appraisal conducted by a qualified independent appraiser; and

•	an evaluation of any reasonably ascertainable risks such as environmental contamination.

      Our advisor brings us the same expertise that affiliates of our advisor have exercised in the accumulation and operation of their joint venture properties and prior programs and funds.

Other Potential Investments

      While we intend to invest in multi-tenant industrial properties, we have the ability to invest in any type of real estate investment that we believe to be in the best interests of our stockholders, including other real estate funds or REITs, mortgage funds, mortgage loans and sale lease-backs. Furthermore, there are no restrictions on the number or size of properties we may purchase or on the amount or proportion of net proceeds of this offering that we may invest in a single property. Although we can invest in any type of real estate investment, our charter restricts certain types of investments. These limitations are described below under “Investment Limitations.” We do not intend to make loans to other persons (other than mortgage loans described below), to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than real estate investments.

Mortgage Loans

      We generally do not intend to make mortgage loans or to invest in mortgages, although we may do so within the limits prescribed by our charter. Even if we have offering proceeds that we cannot invest in properties immediately, we do not intend to invest those proceeds in mortgages. We do not have a goal of investing any particular percentage of our assets in mortgages. We believe that we may possibly invest in mortgages or make mortgage loans in the following circumstances:

•	when a property owner requires us to make a mortgage loan as a condition to our purchase of a property;

•	if we indirectly acquire a mortgage by purchasing an entity, such as a REIT or other real estate company, that also owns a mortgage; and

•	if we acquire a mortgage with the view of acquiring the underlying property through foreclosure.

Investment Strategies and Decisions

      Our advisor will make recommendations to our board of directors, which will approve or reject all proposed property acquisitions. Our independent directors will review our investment policies at least annually to determine whether these policies continue to be in the best interests of our stockholders.

      We will purchase properties based on the decision of our board of directors after an examination and evaluation by our advisor of many factors including but not limited to the functionality of the property, the historical financial performance of the property, current market conditions for leasing space at the property, proposed purchase price, terms and conditions, potential cash flows and potential profitability of the property. The number of properties that we will purchase will depend on the amount of funds we raise in this offering and upon the price we pay for the properties we purchase. To identity properties that best fit our investment criteria, our advisor will study regional demographics and market conditions and work through local commercial real estate brokers.

Conditions to Closing Our Acquisitions

      We will not purchase any property unless and until the structural soundness and the operating systems of each building have been inspected by an experienced commercial construction engineer and we obtain at least a Phase I environmental assessment and history for each property purchased and are sufficiently satisfied with the property’s environmental status. In addition, we will generally condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or other independent professionals, including, where appropriate:

•	property surveys;

•	building plans and specifications, if available;

•	financial statements of the properties;

•	proof of marketable title, subject to such liens and encumbrances as are acceptable to our advisor; and

•	liability and title insurance policies.

Improvement and Development of Properties

      While we do not intend to develop properties, we may invest in properties on which improvements are to be constructed or completed. Development of properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. We may help ensure performance by the builders of properties that are under construction at the price contracted by obtaining either a performance bond or completion bond. As an alternative to a performance bond or completion bond, we may rely upon the substantial net worth of the contractor or developer or a personal guarantee provided by a high net worth affiliate of the person entering into the construction or development contract.

      In addition, we may directly engage one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire. In that event, such persons would be compensated directly by us.

Leases and Tenant Improvements

      The properties we acquire will generally have operating type leases. Operating type leases generally have either gross or modified gross payment terms. Under gross leases, the landlord pays all operating expenses of the property. Under modified gross leases, the tenant reimburses the landlord for certain operating expenses. A “net” lease, which is generally not considered an operating-type lease, provides that the tenant pays or reimburses the owner for all or substantially all property operating expenses. As landlord, we will generally have responsibility for certain capital repairs or replacement of specific structural components of a property such as the roof, heating and air conditioning systems, the interior floor or slab of the building as well as parking areas.

      We expect that a portion of any tenant improvements required to be funded by the landlord for newly acquired properties will be funded from the net proceeds of this offering. Additionally, when a tenant at one of our properties vacates its space, it is likely that we will be required to expend funds for tenant improvements and refurbishments to the vacated space in order to attract new tenants. If we do not have adequate cash on hand to fund tenant improvements and refurbishments, we may use interim debt financing in order to fulfill our obligations under lease agreements with new tenants.

Joint Ventures and Other Arrangements

      We may acquire some of our properties in joint ventures, some of which may be entered into with affiliates of our advisor. We may also enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of owning and leasing real properties. (See “Conflicts of Interest.”) Among other reasons, we may want to acquire properties through a joint venture with third parties or affiliates in order to diversify our portfolio of properties in terms of geographic region, property type and tenant industry group. Joint ventures may also allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In addition, certain properties may be available to us only through joint ventures. In determining whether to recommend a particular joint venture, the advisor will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus. These entities may employ debt financing. (See “Borrowing Policies” below.)

      At such time as the advisor believes that a reasonable probability exists that we will enter into a joint venture for the acquisition of a specific property, this prospectus will be supplemented to disclose the terms of such proposed investment transaction. We expect that this prospectus will normally be supplemented upon the signing of a legally binding purchase agreement for the acquisition of a specific property or leases with one or more major tenants for occupancy at a particular property and the satisfaction of all major contingencies contained in such purchase agreement. However, a supplement may be issued before or after any such time, depending upon the particular circumstances surrounding each potential investment. You should not rely upon our initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

      We may enter into joint ventures with affiliates of the advisor for the acquisition of properties, but only provided that:

•	A majority of our directors, including a majority of our independent directors, approve the transaction as being fair and reasonable to us; and

•	The investment by us and such affiliate are on substantially the same terms and conditions.

      To the extent possible and if approved by the board of directors, including a majority of our independent directors, we will attempt to obtain a right of first refusal or option to buy if such venture partner elects to sell its interest in the property held by the joint venture. In the event that the venture partner were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the venture partner’s interest in the property held by the joint venture. Entering into joint ventures with affiliates of our advisor will result in certain conflicts of interest. (See “Conflicts of Interest — Joint Ventures with Affiliates of the Advisor.”)

Borrowing Policies

      We intend to be an all-cash REIT which will own and operate our properties free and clear with no permanent mortgage indebtedness. Generally, we will pay the entire purchase price of each property in cash or with equity securities, or a combination of each. Being an all-cash REIT mitigates the risks associated with mortgage debt, including the risk of default on the mortgage payments and a resulting foreclosure of a particular property.

      During the offering period, we may use temporary financing to facilitate acquisitions of properties in anticipation of receipt of offering proceeds. We will endeavor to repay any debt financing promptly upon receipt of proceeds in this offering. To the extent sufficient proceeds from this offering are unavailable to repay such debt financing within a reasonable time as determined by our board of directors, we may sell properties or raise equity capital to repay the debt so that we will own our properties all-cash, free and clear with no permanent debt financing.

      Our advisor may create a separate, affiliated entity which will purchase properties using interim acquisition financing and hold them for us pending our ability to acquire the properties on an “all-cash” basis. Any properties that we purchase from the affiliated acquisition holding company will meet our investment criteria and must be approved for purchase by our board of directors, including a majority of our independent directors, for a purchase price which includes the costs associated with holding the property.

      Generally accepted accounting principles may require that the financial statements of the acquisition holding company be consolidated with our financial statements. If this is the case, assets and liabilities of the acquisition holding company will be reflected on our balance sheet. If there is no requirement that the acquisition holding company’s financial statements be consolidated with our financial statements, we may nevertheless be required to disclose information about the transactions of the acquisition holding company as off-balance sheet arrangements under the rules of the Securities and Exchange Commission.

      We may also acquire properties encumbered with existing financing which cannot be immediately repaid. To the extent we cannot repay the financing that encumbers these properties within a reasonable time as determined by a majority of our independent directors, we intend to sell properties or raise equity capital to pay debt in order to maintain our all-cash status or reserve an amount of cash sufficient to repay the loan to mitigate the risks of foreclosure.

      We may invest in joint venture entities that borrow funds or issue senior equity securities to acquire properties, in which case our equity interest in the joint venture would be junior to rights of the lender or preferred stockholders. In some cases, our advisor may control the joint venture.

      We may incur indebtedness for working capital requirements, tenant improvements, capital improvements, leasing commissions and to pay dividends including but not limited to those necessary in order to maintain our qualification as a REIT for federal income tax purposes. We will endeavor to incur such indebtedness on an unsecured basis but we may borrow on a secured basis if a majority of our independent directors determine that it is in the best interests of our company and our stockholders.

      If we list our stock on a national stock exchange, the Nasdaq National Market, or other over-the-counter market, we may thereafter change our strategy and begin to use leverage in the acquisition of properties.

      Our charter limits our borrowings to the equivalent of 75% of our cost, before deducting depreciation or other non-cash reserves, of all our assets unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report with an explanation from our independent directors of the justification for the excess borrowing. While there is no limitation on the amount we may borrow for the purchase of any single property, we intend to repay such debt within a reasonable time or raise additional equity capital or sell properties in order to maintain our all-cash status. See “Plan of Operation — Liquidity and Capital Resources.”

Selling Policies

      Cornerstone-related entities have historically held properties an average of approximately 4.4 years, but we may hold properties for a longer or shorter period of time than this historic average. These properties were purchased, owned and operated during different economic cycles. We will sell properties when we believe it would be in our best interests, based on prevailing economic conditions and other relevant factors.

      Our goal in selling properties will be to achieve maximum capital appreciation, although we cannot assure you that this objective will be realized. Our general policy will be to sell our properties for all cash. When we sell a property, we may, under limited circumstances, lend the purchaser a portion of the purchase price, provided that the aggregate amount of all mortgage loans outstanding on the property, including the loan we may make to the purchaser, may not exceed eighty-five percent (85%) of the appraised value of the property as determined by an independent appraiser, unless substantial justification exists. In these cases, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the locality of the property being sold and the then-prevailing economic conditions.

      We may sell properties to our advisor or its affiliates if such sale is approved by a majority of our directors (including a majority of independent directors), not otherwise interested in such transaction, as being fair and reasonable to us. We may also lease assets to our advisor, any director or any of their affiliates if approved by a majority of our directors (including a majority of independent directors), not otherwise interested in such transaction, as being fair and reasonable to us.

Investment Limitations

      Our charter places numerous limitations on how we may invest our funds or issue securities prior to the listing of our stock for trading on a national securities exchange, the Nasdaq National Market or other over-the-counter market. These limitations cannot be changed unless our stockholders approve an amendment to our charter. Unless our charter is amended, we will not:

•	invest in unimproved property or mortgage loans on unimproved property;

•	make or invest in mortgage loans (except in connection with the sale or other disposition of a property) unless we obtain an appraisal of the underlying property, except for those mortgage loans insured or guaranteed by a government agency or government;

•	make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans on such property would exceed 85% of the appraised value of such property, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make or invest in construction loans;

•	invest in indebtedness secured by a mortgage on real property which is subordinate to the lien of other indebtedness;

•	make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of our advisor, our directors, our sponsor and any affiliates;

•	invest in a property if the related acquisition fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property; provided that we may make the investment if a majority of our independent directors determine that the transaction is commercially competitive, fair and reasonable to us;

•	invest in equity securities, unless a majority of the our board, including a majority of independent directors, approves such investment as being fair, competitive and commercially reasonable,

•	underwrite the securities of other issuers;

•	invest in real estate contracts of sale, otherwise known as land sale contracts;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or

•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our proposed stock repurchase program or the ability of our operating partnership to issue redeemable partnership interests.

      In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Stock” below.

PLAN OF OPERATION

General

      We have not commenced operations as of the date of this prospectus. Once we receive subscriptions for the minimum of $1,000,000, subscription proceeds will be released to us and we will commence making investments in properties and other assets after we pay sales commissions, dealer manager fees and non-accountable due diligence expense allowance, and make reimbursements for other organization and offering expenses. See “Estimated Use of Proceeds.” We have not entered into any arrangements to purchase specific properties with the net proceeds from this offering. The number of properties we may acquire will depend upon the amount of stock sold and the resulting amount of the net proceeds available for investment in properties.

      Our advisor also may, but is not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of net sale proceeds from the sale of our properties.

Liquidity and Capital Resources

      We are dependent on our advisor to fund our offering and organizational activities. Our advisor is newly formed, has limited capitalization, has incurred losses since its inception and is continuing to incur significant losses. Our advisor must raise funds through the sale of its own debt or equity securities, or obtain financial support from its affiliates or sole member, to obtain the cash necessary to provide these advances. There can be no assurance as to the amount or timing of our advisor’s receipt of funds. Adverse changes in the financial health of our advisor could adversely affect us. If such financial health affected the amount of funds available to us for offering and organizational activities, our ability to raise funds in this offering could be adversely affected. Cornerstone Industrial Properties, LLC, the sole member of our advisor has limited capitalization, has incurred significant losses since its inception and is continuing to incur significant losses.

      We will require funds for property acquisitions, either directly or through investment interests, for paying operating expenses and dividends, and for paying interest on our outstanding indebtedness, if any. Generally, cash from operations will be used to pay for items other than property acquisitions, and the proceeds from the public offerings of our stock and debt financings, if any, will be used to fund property acquisitions.

      We intend to own our properties all-cash, free and clear with no permanent debt financing by paying the entire purchase price of each property in cash or with our equity securities or equity securities of our operating partnership, or a combination thereof. During the offering period, we may use temporary debt financing to facilitate our acquisitions of properties in anticipation of receipt of offering proceeds. We will endeavor to repay any temporary acquisition debt financing promptly upon receipt of proceeds in this offering. To the extent sufficient proceeds from this offering are unavailable to repay such debt financing within a reasonable time as determined by our board of directors, we will endeavor to raise additional equity or sell properties to repay such debt so that we will own our properties all-cash, free and clear with no permanent debt financing. In the event that this offering is not fully sold, our ability to diversify our investments may be diminished.

      At certain times during this offering, there may be a delay between the sale of our stock and our purchase of properties, which could result in a delay in our stockholders receiving dividends generated from our investment operations, if any. To avoid this delay, we may arrange interim bridge financing.

      During the period between the execution of the purchase contract and the satisfaction of any closing conditions, such as completion of financing arrangements, if any, review of the title insurance commitment, an appraisal, an environmental analysis and other due diligence, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to pay dividends.

      Potential future sources of capital include proceeds from future equity offerings, proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations. If necessary, we may use financings or other sources of capital at the discretion of our board of directors.

Results of Operations

      We are in our organizational stage and have not commenced significant operations as of the date of this prospectus. Operations will commence when we have sold at least $1,000,000 of our common stock to the public in this offering. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties, other than those referred to in this prospectus.

Inflation

      Although the real estate market has not been affected significantly by inflation in the recent past due to the relatively low inflation rate, we expect that the majority of our tenant leases will include provisions that would protect us to some extent from the impact of inflation. Where possible, our lease will include provisions for rent escalations and partial reimbursement to us of expenses. Our ability to include provisions in the leases that protect us against inflation are subject to competitive conditions that vary from market to market.

REIT Status

      We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT, beginning with the taxable year ended December 31, 2005. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be able to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Failure to qualify as a REIT could materially and adversely affect our net income. We believe, however, that we are organized and will operate in a manner that will allow us to qualify for treatment as a REIT for federal income tax purposes during the year ended December 31, 2005, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

      We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of our stock will be monitored to ensure that no more than 50% in value of our outstanding stock is owned, directly or indirectly, by five or fewer individuals at any time after the first taxable year for which we make an election to be taxed as a REIT. We will also determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Federal Income Tax Considerations — Requirements for Qualification” are met.

      Our charter requires our board of directors to use commercially reasonable efforts to take such actions as are necessary, and provides that our board of directors may take such actions as it deems desirable (in its sole discretion), to preserve our REIT status. However, if our board of directors determines, by a vote of two-thirds of our directors, that it no longer is in the best interests of the company to qualify as a REIT, the board of directors may terminate our REIT status.

Critical Accounting Policies

      We have established accounting policies which conform to generally accepted accounting principles (GAAP). Preparing financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied or different amounts of assets, liabilities, revenues and expenses would have been recorded, thus resulting in a different presentation of the financial statements or different amounts reported in the financial statements. Additionally, other companies may use different estimates that may impact comparability of our results of operations to those of companies in similar businesses.

      Following is a discussion of the accounting policies that we consider to be most important once we commence operations because they may require complex judgment in their application or require estimates about matters that are inherently uncertain.

      Management believes that some of our most important accounting policies will include the accounting for lease revenues (including straight-line rent), the regular evaluation of whether the value of a real estate asset has been impaired, real estate purchase price allocations and the accounting for our hedging activities, if any. Each of these items involves estimates that require management to make judgments that are subjective in nature. Management relies on its experience, collects historical data and current market data, and analyzes these assumptions in order to arrive at what it believes to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.

Revenue Recognition and Valuation of Receivables

      Our revenues, which will be comprised largely of rental income, will include rents reported on a straight-line basis over the initial term of the lease. Since our leases may provide for rental increases at specified intervals, we will be required to straight-line the recognition of revenue, which will result in the recording of a receivable for rent not yet due under the lease terms. Accordingly, our management must determine, in its judgment, to what extent the unbilled rent receivable applicable to each specific tenant is collectible. We will review unbilled rent receivable on a quarterly basis and take into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of unbilled rent with respect to any given tenant is in doubt, we would be required to record an increase in our allowance for doubtful accounts or record a direct write-off of the specific rent receivable, which would have an adverse effect on our net income for the year in which the reserve is increased or the direct write-off is recorded and would decrease our total assets and stockholders’ equity.

Depreciation of Real Property Assets

      We will be required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives. These assessments have a direct impact on net income. We anticipate the estimated useful lives of our assets by class to be as follows:

Building	39 years
Building improvements	10-25 years
Land improvements	20-25 years
Tenant Improvements	Lease term

      In the event that inappropriate useful lives or methods are used for depreciation, our net income would be misstated.

Evaluation of Possible Impairment of Real Property Assets

      We will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate assets, including those held through joint ventures, may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate assets may not be recoverable, we will assess the recoverability of the real estate assets by determining whether the carrying value of the real estate assets will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will adjust the real estate assets to the fair value and recognize an impairment loss.

      Projections of expected future cash flows require us to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. The use of certain assumptions in the future cash flows analysis could result in an incorrect assessment of the property’s future cash flows and fair value and could result in the overstatement of the carrying value of our real estate assets and net income if those assumptions ultimately prove to be incorrect.

Allocation of Purchase Price of Acquired Assets

      Once we acquire real properties, our policy will be to allocate the purchase price of properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, including but not limited to the value of above-market and below-market leases, and the value of in-place leases, based in each case on their fair values.

      The fair values of the tangible assets of an acquired property (which includes land and building) will be determined by valuing the property as if it were vacant, and the “as-if-vacant” value will then be allocated to land and building based on our determination of the relative fair value of these assets. We will determine the as-if vacant fair value of a property using methods similar to those used by independent appraisers. Factors we consider in performing these analyses will include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, we will include real estate taxes, insurance, and other operating expenses during the expected lease-up periods based on current market demand. We will estimate costs to execute similar leases, including leasing commissions and other related costs.

      The fair values of above-market and below-market in-place leases will be recorded based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) our estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining terms of the leases. The capitalized above-market and below-market lease values will be amortized as an adjustment to rental income over the remaining terms of the respective leases. The fair values of in-place leases will include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals, which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant will include commissions, tenant improvements and other direct costs and will be estimated based on our consideration of current market costs to execute a similar lease. We will include these direct costs in deferred leasing costs in our consolidated balance sheet and will amortize such costs to expense over the remaining terms of the respective leases. The value of opportunity costs will be calculated using the contractual amounts to be paid pursuant to the in-place leases over market absorption periods for similar leases. We will value customer relationships based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. We will include these lease intangibles in intangible lease assets in our consolidated balance sheet and amortize these assets to rental income and/or operating expenses over the remaining terms of the respective leases.

      Estimates of the fair values of the tangible and intangible assets will require us to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods and the number of years the property is held for investment. The use of certain estimates may result in an incorrect assessment of our purchase price allocations, which could impact the amount of our reported net income.

Consolidation Considerations for Investments in Joint Ventures

      In December 2003, the FASB issued Interpretation No. 46 (“FIN 46R”) (revised December 2003), “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51” (“ARB 51”), which addresses how a business enterprise should evaluate whether it has a controlling interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46, which was issued in January 2003. Before concluding that it is appropriate to apply the ARB 51 voting interest consolidation model to an entity, an enterprise must first determine that the entity is not a variable interest entity (VIE). We will evaluate, as appropriate, our interests in joint ventures and other arrangements to determine if consolidation is appropriate.

Dividend Distributions

      The amount of dividends to be paid to our stockholders will be determined by our board of directors and is dependent on a number of factors, including earnings, cash flow, funds available from our operations, general financial condition, future prospects, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code and other factors. In order to keep the timing and amount of dividends relatively stable, we may pay dividends that may not be reflective of the actual income earned. We are authorized to borrow money, issue new securities or sell assets in order to pay dividends.

PRIOR PERFORMANCE SUMMARY

      The information presented in this section represents the historical experience of real estate programs managed by affiliates of our advisor in the last 10 years. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Cornerstone real estate programs.

Public Program

      Affiliates of our advisor have been real estate investment fund managers for over 15 years. Cornerstone affiliates have profitably completed the investment cycle for 8 prior funds which have invested in multi-tenant industrial real estate. The investment cycle on these 8 prior funds has averaged 4.4 years, as reflected on page P-11 of this prospectus. The funds acquired, owned and operated properties during different economic cycles. Affiliates of our advisor have sponsored one publicly registered, non-traded real estate limited liability company which, as of September 30, 2004, has raised in excess of $26 million. This program has acquired a total of three properties, all of which were existing multi-tenant industrial properties. The properties were purchased on an all-cash basis with no debt financing.

Private Programs

      This section provides you with information about the historical experience of real estate programs organized and sponsored by Cornerstone Ventures, Inc. and its affiliates, the manager of Cornerstone Industrial Properties, LLC which is the sole member of and affiliate of our advisor. Between February 1993 and December 2003, the Cornerstone entities were responsible for the identification, acquisition and operation of multi-tenant industrial properties being acquired by two real estate operating joint ventures formed between Cornerstone and Koll Capital Markets Group, Inc. The two joint ventures historically operated under the name of Koll Cornerstone. Between February 1993 and August 1997, Koll Capital Markets Group, Inc., was owned by Koll Management Services, Inc. In August 1997, Koll Capital Markets Group, Inc. was acquired by CB Richard Ellis. In 1996, affiliates of Cornerstone were selected by Citigroup in New York to assist Citigroup in launching its international private banking real estate division. Cornerstone successfully completed three real estate equity joint ventures with affiliates of Citigroup. As of December 31, 2002, all operating properties of the above-described joint ventures had been sold. The above-described joint ventures are unrelated to us. Neither Koll Capital Markets Group, Inc., Koll Management Services, Inc., CB Richard Ellis nor Citigroup has any involvement with us.

      During the last ten years, Cornerstone and its affiliates have sponsored 8 privately offered real estate limited partnerships which raised a total of $18,295,699 from 52 investors. These programs acquired a total of 11 properties, all of which were existing multi-tenant industrial properties located in Southern California. The total purchase price of these properties was $61,746,000, a significant portion of which was represented by borrowed funds. All of these properties have been sold in their entirety as of December 31, 2002.

      As of the date of this prospectus, our advisor believes that there have been no major adverse business developments or conditions experienced by any prior program that would be material.

      During the most recent three years, these programs have not acquired any properties. The properties acquired by these programs have been liquidated according to plan and the profits have been distributed to investors.

      Potential investors are encouraged to examine the Prior Performance Tables in this prospectus for more detailed information regarding the prior experience of our advisor and its affiliates. In addition, upon request, prospective investors may obtain from our advisor without charge copies of offering materials and any reports prepared in connection with any of the public programs sponsored by our advisor and its affiliates, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we will also furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to our advisor. These documents and any of these future filings with the SEC will be available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.cornerstonerealtyfunds.com which provides a link to our SEC filings.

FEDERAL INCOME TAX CONSIDERATIONS

      The following summary describes the material federal income tax considerations to us and our stockholders relating to this registration statement and our treatment as a REIT. The summary is not intended to represent a detailed description of the federal income tax consequences applicable to a particular stockholder in view of such stockholder’s particular circumstances, nor is it intended to represent a detailed description of the federal income tax consequences applicable to certain types of stockholders subject to special treatment under the federal income tax laws (such as insurance companies, financial institutions, broker-dealers, non-U.S. persons, and, except to the extent discussed below, tax-exempt organizations). Stockholders described in the previous sentence should consult with their own tax advisors regarding the tax consequences to them of the purchase, ownership and sale of our stock. This summary does not address state, local or non-U.S. tax considerations. Also, this summary deals only with our stockholders that hold common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code (the “Code”).

      This summary of material federal income tax considerations relates only to U.S. Stockholders. A “U.S. Stockholder” means a holder of shares of stock that is: (a) an individual citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (c) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (d) a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Stockholders who are not United States persons should consult their own tax advisors regarding the tax consequences to them of the purchase, ownership and sale of the offered stock.

      We base the information in this section on the current Code, current, temporary and proposed Treasury regulations, the legislative history of the Code and current administrative interpretations of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

      Each investor is advised to consult his or her own tax advisor regarding the tax consequences to him or her of the purchase, ownership and sale of the offered stock, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, or sale and of potential changes in applicable tax laws.

Federal Income Taxation of the Company

      Beginning with our taxable year that will end December 31, 2005, we intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code. We believe that beginning with that taxable year we will have been organized and will have operated in a manner qualifying for taxation as a REIT under the Code, and we intend to continue to operate in such a manner. We can provide no assurance, however, that we have operated or will operate in a manner so as to qualify or remain qualified as a REIT.

      The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its U.S. stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations and administrative and judicial interpretations of Code provisions and regulations. We have not requested a ruling from the IRS with respect to any issues relating to our qualification as a REIT. Therefore, we can provide no assurance that the IRS will not challenge our REIT status.

      Preston Gates & Ellis LLP has acted as tax counsel to us in connection with this offering. Preston Gates & Ellis LLP is of the opinion that based on our proposed method of operation, we are in a position to qualify for taxation as a REIT for the taxable year that will end December 31, 2005. Preston Gates &

Ellis LLP’s opinion is based solely on our representations with respect to factual matters concerning our organization, our business operations and our properties. Preston Gates & Ellis LLP has not independently verified these facts. In addition, our qualification as a REIT depends, among other things, upon our meeting the requirements of Sections 856 through 860 of the Code throughout each year. Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, no assurance can be given that we will satisfy the REIT requirements during the taxable year that will end December 31, 2005, or in any future year.

      If we qualify as a REIT, we generally will not be subject to federal corporate income tax on the taxable income that we distribute to our stockholders each year. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, even if we qualify as a REIT, we could be subject to federal tax at the corporate level in the following circumstances:

      First, we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

      Second, under some circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference.

      Third, if we have net income from the sale or other disposition of “foreclosure property” (i.e., property acquired by us following a default on a lease of such property or on an indebtedness which such property secured) held primarily for sale to customers in the ordinary course of business, or income from foreclosure property that does not constitute qualifying income for purposes of the 75% income test (discussed below), we will be subject to tax at the highest corporate rate on such income.

      Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property that is held primarily for sale to customers in the ordinary course of business but that is not foreclosure property), we will be subject to a tax equal to 100% of such net income.

      Fifth, if we fail to satisfy either the 75% or 95% gross income test (discussed below) but have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a tax equal to 100% of the net income attributable to (1) the greater of (a) the amount by which we fail the 75% income test or (b) the amount by which we would have failed the 95% gross income test if the test were a 90% test as opposed to a 95% test, multiplied by (2) a fraction intended to reflect our profitability.

      Sixth, if we fail to distribute each year at least the sum of:

      (1) 85% of our REIT ordinary income for such year;

      (2) 95% of our REIT capital gain net income for such year; and

      (3) any undistributed taxable income from prior periods,

then we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts we actually distribute during the calendar year and (b) retained amounts on which we pay corporate income tax.

      Seventh, if we acquire any assets from a corporation subject to full corporate-level tax in certain tax-free transactions (including merger transactions) and we recognize gain on the disposition of such asset 10 years following the acquisition, then we will be subject to tax at the highest regular corporate rate on the lesser of the amount of gain that we recognize at the time of the sale or disposition and the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

Requirements for Qualification

      To qualify as a REIT, we must elect to be treated as a REIT and must meet the requirements, discussed below, relating to our organization, sources of income and nature of assets.

Organizational Requirements

      To qualify as a REIT, we must:

      (1) be managed by one or more trustees or directors;

(2)	use transferable shares of stock or transferable certificates to evidence beneficial ownership;

(3)	be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(4)	be neither a financial institution nor an insurance company;

(5)	have at least 100 persons as beneficial owners for at least 335 days of each 12-month taxable year and for a proportionate part of each taxable year of less than 12 months;

(6)	during the last half of each taxable year, not be closely held, i.e., not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer “individuals,” as defined in the Code to include certain entities (i.e., a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but not a qualified pension plan or profit sharing trust); and

(7)	meet other tests described below, including with respect to the nature of our assets and income.

      Conditions (5) and (6) will not apply until after the first taxable year for which we make an election to be taxed as a REIT. Our beneficial ownership is evidenced by transferable shares of stock. However, our charter currently includes certain restrictions regarding transfer of our common stock, which are intended (among other things) to assist us in continuing to satisfy conditions (5) and (6) noted above. We do not believe these restrictions cause our stock to be nontransferable within the meaning of Section 856(a)(2).

      To monitor compliance with the share ownership requirements, the federal tax laws require us to maintain records regarding the actual ownership of our stock. To do so, we must require written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the stock, i.e., the persons required to include the dividends we pay in their gross income. A stockholder that fails or refuses to provide us with this written statement is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the stock and other information. We are required to maintain as part of our records a list of those persons failing or refusing to comply with this requirement. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition.

Ownership of Interests in Taxable REIT Subsidiaries

      A “taxable REIT subsidiary” of ours is a corporation in which we directly or indirectly own stock and that elects, together with us, to be treated as a taxable REIT subsidiary of ours. In addition, if a taxable REIT subsidiary of ours owns, directly or indirectly, securities representing 35% or more of the vote or value of another corporation, that other corporation will automatically be treated as a taxable REIT subsidiary of ours. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular “C” corporation. The value of all of our taxable REIT subsidiaries may not exceed 20% of the total value of our assets.

      Generally, a taxable REIT subsidiary can perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests (discussed below). However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, the Code limits the ability of a taxable REIT subsidiary to deduct interest payments in excess of a certain amount paid to us. In addition, we must pay a 100% tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements between us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. We cannot assure you that any taxable REIT subsidiary will be able to fully deduct interest payments (if any) paid to us. In addition, we cannot assure you that the IRS would not seek to impose the 100% tax on services performed by any taxable REIT subsidiary for tenants of ours, or on a portion of the payments received by us from, or expenses deducted by, our taxable REIT subsidiaries.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

      In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT. Thus, our proportionate share of the assets, liabilities and items of income of our operating partnership will be treated as our assets, liabilities and items of income for purposes of applying and meeting the various REIT requirements. In addition, our operating partnership’s proportionate share of the assets, liabilities and items of income with respect to any partnership (including any limited liability company treated as a partnership) in which it holds an interest would be considered assets, liabilities and items of income of our operating partnership for purposes of applying and meeting the various REIT requirements.

      If we own all of the capital stock of a subsidiary corporation and we do not make an election to treat the subsidiary as a taxable REIT subsidiary, the subsidiary will be a “qualified REIT subsidiary” and its separate existence will be disregarded for federal income tax purposes. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary of ours will not be subject to federal corporate income taxation, although it may be subject to state and local income taxation in some states.

Income Tests

      To maintain qualification as a REIT, we must meet two gross income requirements annually. First, we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions) from investments relating to real property, including “rents from real property,” in certain circumstances, interest (including interest on debts secured by mortgages on real property), and investments in other REITs. Second, we must derive at least 95% of our gross income (excluding gross income from prohibited transactions) from the real property investments described in the preceding sentence as well as from dividends, interest, or gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

      Prior to the making of investments in properties, we may satisfy the 75% gross income test and the 95% income test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% gross income test only for one year from the receipt of proceeds from our investors. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% gross income test, we may invest the offering proceeds in less liquid investments approved by our board of directors such as mortgage-backed securities or shares of stock in other REITs. We intend to trace offering proceeds received for purposes of determining the one-year period for “new capital investments.” No rulings or regulations have been issued under the provisions of the Code governing “new capital investments,” so there can be no assurance that the IRS will agree with this method of calculation.

      Rents we receive or that we are deemed to receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the net income or profits of any person but can be based on a fixed percentage of gross receipts or gross sales.

      Second, “rents from real property” excludes any amount received directly or indirectly from a corporation or other entity 10% of which is owned, directly or indirectly, by us (although in some limited circumstances, rents we receive from a taxable REIT subsidiary may qualify as “rents from real property”).

      Third, rent attributable to personal property is generally excluded from “rents from real property,” except where such personal property is leased in connection with such real property and the rent attributable to such personal property is less than or equal to 15% of the total rent received under the lease. We do not anticipate deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rent attributable to such lease or receiving rent from related party tenants.

      Finally, amounts that are attributable to services furnished or rendered by us in connection with the rental of real property or to our management or operation of the property (“impermissible tenant services”), whether or not separately stated, will not constitute “rents from real property” unless such services are furnished through a taxable REIT subsidiary or an independent contractor from whom we do not derive any income. However, income from services we directly provide will qualify as “rents from real property” if they are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. Our rental income should not cease to qualify as “rents from real property” merely because we perform a de minimis amount of impermissible tenant services. The income from these services will be considered de minimis if the value of such services (valued at not less than 150% of our direct cost of performing such services) is less than 1% of the total income derived from such property.

      Our operating partnership may provide certain services with respect to our properties. We believe that these services will be of the type that are usually or customarily rendered in connection with the rental of space for occupancy only and that are not otherwise rendered to the tenants. Therefore, we believe that the provision of such customary services will not cause rents received with respect to our properties to fail to qualify as “rents from real property.” Noncustomary services and services rendered primarily for the tenants’ convenience will be provided by an independent contractor or a taxable REIT subsidiary to avoid jeopardizing the qualification of rent as “rents from real property.”

      Fees to perform property management services for properties that we do not own will not qualify under the 75% or the 95% gross income tests. Either we or our operating partnership also may receive certain other types of income with respect to our properties that will not qualify for either of these tests (including amounts received with respect to certain investments of cash reserves). However, we believe that the aggregate amount of such fees and other non-qualifying income in any taxable year will not cause us to exceed the limits for non-qualifying income under the 75% and 95% gross income tests.

      If we fail one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are eligible for relief under a certain provision of the Code. This relief provision generally will be available if: (1) our failure to meet such gross income tests is due to reasonable cause and not due to willful neglect; (2) we attach a schedule of the nature and amount of each item of income to our federal income tax return; and (3) the inclusion of any incorrect information on such schedule is not due to fraud with the intent to evade tax. We, however, cannot state whether in all circumstances we would be entitled to the benefit of this relief provision. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally receive exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “Federal Income Taxation of the Company,” even if this relief provision applies, a 100% tax would be imposed with respect to the part of our taxable income that fails the 75% or 95% tests.

Asset Tests

      At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets.

      First, at least 75% of the value of our total assets must be represented by real estate assets (such as realty and shares of stock in other REITs), cash and cash items (including receivables) and government securities.

      Second, no more than 25% of the value of our total assets may consist of securities (other than those securities includible in the 75% asset test).

      Third, except for equity investments in other REITs, qualified REIT subsidiaries or taxable REIT subsidiaries or other securities that qualify as “real estate assets” for purposes of the 75% asset test: (1) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; (2) we may not own more than 10% of any one issuer’s outstanding voting securities; and (3) we may not own more than 10% of the value of the outstanding securities of any one issuer. With respect to each issuer in which we acquire an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we will endeavor to ensure that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. In this regard, however, we cannot provide any assurance that the IRS might not disagree with our determinations.

      Fourth, no more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

      After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

Annual Distribution Requirements

      To qualify for taxation as a REIT in any year, we must meet the following annual distribution requirements.

      First, we must pay dividends (other than capital gain distributions) to our stockholders in an amount at least equal to (a) the sum of

(1)	90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and by excluding our net capital gain), and

(2)	90% of the net income, if any, from foreclosure property in excess of the excise tax on income from foreclosure property,

minus (b) the sum of certain items of non-cash income.

      We must pay these distributions in the taxable year to which they relate. Dividends paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of such prior year’s 90% distribution requirement if one of the following two sets of criteria are satisfied: (1) the dividends were declared in October, November, or December, the dividends were payable to stockholders of record on a specified date in such a month, and the dividends were actually paid during January of the subsequent year; or (2) the dividends were declared before we timely file our federal income tax return for such year, the dividends were distributed in the 12-month period following the close of the prior year and not later than the first regular dividend payment after such declaration, and we elected on our tax return for the prior year to have a specified amount of the subsequent dividend treated as if paid in the prior year. Even if we satisfy this annual distribution requirement, we will be subject to tax at regular corporate tax rates to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted. In the event that we do not meet this distribution requirement, we will be subject to corporate taxation for the year and may be ineligible to be taxed as a REIT for the following four years, as described in more detail below under “— Failure to Qualify as a REIT.”

      Second, we must distribute during each calendar year at least the sum of

      (1) 85% of our ordinary income for that year,

      (2) 95% of our capital gain net income for that year, and

      (3) any undistributed taxable income from prior periods.

      In the event that we do not satisfy this distribution requirement, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts we actually distribute during the calendar year and (b) retained amounts on which we pay corporate income tax.

      We intend to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the operating partnership agreement will authorize us, as general partner, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

      We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation. In such event, we may find it necessary to borrow funds to pay the required distribution or, if possible, pay taxable stock dividends in order to meet the distribution requirement.

      In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates. In the event that we are subject to an adjustment to our REIT taxable income resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS, or any agreement as to tax liability between us and an IRS district director, we may be able to correct any resulting failure to meet the 90% annual distribution requirement by paying “deficiency dividends” to our stockholders that relate to the adjusted year but that are paid in the subsequent year. To qualify as a deficiency dividend, the distribution must be made within 90 days of the adverse determination and we also must satisfy certain other procedural requirements. If the statutory requirements are satisfied, a deduction is allowed for any deficiency dividend subsequently paid by us to offset an increase in our REIT taxable income resulting from the adverse determination. We, however, will be required to pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

Earnings and Profits

      Throughout the remainder of this discussion, we frequently will refer to “earnings and profits.” Earnings and profits is a concept used extensively throughout corporate tax law, but it is undefined in the Code. Each corporation maintains an “earnings and profits” account that helps to measure whether a distribution originates from corporate earnings or from other sources. Distributions generally decrease the earnings and profits while income generally increases earnings and profits. If a corporation has positive earnings and profits, the distributions generally will be considered to come from corporate earnings. If a corporation has no earnings and profits, distributions generally will be considered a return of capital and then capital gain.

Failure to Qualify as a REIT

      If we fail to qualify as a REIT in any year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. In such event, to the extent of positive current or accumulated earnings and profits, all distributions to stockholders will be dividends, currently taxable to individuals at preferential rates (not exceeding 15%) under the Jobs and Growth Relief Reconciliation Act of 2003 (the “2003 Act”). Subject to certain limitations, corporate distributees may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Sale-Leaseback Transactions

      Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

      The IRS may take the position that a specific sale-leaseback transaction, which we treat as a true lease, is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. In this event, for purposes of the asset tests and the 75% gross income test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so re-characterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of re-characterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Stockholders

      For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. Stockholders will be taxed as discussed below.

Distributions Generally

      Distributions to taxable U.S. Stockholders, other than capital gain dividends discussed below, will constitute taxable dividends up to the amount of our positive current or accumulated earnings and profits. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individuals who receive dividends from taxable C corporations pursuant to the 2003 Act. An exception applies, however, and individual stockholders are taxed at such rates on dividends designated by and received from REITs, to the extent that the dividends are attributable to (i) income that the REIT previously retained in the prior year, and on which it was subject to corporate level tax, (ii) dividends received by the REIT from taxable corporations, or (iii) income from sales of appreciated property acquired from C corporations in carryover basis transactions. Because a REIT is not subject to tax on income distributed to its stockholders, the distributions made to corporate stockholders are not eligible for the dividends-received deduction. To the extent that we make a distribution in excess of our positive current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. Stockholder’s shares of common stock and then the distribution in excess of the tax basis will be taxable as gain realized from the sale of the common stock. Dividends we declare in October, November, or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by us and received by the stockholders on December 31 of the year, provided that we actually pay the dividends during January of the following calendar year. Stockholders are not allowed to include on their own federal income tax returns any of our tax losses.

      We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we make up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed in “Federal Income Taxation of the Company” and “Annual Distribution Requirements” above.

Capital Gain Distributions

      Distributions to U.S. Stockholders that we properly designate as capital gain distributions will be treated by our U.S. Stockholders as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the stockholder has held the stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations. Long-term capital gains are currently taxable at maximum federal rates of 15% (through 2008) in the case of stockholders who are individuals, and 35% for corporations. Capital gains we realize and distribute attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions. We will furnish you with reports as to the amount of the components of any capital gain distributions that we pay to you.

      We may elect to retain and pay income tax on any net long-term capital gain. In this instance, U.S. Stockholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. Stockholders also will be deemed to have paid their proportionate share of tax on such long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax. In addition, the basis of the U.S. Stockholders’ shares of stock will be increased in an amount equal to the excess of the amount of capital gain included in its income over the amount of tax it is deemed to have paid.

Certain Dispositions of Stock

      In general, you will recognize capital gain or loss on the disposition of our stock (including a redemption treated as a sale or exchange for federal tax purposes) equal to the difference between (1) the amount of cash and the fair market value of any property received on such disposition, and (2) your adjusted basis of such REIT stock.

      The tax rate applicable to recognized gain will depend on the stockholder’s holding period in the stock (generally, if the stockholder has held the stock for more than one year, it will produce long-term capital gain) and the stockholder’s tax bracket. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of capital gain realized by a non-corporate stockholder on the sale of common stock that would correspond to our “unrecaptured Section 1250 gain.” Stockholders should consult with their own tax advisors with respect to their capital gain tax liability. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of common stock that the stockholder has held for six months or less, after applying the holding period rules, will be treated as long-term capital loss, to the extent of distributions received by the U.S. Stockholder from us that were required to be treated as long-term capital gains.

Passive Activity Loss and Investment Interest Limitations

      You may not treat distributions we make to you or any gain from disposing of our common stock as passive activity income. Therefore, you will not be able to apply any “passive losses” against such income. Dividends we pay (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of our common stock (or capital gain dividends) generally will be excluded from investment income unless you elect to have such gain taxed at ordinary income rates.

Treatment of Tax-Exempt Stockholders

      Distributions we make to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute “unrelated business taxable income” (“UBTI”) unless the tax-exempt stockholder has borrowed to acquire or carry our shares of common stock. Qualified trusts that hold more than 10% (by value) of the stock of REITs held predominantly by qualified employee pension benefit trusts may be required to treat a certain percentage of such REIT’s distributions as UBTI. We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our stock, and we do not expect our stock to be deemed to be “predominately held” by qualified employee pension benefit trusts to the extent required to trigger the treatment of our income as UBTI to such trusts.

Information Reporting Requirements and Backup Withholding Tax

U.S. Stockholders

      In general, information reporting requirements will apply to payments of distributions on our common stock and payments of the proceeds of the sale of our common stock, unless an exception applies. Further, under certain circumstances, U.S. Stockholders may be subject to backup withholding, at a rate of 28% for 2004, on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if:

(1)	the payee fails to furnish his or her taxpayer identification number (which, for an individual, would be his or her Social Security Number) to the payor as required;

(2)	the payee furnishes an incorrect taxpayer identification number;

(3)	the IRS has notified the payee that such payee has failed to properly include reportable interest and dividends in the payee’s return or has failed to file the appropriate return and the IRS has assessed a deficiency with respect to such underreporting; or

(4)	the payee has failed to certify to the payor, under penalties of perjury, that the payee is not subject to withholding. In addition, backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. U.S. Stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

      Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. Stockholder will be allowed as a credit against the U.S. Stockholder’s federal income tax liability and may entitle the stockholder to a refund, provided that the stockholder furnishes the required information to the IRS.

Tax Aspects of Our Operating Partnership

General

      We expect that substantially all of our investments will be held through Cornerstone Operating Partnership, L.P., our operating partnership. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of a partnership and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of our operating partnership’s income, gain, loss, deduction and credit for purposes of the various REIT income tests and in the computation of our REIT taxable income. In addition, we will include our proportionate share of assets held by our operating partnership in the REIT asset tests.

Basis in Operating Partnership Interest

      Our adjusted tax basis in our interest in our operating partnership generally:

(1)	will be equal to the amount of cash and the basis of any other property that we contributed to our operating partnership,

(2)	will be increased by (a) our allocable share of our operating partnership’s income and (b) our allocable share of indebtedness of our operating partnership; and

(3)	will be reduced, but not below zero, by our allocable share of (a) losses suffered by our operating partnership, (b) the amount of cash distributed to us, and (c) constructive distributions resulting from a reduction in our share of indebtedness of our operating partnership.

      If the allocation of our distributive share of our operating partnership’s loss exceeds the adjusted tax basis of our partnership interest in our operating partnership, the recognition of such excess loss will be deferred until such time and to the extent that we have an adjusted tax basis in our partnership interest. To the extent that our operating partnership’s distributions, or any decrease in our share of the indebtedness of our operating partnership (such decreases being considered a cash distribution to the partners) exceed our adjusted tax basis, such excess distributions (including such constructive distributions) constitute taxable income to us. Such taxable income normally will be characterized as a capital gain if the interest in our operating partnership has been held for longer than one year, subject to reduced tax rates described above (See “ —Taxation of U.S. Stockholders — Capital Gain Distributions”). Under current law, capital gains and ordinary income of corporations generally are taxed at the same marginal rates.

Sale of the Properties

      Our share of gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “Requirements for Qualification — Income Tests.” Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of our operating partnership’s trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. We, however, do not presently intend to acquire or hold or allow our operating partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or our operating partnership’s trade or business.

State and Local Tax

      We may be subject to state and local tax in various states and localities. Our stockholders also may be subject to state and local tax in various states and localities. The tax treatment to us and to our stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, before you buy our common stock, you should consult your own tax advisor regarding the effect of state and local tax laws on an investment in our common stock.

ERISA CONSIDERATIONS

      The following is a summary of some considerations associated with an investment in our stock by a qualified employee pension benefit plan or an individual retirement account (IRA). This summary is based on provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and the Internal Revenue Code, each as amended through the date of this prospectus, and relevant regulations and opinions and other authority issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

      Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our stock must, taking into account the facts and circumstances of each such plan or IRA (Benefit Plan), consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances appertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce UBTI to the Benefit Plan (see “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

      Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

      ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

      Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan unless an administrative or statutory exemption applies. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party in interest or disqualified person. The transfer to, or use by or for the benefit of, a party in interest, or disqualified person of any assets of a Benefit Plan is also prohibited, as is the furnishing of services between a plan and a party in interest. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

      In order to determine whether an investment in our stock by Benefit Plans creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our stock will cause our assets to be treated as assets of the investing Benefit Plans. Neither ERISA nor the Internal Revenue Code define the term “plan assets”; however, U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule. As discussed below, we have received an opinion of counsel that, based on the Plan Assets Regulation, our underlying assets should not be deemed to be “plan assets” of Benefit Plans investing in stock, assuming the conditions set forth in the opinion are satisfied, based upon the fact that at least one of the specific exemptions set forth in the Plan Assets Regulation is satisfied, as determined under the criteria set forth below.

      Specifically, the Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly-offered security.” A publicly-offered security must be:

•	sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

      Our stock is being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class registered under the Securities Exchange Act. In addition, we anticipate having well in excess of 100 independent stockholders. Thus, both the first and second criterion of the publicly-offered security exception will be satisfied.

      Whether a security is “freely transferable” depends upon the particular facts and circumstances. For example, our stock is subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our stock is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the stock to be deemed not “freely transferable.”

      In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in our stock might constitute an ineffective delegation of fiduciary responsibility to our advisor and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our stock might be deemed to result in an impermissible commingling of IRA assets with other property.

      If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their stock to us or we might dissolve or terminate.

      If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

      We have obtained an opinion from Preston Gates & Ellis LLP that it is more likely than not that our stock will be deemed to constitute “publicly-offered securities” and, accordingly, that it is more likely than not that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation, assuming the offering takes place as described in this prospectus. If our underlying assets were not deemed to be “plan assets,” the problems discussed in the immediately preceding three paragraphs are not expected to arise.

Other Prohibited Transactions

      Regardless of whether the stock qualifies for the “publicly-offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, our advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the stock. Accordingly, unless an administrative or statutory exemption applies, stock should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or “plan assets,” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our stock and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

      A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

      Unless and until our stock is listed on a national securities exchange or are included for quotation on the Nasdaq National Market or other over-the-counter market, it is not expected that a public market for the stock will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of the stock, namely when the fair market value of the stock is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of stock, we intend to have our advisor prepare annual reports of the estimated value of our stock.

      Eventually, we may engage a third-party valuation firm to value our stock; however, we intend to use our advisor’s estimate until at least three fiscal years after completion of our offering stage. (We view our offering stage as complete upon the termination of our first public equity offering that is followed by a one-year period in which we do not engage in another public equity offering. For purposes of this definition, we do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership). Furthermore, our advisor has indicated that during this initial period it intends to use the most recent price paid to acquire a share in our offering (ignoring reduced purchase prices for certain categories of purchasers) as its estimated per share value of our stock. Although this approach to valuing our stock has the advantage of avoiding the cost of paying for appraisals or other valuation services, the estimated value may bear little relationship and will likely exceed what you might receive for your shares of them if you tried to sell them or if we liquidated the portfolio.

      After three years from completion of our offering stage, the estimated value of our stock will be based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our properties and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our properties, nor will they represent the amount of net proceeds that would result from an immediate sale of our properties. For these reasons, the estimated valuations should not be used for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. Even after our advisor no longer uses the most recent offering price as the estimated value of one of our shares of stock, you should be aware of the following:

•	the estimated values may not be realized by us or by you upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because the estimates may not take into account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your stock; and

•	using the estimated values, or the method used to establish values, may not comply with the ERISA or IRA requirements described above.

DESCRIPTION OF SECURITIES

      Our charter authorizes the issuance of 300,000,000 shares of stock, of which 290,000,000 shares are designated as common stock with a par value of $0.001 per share and 10,000,000 shares are designated as preferred stock with a par value of $0.001 per share. In addition, our board of directors, with the approval of a majority of the entire board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

      As of the date of this prospectus, 125 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

      Subject to our charter restrictions on transfer of our stock and except as may otherwise be specified in the terms of any class or series of common stock, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding shares of common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to such dividends as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. While our board will endeavor to authorize the company to pay such dividends as are necessary for us to qualify as a REIT, stockholders will have no right to any dividend unless and until authorized by the board and declared by us. Holders of shares of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue. In addition, holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights. Subject to our charter restrictions on transfer of our stock, all shares of common stock will have equal dividend, liquidation and other rights.

      Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that, until our stock is listed on a national securities exchange, the Nasdaq National Market or other over-the-counter market, we will not issue shares in certificated form. We will maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the stock until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

      Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

Issuance of Additional Securities and Debt Instruments

      Our directors are authorized to issue additional stock or other convertible securities for cash, property or other consideration on such terms as they may deem advisable. Our directors are also authorized to classify or reclassify any unissued shares of our stock without approval of the holders of our outstanding securities. Subject to some restrictions, our directors may cause us to issue debt obligations, including debt with conversion privileges on more than one class of our stock. Our directors may issue debt obligations on such terms and conditions as they may determine, including debt with the right to convert into stock. Subject to some restrictions, our directors may also cause us to issue warrants, options and rights to buy our common stock on such terms as they deem advisable to our stockholders, as part of a financing arrangement, or pursuant to stock option plans. Our directors may cause us to issue warrants, options and rights to buy our common stock even though their exercise could result in dilution in the value of our outstanding common stock.

Meetings and Special Voting Requirements

      An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors or our chief executive officer or upon the written request of stockholders holding at least 10% of the shares entitled to be cast on any issue proposed to be considered at the special meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

      Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides that without the approval of a majority of the shares entitled to vote on the matter, the board of directors may not:

•	amend the charter, including any amendment that would adversely affect the rights, preferences and privileges of the stockholders and any amendment relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions, except that the board of directors, with the approval of a majority of the entire board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue or as otherwise permitted by the Maryland General Corporation Law;

•	cause our liquidation or dissolution after our initial investment in property;

•	sell all or substantially all of our assets other than in the ordinary course of business or as otherwise permitted by law; or

•	cause our merger or reorganization except as permitted by law.

      Our advisor will be selected and approved as our advisor annually by our directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter and with or without cause, to remove a director from our board.

      Our charter provides that our advisor, our directors, or any of their affiliates may not vote or consent on matters submitted to our stockholders regarding the removal of our advisor, our directors or any of their affiliates or any transaction between us and any of them.

      Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, if available, and the number of shares owned by each stockholder and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Stockholders and their representatives shall also be given access to our trust records at reasonable times. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

Restriction on Ownership of Stock

Ownership Limit

      In order for us to qualify for taxation as a REIT, during the last half of each taxable year, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities. In addition, the outstanding stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply until after the first taxable year for which we make an election to be taxed as a REIT. We may prohibit certain acquisitions and transfers of stock so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

      In order to assist us in preserving our status as a REIT, our charter contains a limitation on ownership that prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of any class or series of our stock unless exempted by our board of directors. Our charter provides that any transfer of stock that would violate our share ownership limitations is null and void and the intended transferee will acquire no rights in such stock. Our board of directors may in its sole discretion, based upon receipt of information that such transfer would not violate the provisions of the Internal Revenue Code for qualification as a REIT waive the 9.8% ownership limit with respect to a proposed transferee upon such conditions as the board may direct.

      In addition, our charter provides that any attempted transfer of our stock which, if effective, would result in

•	our stock being owned by fewer than 100 persons,

•	our failing to qualify as a REIT by reason of being “closely held” under Section 856(h) of the Internal Revenue Code,

•	our constructively owning 9.8% or more of the ownership interests in a tenant of our company’s, our operating partnership’s or any subsidiary’s real property within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or

•	our failing to qualify as a REIT by reason of a violation of an applicable jurisdiction’s securities laws or regulations will be null and void and the intended transferee will acquire no rights in such stock.

      Shares of stock that, if transferred, would cause an individual or entity to be in excess of the 9.8% ownership limit (without an exemption from our board of directors) will be transferred automatically to a trust effective as of the close of business on the day before the reported transfer of such stock or to violate any of the other provisions set forth above. The record holder of the shares of stock that are held in trust will be required to submit such number of shares to us in the name of the trustee of the trust. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Stock held in trust will remain issued and outstanding stock and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all dividends and distributions on the stock held in trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be repaid by the recipient to the trustee. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. The trustee may vote any stock held in trust. Subject to Maryland law, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

      At our direction, the trustee will transfer the stock held in trust to a person whose ownership will not violate the ownership limit. The transfer shall be made within 20 days of our receipt of notice that stock has been transferred to the trust. During this 20-day period, we will have the option of redeeming such stock. Upon any such transfer or redemption, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale or redemption to the proposed transferee and to the beneficiary as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net proceeds in excess of the amount payable to the proposed transferee will be paid to the beneficiary.

      In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer for a period of 20 days after the later of the event causing the shares to be held in the trust or, if we did not receive notice of a restricted transfer, our determination in good faith that such an event has occurred. Upon a sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

      Any person who acquires stock in violation of the foregoing restrictions or who owns stock that was transferred to any such trust is required to give immediate written notice to us of such event, and any person who transfers or receives stock subject to such limitations is required to give us 15 days written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

      In addition, every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder or as may be requested by the board of directors) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

      The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to the underwriter in an offering of stock or, as discussed above, to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

      The foregoing restrictions could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Suitability Standards and Minimum Purchase Requirements

      State law and our charter require that purchasers of our stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution — Minimum Purchase Requirements.” The standards apply not only to purchasers in this offering, but also to potential transferees of your stock. As a result, the requirements regarding suitability and minimum purchase amounts, which are applicable until our shares of common stock are listed on a national securities exchange, the Nasdaq National Market or other over-the-counter market, may make it more difficult for you to sell your stock.

Dividends

      We intend to pay dividends quarterly, if not more frequently. Dividends will be paid to investors who are stockholders as of the record dates selected by our board of directors. We expect to calculate our periodic dividends based upon daily record and dividend declaration dates so our investors will be entitled to be paid dividends immediately upon their purchase of stock. We will then make dividend payments quarterly, if not more frequently, following such calculation.

      We are required to pay dividends sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, income distributed as dividends will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income. See “Federal Income Tax Considerations — Annual Distribution Requirements.”

      Dividends will be authorized at the discretion of our board of directors. Our board will be guided, in substantial part, by its desire to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, dividends may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make dividends relatively uniform. We may borrow money, issue securities or sell assets in order to make dividend distributions.

      We are not prohibited from distributing our own securities in lieu of making cash dividends to stockholders. We intend to declare a special 10% stock dividend described below to the investors who purchase the first $125,000,000 of stock sold in this offering but our board of directors may reduce the amount of proceeds which we raise which are eligible to receive the special 10% stock dividend. The shares issued as a special 10% stock dividend are not readily marketable. We may issue other securities as stock dividends in the future and these securities we may distribute to our stockholders may not be readily marketable. Stockholders may incur transaction expenses in liquidating the securities.

Special 10% Stock Dividend for Early Investors

      Prior to the effective date of this prospectus, our board of directors will have authorized a one-time 10% stock dividend to be paid to the stockholders of record on the date that we raise $125,000,000 in this offering. Our board of directors may change the record date for this special 10% stock dividend to an earlier date. If you are one of the investors who purchase the stock sold in this offering before the record date for this special 10% stock dividend, you will receive one additional share of stock for every 10 shares of stock you own as of the record date. This special 10% stock dividend has the effect of lowering your effective purchase price per share of stock by approximately 10%. This special 10% stock dividend will not affect the price at which you are eligible to purchase shares pursuant to our dividend reinvestment plan or the price at which we would redeem your stock pursuant to our stock repurchase plan. The price under both of these plans will be based on the price you paid for the shares of stock which you actually purchased. We will notify prospective investors of the date on which we declare this special 10% stock dividend by means of a sticker supplement to this prospectus. Stock dividends are generally not subject to federal income tax.

Dividend Reinvestment Plan

      We currently have a dividend reinvestment plan available that allows you to have dividends and other distributions otherwise distributable to you invested in additional shares of our common stock. The following discussion summarizes the principal terms of the dividend reinvestment plan. The full text of our Dividend Reinvestment Plan is included as Appendix B to this prospectus.

Eligibility

      Participation in the dividend reinvestment plan is limited to investors who have purchased stock in this offering or holders of units of our operating partnership. See “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers” below for other restrictions on eligibility to purchase stock under the dividend reinvestment plan. We may elect to deny your participation in the dividend reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

Election to Participate

      Assuming you are eligible, you may elect to participate in the dividend reinvestment plan by completing the Subscription Agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in the dividend reinvestment plan will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may continue to purchase stock under our dividend reinvestment plan until we have sold all of the shares of stock registered in this offering, have terminated this offering or have terminated the dividend reinvestment plan. You can choose to have all or a portion of your dividends reinvested through the dividend reinvestment plan. You may also change the percentage of your dividends that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker-dealer or, if you purchased your stock in this offering other than through a participating broker-dealer, through the dealer manager.

Stock Purchases

      Stock will be purchased under the dividend reinvestment plan on our distribution payment dates. The purchase of fractional shares is a permissible, and likely, result of the reinvestment of dividends under the dividend reinvestment plan.

      The purchase price per share will be 95% of the price paid by the purchaser for our common stock, but not less than $7.05 per share of our common stock. This price may bear little relationship to and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio.

Account Statements

      Our dealer manager or a participating broker-dealer will provide a confirmation of your periodic purchases under the dividend reinvestment plan. Within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned, and the amount of dividends paid in the prior year. We will send to all participants in the plan, without charge, all supplements to and updated versions of this prospectus which we are required to provide under applicable securities laws.

Fees and Commissions

      If we paid a sales commission in connection with the sale of stock in our primary offering, we will pay a 5% sales commission on any dividends that are earned with respect to those shares of stock and reinvested under our dividend reinvestment plan. Otherwise, we will not pay sales commissions on stock sold under our dividend reinvestment plan. No dealer manager fees and non-accountable due diligence expense allowance will be paid on stock sold under the plan. Whether we pay a sales commission will not affect your purchase price under the dividend reinvestment plan; rather, it will affect the net proceeds to us from the sale. We will not receive a fee for selling stock under the dividend reinvestment plan. Sales under our dividend reinvestment plan, however, will result in additional fee income for our advisor. See “Management Compensation.”

Voting

      You may vote all shares of stock acquired through the dividend reinvestment plan.

Tax Consequences of Participation

      If you elect to participate in the dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash but rather to have the dividends withheld and reinvested pursuant to the dividend reinvestment plan.

      Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional stock. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. See “Federal Income Tax Considerations — Taxation of U.S. Stockholders — Distributions Generally.” We will withhold 28% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding. See “Federal Income Tax Considerations — Information Reporting Requirements and Backup Withholding Tax.”

Termination of Participation

      You may terminate your participation in the dividend reinvestment plan at any time by providing us with written notice. Any transfer of your stock will effect a termination of the participation of those shares of stock in the dividend reinvestment plan. You must promptly notify us should you no longer meet the suitability standards described above at “Suitability Standards” immediately following the cover page of this prospectus or cannot make the other representations or warranties set forth in the Subscription Agreement at any time prior to the listing of the stock on a national stock exchange, the Nasdaq National Market or other over-the-counter market. We will terminate your participation to the extent that a reinvestment of your dividends in our stock would cause you to exceed the ownership limitation contained in our charter.

Amendment or Termination of Plan

      We may amend or terminate the dividend reinvestment plan for any reason at any time upon 10 days prior written notice to participants.

Proposed Stock Repurchase Program

      Our board of directors intends to adopt a stock repurchase program that would enable our stockholders to sell their stock to us in limited circumstances. We will not adopt the program until the earlier of (i) the completion of this primary offering, which may last until                     , 2007 or (ii) receipt by us of SEC exemptive relief from rules restricting issuer purchases during distributions, which relief we may not obtain. Moreover, even when one of these conditions is met, our board of directors could choose not to adopt the proposed stock repurchase program or to amend its provisions without stockholder approval. Upon adoption, our proposed stock repurchase program would permit you to sell your stock back to us after you have held it for at least one year, subject to the significant conditions and limitations described below.

      As long as our common stock is not listed on a national securities exchange, the Nasdaq National Market or other over-the-counter market, our stockholders who have held their stock for at least one year may be able to have all or any portion of their shares of stock redeemed in accordance with the procedures described in this prospectus. At that time, we may, subject to the conditions and limitations described below, redeem the shares of stock presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. The amount that we may pay to redeem stock will be the redemption price set forth in the following table which is based upon the number of years the stock is held:

Number Years Held	Redemption Price

Less than 1	No Redemption Allowed
1 or more but less than 2	90% of your purchase price
2 or more but less than 3	95% of your purchase price
3 or more but less than 5	100% of your purchase price
5 or more	Estimated liquidation value

      The estimated liquidation value for the repurchase of shares of stock held for 5 or more years will be determined by our advisor or another person selected for such purpose and will be approved by our board of directors. The stock repurchase price is subject to adjustment as determined from time to time by our board of directors. At no time will the stock repurchase price exceed the price at which we are offering our common stock for sale.

      In the event that all of your shares of stock will be redeemed, shares purchased pursuant to our dividend reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. In addition, for purposes of the one-year holding period, limited partners of our operating partnership who redeem their limited partnership units for shares of our stock will be deemed to have owned their shares as of the date they were issued their limited partnership units in our operating partnership.

      Our board of directors reserves the right in its sole discretion at any time and from time to time to (i) waive the one-year holding period in the event of the death of a stockholder or (ii) adjust the redemption price for our shares of stock, of (iii) suspend or terminate our stock repurchase program.

      During this offering and each of the first three years following the closing of this offering, our stock repurchase program would limit the number of shares of stock we could redeem to those that we can purchase with net proceeds from the sale of stock under our dividend reinvestment plan. During this offering and each of the first three years following the closing of this offering, we do not intend to redeem more than 3% of the weighted average number of shares outstanding at the end of the prior calendar year. Our board of directors may modify our stock repurchase program so that we can redeem stock using the proceeds from the sale of our real estate investments or other sources.

      As proposed, we would redeem shares of stock on the last business day of each month. Requests for redemption would have to be received at least five business days before that date in order for us to repurchase the stock that month. If we could not purchase all shares of stock presented for redemption in any month, we would attempt to honor redemption requests on a pro rata basis. We would deviate from pro rata purchases in two ways: (i) if a pro rata redemption would result in you owning less than half of the minimum amounts described at “Plan of Distribution — Minimum Purchase Requirements,” then we would redeem all of your shares of stock; and (ii) if a pro rata redemption would result in you owning more than half but less than all of those minimum amounts, then we would not redeem any shares of stock that would reduce your holdings below the minimum amounts.

      If we did not completely satisfy a stockholder’s redemption request at month-end because the request was not received in time or because of the restrictions on the number of shares we could redeem under the program, we would treat the unsatisfied portion of the redemption request as a request for redemption in the following month unless the stockholder withdrew his or her request before the next date for redemptions. Any stockholder could withdraw a redemption request upon written notice to the address provided below before the date for redemption.

      We will notify you upon adoption of the stock repurchase program. Thereafter, qualifying stockholders who desire to have their stock redeemed would need to give written notice to Cornerstone Realty Fund, Inc., 4590 MacArthur Blvd., Suite 610, Newport Beach, California 92660, Attn: Investor Services or such other address as we provide to you for this purpose.

      After adoption of the stock repurchase program, our board of directors could amend, suspend or terminate the program at any time. We would notify you of such developments (i) in the annual or quarterly reports mentioned above or (ii) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.

      Our proposed stock repurchase program would only provide stockholders a limited ability to have stock redeemed for cash until a secondary market develops for the stock, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your stock will ever develop.

Registrar and Transfer Agent

      We intend to appoint a registered transfer agent to serve as the registrar and transfer agent for our common stock.

Restrictions on Roll-Up Transactions

      In connection with any proposed transaction considered a “Roll-up Transaction” (defined below) involving us and the issuance of securities of an entity, which we refer to as a “Roll-up Entity,” that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties will be obtained from a competent independent appraiser. The properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the properties as of a date immediately preceding the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.

      A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or included for quotation on the Nasdaq National Market or other over-the-counter market; or

•	a transaction involving the conversion to corporate, trust, or association form of only us if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to our advisor or our investment objectives.

      In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A)	remaining as stockholders of us and preserving their interests therein on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

      We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and dissolution of us;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of stock by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investors’ rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Stock — Meetings and Special Voting Requirements;” or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

Business Combinations

      Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

      After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation; and (2) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

      These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

      None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

      Should our board opt in to the business combination statute, it may discourage others from trying to acquire control of Cornerstone Realty Fund and increase the difficulty of consummating any offer.

Control Share Acquisitions

      The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are not entitled to vote on the matter. “Control shares” are voting shares which, if aggregated with all other shares owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

      Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.

      Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

      If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

      If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

      The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

      Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

      Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

      Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.

Advance Notice of Director Nominations and New Business

      Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors, or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of the Charter and Bylaws

      The advance notice provisions of the bylaws could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. Likewise, if our company’s board of directors were to opt in to the business combination provisions of the Maryland General Corporation Law or the provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law, or if the provision in the bylaws opting out of the control share acquisition provisions of the Maryland General Corporation Law were rescinded, these provisions of the Maryland General Corporation Law could have similar anti-takeover effects.

THE OPERATING PARTNERSHIP AGREEMENT

General

      Cornerstone Operating Partnership, L.P., which we refer to as our operating partnership, was formed on November 30, 2004 to acquire, own and operate properties on our behalf. As a result of this structure, we are considered to be an umbrella partnership real estate investment trust, or UPREIT. An UPREIT is a structure REITs often use to acquire real property from owners on a tax deferred basis (the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties). Such owners may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of our operating partnership will be deemed to be assets and income of the REIT.

      We expect that substantially all of our assets will be held by our operating partnership. We are the sole general partner of our operating partnership. Prior to the effective date of this prospectus, our advisor and its affiliates will purchase $1,000 of limited partnership units in our operating partnership. On the effective date of this prospectus, our advisor will be the only limited partner of our operating partnership. As the sole general partner, we will have the exclusive power to manage and conduct the business of our operating partnership.

      The following is a summary of material provisions of the limited partnership agreement of our operating partnership. This summary is qualified by the specific language in the limited partnership agreement. You should refer to the limited partnership agreement, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

      As we accept subscriptions for stock, we will transfer substantially all of the net proceeds of the offering to our operating partnership as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Our operating partnership will be deemed to have simultaneously paid the sales commissions and other costs associated with the offering. If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our advisor or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and us.

Operations

      The limited partnership agreement of our operating partnership provides that, so long as we remain qualified as a REIT, our operating partnership is to be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for tax purposes. As a general partner of our operating partnership, we are also empowered to take the necessary steps to ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code. Classification as a publicly traded partnership could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

      The value of each unit of limited partnership interest in our operating partnership will be determined by our board of directors but is expected to be the same as the value of each share of our stock. We intend to exchange units of limited partnership interest in our operating partnership for properties based on the appraised value of the property or such lesser amount to which we and the seller of the property agree.

      The limited partnership agreement provides that our operating partnership will distribute cash flow from operations to its partners in accordance with their relative percentage interests on at least a quarterly basis in amounts we, as general partner, determine. The effect of these distributions will be that a holder of one unit of limited partnership interest in our operating partnership will receive the same amount of annual cash flow distributions as the amount of annual dividends paid to the holder of one of our shares.

      Similarly, the limited partnership agreement provides that profits and taxable income are allocated to the partners of our operating partnership in accordance with their relative percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations, the effect of these allocations will be that a holder of one unit of limited partnership interest in our operating partnership will be allocated, to the extent possible, taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership. Losses cannot be passed through to our stockholders.

      If our operating partnership liquidates, debts and other obligations must be satisfied before the partners may receive any distributions. Any distributions to partners then will be made to partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

      As our operating partnership’s general partner, we generally have complete and exclusive discretion to manage and control our operating partnership’s business and to make all decisions affecting its assets. This authority generally includes, among other things, the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine our operating partnership with another entity.

      Our operating partnership will pay or cause our advisor to be reimbursed for all the administrative and operating costs and expenses it incurs in acquiring and operating real properties. Our operating partnership also will pay or cause our advisor to be reimbursed for all of our administrative costs and expenses and such expenses will be treated as expenses of our operating partnership. Such expenses will include:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

      The only costs and expenses we may incur for which we will not be reimbursed by our operating partnership will be costs and expenses relating to properties we may own outside of our operating partnership. We will pay the expenses relating to such properties directly.

Exchange Rights

      Upon the admission of additional limited partners, if any, the limited partners of our operating partnership have the right to cause our operating partnership to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units by issuing one share of our common stock for each limited partnership unit redeemed. These exchange rights may not be exercised, however, if and to the extent that the delivery of stock upon such exercise would:

•	result in any person owning stock in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our stock being owned by fewer than 100 persons;

•	result in us being “closely held” within the meaning of Section 856(h) of the Code; or

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.

      Furthermore, limited partners may exercise their exchange rights only after their limited partnership units have been outstanding for one year. A limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,250 limited partnership units, unless such limited partner holds less than 1,250 units. In that case, he must exercise his exchange right for all of his units.

      Limited partners exchange their limited partnership units for our shares based on the conversion ratio set forth in the operating partnership agreement. The conversion ratio is initially one to one but is adjusted based on certain events including:

•	if we declare or pay a dividend in stock (other than the special 10% stock dividend) on our outstanding stock;

•	if we subdivide our outstanding stock; or

•	if we combine our outstanding stock into a smaller number of shares.

Change in General Partner

      We are generally not allowed to withdraw as the general partner of our operating partnership or transfer our general partnership interest in our operating partnership (except to a wholly owned subsidiary). The principal exception to this is if we merge with another entity and (1) the holders of a majority of partnership units (including those we hold) approve the transaction; (2) the limited partners receive or have the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (3) we are the surviving entity and our stockholders do not receive cash, securities, or other property in the transaction; or (4) the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners have no right to remove us as general partner.

Transferability of Interests

      With certain exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent as the general partner. In addition, pursuant to our charter our advisor may not transfer its interest in our operating partnership as long as it is acting as our advisor.

Amendment of Limited Partnership Agreement

      An amendment to the limited partnership agreement requires the consent of the holders of a majority of the partnership units (including the partnership units we hold). Additionally, we, as general partner, must approve any amendment. However, certain amendments require the consent of the holders of a majority of the partnership units (excluding the partnership units we or one of our affiliates holds). Such amendments include:

•	any amendment affecting the exchange right to the detriment of the limited partners (except for certain business combinations where we merge with another entity and leave our operating partnership in existence to hold all the assets of the surviving entity);

•	any amendment that would adversely affect the limited partners’ rights to receive distributions, except for amendments we make to create and issue preferred partnership units;

•	any amendment that would alter how we allocate profits and losses, except for amendments we make to create and issue preferred partnership units;

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions.

PLAN OF DISTRIBUTION

General

      We are publicly offering a maximum of 55,400,000 shares through Pacific Cornerstone Capital, Inc., our dealer manager, a registered broker-dealer affiliated with our advisor. Of this amount, we are offering 44,400,000 shares in our primary offering at a price of $8 per share (except as noted below) on a “best efforts” basis, which means that the dealer manager must use only its best efforts to sell the stock and has no firm commitment or obligation to purchase any of the stock. We are offering the remaining 11,000,000 shares through our dividend reinvestment plan at a purchase price equal to 95% of price you paid for your shares, but in no event less than $7.05 per share. Our primary 44,400,000-share offering will terminate by                     , 2007; thereafter, we may only continue to offer stock in this offering through our dividend reinvestment program. We reserve the right to terminate the primary offering or the dividend reinvestment plan offering at any time.

Compensation of Dealer Manager and Participating Broker-Dealers

      Except as provided below, Pacific Cornerstone Capital, Inc., our dealer manager and affiliate, will receive sales commissions of up to 7% of the gross proceeds for stock sold in our primary offering and 5% of the gross offering proceeds for stock sold pursuant to our dividend reinvestment plan. Except for stock sold under our dividend reinvestment plan, for which there will be no dealer manager fee, and in other instances described below, the dealer manager will receive up to 3% of the gross proceeds from our primary offering as compensation for acting as the dealer manager and for expenses incurred in connection with marketing our stock and paying the employment costs of the dealer manager’s wholesalers. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the stock.

      We currently expect the dealer manager to use multiple channels to sell our stock, each of which has a different sales commission and dealer manager fee structure.

      Sales Through Broker Dealers. The dealer manager may sell our stock and may also authorize other broker-dealers that are members of the NASD, which we refer to as participating broker-dealers, to sell our stock. In the event of the sale of stock in our primary offering through participating broker-dealers, the dealer manager may re-allow all or a portion of the sales commissions that we pay to these participating broker-dealers. If both the participating and the investor agree, the sales commissions can be paid on a deferred basis. See “Deferred Commission Option” below.

      The dealer manager may re-allow to a participating broker-dealer a portion of the dealer manager fee earned on the proceeds raised by the participating broker-dealer. This re-allowance would be in the form of a marketing fee and may also include a reimbursement of certain of a participating broker-dealer’s distribution-related costs, such as the costs and expenses of attending educational conferences sponsored by our dealer manager, and direct attendance fees we may pay for employees of our dealer manager or other affiliates to attend a seminar sponsored by a participating broker-dealer.

      In addition, we will pay the dealer manager a non-accountable due diligence expense allowance of 0.5% of the gross proceeds from our primary offering, all or a portion of which may be reallowed to the participating broker-dealer.

      Sales To Affiliates of Participating Broker-Dealers. We may sell stock in our primary offering to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and qualified plans of their representatives for $7.44 per share, reflecting that sales commissions in the amount of $0.56 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering. For purposes of this reduced price, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of stock..

      Sales Through Fee-for-Service Investment Advisors. Our stock will also be distributed through registered investment advisory representatives who are generally compensated on a fee-for-service basis by the investor. In the event of the sale of stock in our primary offering through an investment advisory representative compensated on a fee-for-service basis by the investor, the dealer manager will waive its right to a commission and a portion of the dealer manager fee, and we will sell such stock for $7.40 per share, reflecting that sales commissions and a portion of the dealer manager fee in the amount of $0.60 per share will not be payable.

      Sales to our Affiliates. Our directors and officers, as well as directors, officers and employees of our advisor or its affiliates, including sponsors and consultants, may purchase stock in our primary offering at a reduced price. The purchase price for such stock shall be $7.16 per share reflecting the fact that sales commissions and dealer manager fees in the aggregate amount of $0.84 per share which will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of stock. Our advisor and its affiliates are expected to hold their stock purchased as stockholders for investment and not with a view towards distribution.

      Sales Pursuant to Our Dividend Reinvestment Plan. With respect to sales commissions in connection with sales under our dividend reinvestment plan, the dealer manager will re-allow its sales commissions, which are equal to 5.0% of the gross offering proceeds, in cases where the reinvested dividends relate to sales through participating broker-dealers in which the participating broker-dealer was compensated solely on a commission basis. For all other distribution channels, there are no sales commissions paid for sales under the dividend reinvestment plan. Despite there being no sales commissions for sales through these other distribution channels, the purchase price remains at least $7.05 per share for all purchases under the dividend reinvestment plan.

      Any reduction in commissions in instances where lesser or no commissions or dealer manager fees are paid by us in connection with the sale of our stock will reduce the effective purchase price per share of stock to the investor involved but will not alter the net proceeds payable to us as a result of such sale. Dividends and distributions will be the same with respect to all share of stock whether or not the purchaser received a discount. Investors for whom we pay reduced commissions or dealer manager fees will receive higher returns on their investments in our stock as compared to investors for whom we do not pay reduced commissions and dealer manager fees.

      Under the rules of the NASD, total underwriting compensation, including sales commissions, the dealer manager fee and underwriter expense reimbursement, may not exceed 10% of our gross offering proceeds, except for bona fide due diligence expenses, which may not exceed 0.5% of our gross offering proceeds. The NASD and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. With our advisor’s obligation to reimburse us to the extent the organization and offering expenses (other than the sales commissions, dealer manager fee and non-accountable due diligence expense allowance) exceed 5% of our gross offering proceeds, our total organization and offering expenses are capped at 15%, as shown in the following table:

Organization and Offering Expenses

Maximum Percent
of Gross
Expense	Offering Proceeds

Sales commissions	7.0%
Dealer manager fee(1)	3.0%
Non-accountable due diligence expense allowance(1)	0.5%
All other organization and offering expenses(1)	5.0%

Maximum We Will Pay	15.0%

(1)	Payable only on gross proceeds from our primary offering

      Our dealer manager sponsors educational conferences for broker-dealers and their representatives. Our dealer manager will pay the travel, lodging and meal costs of invitees. The other costs of the educational conferences will be borne by Cornerstone-sponsored programs, including us. Our estimated costs associated with these educational conferences are included in our estimates of our organization and offering expenses.

      We will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the underwriting agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities.

Deferred Commission Option

      Purchasers in this offering may agree with their participating broker-dealers and the dealer manager to have sales commissions due with respect to the purchase of their stock paid over a six year period pursuant to a deferred commission arrangement. In these instances, we will sell our shares at a reduced price and pay the participating broker-dealer a correspondingly reduced sales commission at the time of sale. The balance of the normal commission would be paid to the broker-dealer over six years out of the dividends or other distributions that are declared and paid with respect to the reduced-priced shares sold through such broker-dealer. We have no obligation to pay the deferred commission. Our sole obligation is to remit payments to the participating broker-dealers and the dealer manager from funds otherwise payable to the stockholder who agreed to the deferred commission arrangement. In effect, the investor would pay the balance of the regular purchase price on a deferred basis by having future dividend payments or other distributions reduced by the amount of the reduction in the original purchase price of the shares. The amount by which by the investor’s dividends are reduced in these cases would be paid to the broker-dealer as deferred commissions.

      More specifically, purchasers electing the deferred commission option will pay, on the date of purchase, $7.52 per share (rather than $8 per share) which includes a commission of $0.08 per share. For a period of six years following the date of purchase, an additional $0.08 per share will be deducted annually from dividends or other cash distributions otherwise payable to the purchaser and will be used to pay deferred commissions. The net proceeds to us will not be affected by the election of the deferred commission option. Under this arrangement, a stockholder electing the deferred commission option will pay a 1% commission upon subscription, rather than a 7% commission, and an amount equal to a 1% commission per year thereafter for the next six years, or longer if required to satisfy outstanding deferred commission obligations, will be deducted from dividends or other cash distributions otherwise payable to such stockholder. We may also use other deferred commission structures, but we will not pay total commissions in excess of 7% of the offering price of our common stock.

      Stockholders electing the deferred commission option who are subject to United States federal income taxation will incur tax liability for distributions otherwise payable to them with respect to their shares even though such distributions will be withheld and will instead be paid to satisfy commission obligations.

      Investors who wish to elect the deferred commission option should make the election by checking the designated box on their Subscription Agreement. Electing the deferred commission option will authorize us to withhold distributions otherwise payable to such stockholder for the purpose of paying commissions due under the deferred commission option. We will not withhold more than $0.48 per share in the aggregate under the deferred commission option.

      If at any time prior to the satisfaction of our remaining deferred commission obligations, we decide to list our shares for trading on national securities exchange, the Nasdaq National Market or other over-the-counter market, or we begin a liquidation of our properties, we may accelerate the remaining commissions due under the deferred commission option. In either case, we will provide notice of any such acceleration to stockholders who have elected the deferred commission option. In the event of listing, we will pay the amount of the remaining commissions due and deduct such amount from distributions otherwise payable to such stockholders during the time period prior to listing. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, the obligations of us and our stockholders to pay any further deferred commissions will terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following listing of our common stock. In the event of a liquidation of our properties, we will pay the amount of remaining commissions and deduct such amount from distributions or net sales proceeds otherwise payable to stockholders who are subject to any such acceleration of their deferred commission obligations.

Subscription Procedures

      We will not complete the sale of any shares of stock unless we sell a minimum of $1,000,000 of our stock by                     , 2006 (one year from the date of this prospectus). Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, U.S. Bank, N.A., in trust for subscribers’ benefit, pending release to us. If we do not sell at least $1,000,000 of stock to the public by                     , 2006, we will return all funds in the escrow account (including interest), and we will stop selling stock.

      To purchase stock in this offering, you must complete the Subscription Agreement, a sample of which is contained in this prospectus as Appendix A. You should pay for your stock by check payable to “Cornerstone Realty Fund, Inc.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. After meeting the applicable minimum offering requirements, subscription payments will be deposited into a special account in our name under the joint authorization of the dealer manager and us until such time as we have accepted or rejected the subscription. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days thereafter. If accepted, the funds will be transferred into our general account. We may not accept a subscription for stock until at least five business days after the date you receive this prospectus. You will receive a confirmation of your subscription. We generally accept investments from stockholders on a daily basis.

      Investors who desire to purchase stock during the offering period at regular intervals may be able to do so through their participating broker-dealer or, if they are investing in this offering other than through a participating broker-dealer, through the dealer manager by completing an automatic investment plan enrollment form. Participation in the automatic investment plan is limited to investors who have already met the minimum purchase requirement in this offering of $2,000 (or $1,000 for IRAs and tax-qualified retirement plans). The minimum periodic investment is $100 per month. The opportunity to make periodic investments under the automatic investment plan is available only during the offering period.

      We will provide a confirmation of your monthly purchases under the automatic investment plan within five business days after the end of each month. The confirmation will disclose the following information:

•	the amount of the investment;

•	the date of the investment; and

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

      We will pay dealer manager fees and sales commissions in connection with sales under the automatic investment plan to the same extent that we pay those fees and commissions on stock sold in this offering outside of the automatic investment plan.

      You may terminate your participation in the automatic investment plan at any time by providing us with written notice. Your participation in the plan will also terminate should you no longer meet the suitability standards described above at “Suitability Standards” immediately following the cover page of this prospectus.

Suitability Standards

      Those selling stock on our behalf have the responsibility to make every reasonable effort to determine that the purchase of stock in this offering is a suitable and appropriate investment based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. In making this determination, those selling stock on our behalf have a responsibility to ascertain that the prospective stockholder:

•	meets the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our stock based on the prospective stockholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that the stockholder may lose the entire investment;

•	the lack of liquidity of the stock;

•	the restrictions on transferability of the stock;

•	the background and qualifications of our advisor and its affiliates; and

•	the tax consequences of the investment.

      Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. Those selling stock on our behalf must maintain, for a six-year period, records of the information used to determine that an investment in stock is suitable and appropriate for each stockholder.

Minimum Purchase Requirements

      For your initial purchase, you must invest at least $2,000, except for IRAs, Keoghs and tax-qualified retirement plans which must invest a minimum of $1,000. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

      Until our stock is listed on a national securities exchange, you may not transfer your stock in a manner that causes you or your transferee to own fewer than the number of shares of stock required for the minimum purchase described above, except in the following circumstances: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and by operation of law.

SUPPLEMENTAL SALES MATERIAL

      In addition to this prospectus, we may use certain sales material in connection with the offering of the stock, although only when accompanied by or preceded by the delivery of this prospectus. These supplemental sales materials may include information relating to this offering, the past performance of our advisor, and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our supplemental sales material may not be permitted.

      We are offering stock only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

      Certain legal matters will be passed upon for us by Preston Gates & Ellis LLP, Irvine, California. The statements under the caption “Federal Income Tax Consequences” as they relate to federal income tax consequences have been reviewed by Preston Gates LLP, Seattle, Washington and Preston Gates LLP, Seattle, Washington has given us its opinion as to certain federal income tax matters relating to an investment in our shares of stock. Preston Gates LLP, Irvine, California, has also represented our advisor, as well as various other affiliates of our advisor, in other matters and may continue to do so in the future.

EXPERTS

      Our balance sheet at November 15, 2004, appearing in this registration statement and related prospectus, has been audited by BDO Seidman, LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

      We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in the offering. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

      After commencement of the offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 450 Fifth Street, N.W., Judiciary Plaza, Washington D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference rooms.

      We also maintain an Internet site at http://www.info@cornerstonerealtyfunds.com at which there is additional information about us and our affiliates, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

INDEX TO BALANCE SHEET AND

PRIOR PERFORMANCE TABLES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Director and Stockholder
Cornerstone Realty Fund, Inc.

      We have audited the accompanying balance sheet of Cornerstone Realty Fund, Inc. (the “Company”) as of November 15, 2004. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

      In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Cornerstone Realty Fund, Inc. at November 15, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO SEIDMAN, LLP

Costa Mesa, California
November 29, 2004

CORNERSTONE REALTY FUND, INC.

BALANCE SHEET

NOVEMBER 15, 2004

ASSETS

Cash	$1,000

Total Assets	$1,000

STOCKHOLDER’S EQUITY

Common stock, $.001 par value; 1,000 shares authorized, 125 shares issued and outstanding	$—
Additional paid-in capital	1,000

Total Stockholder’s Equity	$1,000

See accompanying notes.

CORNERSTONE REALTY FUND, INC.

NOTES TO BALANCE SHEET

November 15, 2004

1.	Organization

      Cornerstone Realty Fund, Inc., a Maryland corporation (the “Company”), was formed on October 22, 2004 under the General Corporation Law of Maryland for the purpose of engaging in the business of investing in and owning commercial real estate. The Company is newly formed and is subject to the general risks associated with a start-up enterprise, including the risk of business failure. Subject to certain restrictions and limitations, the business of the Company is expected to be managed by Cornerstone Realty Advisors, LLC, a proposed Delaware limited liability company that is currently in the process of formation (the “Advisor”), an affiliate of the Company, pursuant to the Advisory Agreement the Company anticipates executing with the Advisor.

      On November 9, 2004, the sole stockholder, Terry G. Roussel, an affiliate of the Advisor, purchased 125 shares of common stock for $1,000 and was admitted as the initial stockholder of the Company. The Company’s proposed Advisor and its affiliates are expected to invest a total of $200,000 in the Company’s common stock. The Company’s board of directors intends to amend the Company’s articles of incorporation to authorize 289,000,000 additional shares of common stock with a par value of $.001 and 10,000,000 shares of preferred stock with a par value of $.001. The Company intends to then offer a minimum of 125,000 (the “Minimum Number of Shares”) and a maximum of 55,400,000 shares of common stock for sale to the public, consisting of 44,400,000 shares for sale to the public (the “Primary Offering”) and 11,000,000 shares for sale pursuant to the Company’s proposed dividend reinvestment plan (collectively, the “Offering”). Through the Dealer Manager Agreement, the Company expects to execute, the Company will retain Pacific Cornerstone Capital, Inc. (“PCC”), an affiliate of the Advisor, to serve as the dealer manager for the Offering. PCC will be responsible for marketing the Company’s shares being offered pursuant to the Offering. The Company intends to invest the net proceeds from the Offering primarily in investment real estate including multi-tenant industrial real estate located in major metropolitan markets in the United States. As of November 15, 2004, the Company has neither purchased nor contracted to purchase any properties, nor has the Advisor identified any properties in which there is a reasonable probability that the Company will invest.

      The Company plans to form Cornerstone Operating Partnership, L.P. as a Delaware limited partnership (the “Operating Partnership”). The Company will own a 1% general partnership interest in the Operating Partnership and the Company’s proposed Advisor is expected to initially own all of the limited partnership interests by investing $1,000 in the Company. The Operating Partnership has not yet been formed and currently has no operations and no assets. The Company anticipates that it will conduct a portion of its operations through the Operating Partnership.

      Within five years from the closing of the Offering, the proposed amendment to the Company’s Articles would require the Company’s board of directors to take one or more of the following actions to provide enhanced liquidity for the Company’s stockholders:

•	modify the Company’s stock repurchase program to allow us to use proceeds from the sale of the Company’s properties to redeem shares;

•	seek stockholder approval to begin an orderly liquidation of the Company’s assets and distribute the available proceeds of such sales to the Company’s stockholders;

•	list the Company’s stock for trading on a national securities exchange, the Nasdaq National Market or other over-the-counter market; or

•	seek stockholder approval of another liquidity event such as a sale of the Company’s assets or a merger with another entity.

2.	Summary of Significant Accounting Policies

Cash and Cash Equivalents

      The Company considers all short-term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents.

CORNERSTONE REALTY FUND, INC.

NOTES TO BALANCE SHEET — (Continued)

Real Estate Purchase Price Allocation

      The Company will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The Company will amortize any capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The Company will amortize any capitalized below-market lease values as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

      The Company will measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. The Company will also consider information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management will also estimate costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

      The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of the Company’s existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

      The Company will amortize the value of in-place leases to expense over the initial term of the respective leases, which we primarily expect to range from 3 to 5 years. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense.

Evaluation of Possible Impairment of Real Property Assets

      Management will continually monitor events and changes in circumstances that could indicate that the carrying amounts of the Company’s real estate assets, including those held through joint ventures, may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate assets may not be recoverable, the Company will assess the recoverability of the real estate assets by determining whether the carrying value of the real estate assets will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, the Company will adjust the real estate assets to the fair value and recognize an impairment loss.

      Projections of expected future cash flows require us to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for

CORNERSTONE REALTY FUND, INC.

NOTES TO BALANCE SHEET — (Continued)

investment. The use of certain assumptions in the future cash flows analysis would result in an incorrect assessment of the property’s future cash flows and fair value and could result in the overstatement of the carrying value of the Company’s real estate assets and net income if those assumptions ultimately prove to be incorrect.

Consolidation Considerations for the Company’s Investments in Joint Ventures

      In December 2003, the FASB issued Interpretation No. 46 (“FIN 46R”) (revised December 2003), “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51” (ARB 51”), which addresses how a business enterprise should evaluate whether it has a controlling interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46, which was issued in January 2003. Before concluding that it is appropriate to apply the ARB 51 voting interest consolidation model to an entity, an enterprise must first determine that the entity is not a variable interest entity (VIE). The Company will evaluate, as appropriate, its interests, if any, in joint ventures and other arrangements to determine if consolidation is appropriate.

Revenue Recognition and Valuation of Receivables

      The Company’s revenues, which will be comprised largely of rental income, will include rents reported on a straight-line basis over the initial term of the lease. Since the Company’s leases may provide for rental increases at specified intervals, the Company will be required to straight-line the recognition of revenue, which will result in the recording of a receivable for rent not yet due under the lease terms. Accordingly, the Company’s management will be required to determine, in its judgment, to what extent the unbilled rent receivable applicable to each specific tenant is collectible. Management of the Company will review unbilled rent receivable on a quarterly basis and take into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of unbilled rent with respect to any given tenant is in doubt, the Company will record an increase in the Company’s allowance for doubtful accounts or record a direct write-off of the specific rent receivable.

Depreciation of Real Property Assets

      The Company will be required to make subjective assessments as to the useful lives of the Company’s depreciable assets. The Company will consider the period of future benefit of the asset to determine the appropriate useful lives. These assessments have a direct impact on net income. The Company anticipates the estimated useful lives of its assets by class to be as follows:

Building	39 years
Building improvements	10-25 years
Land improvements	20-25 years
Tenant Improvements	Lease term

      Depreciation of the Company’s assets is expected to be charged to expense on a straight-line basis over the assigned useful lives.

Organizational and Offering Costs

      Organizational and offering costs of the Company are expected to be paid by the Advisor on behalf of the Company. Organizational and offering costs are any and all costs and expenses incurred by the Company, the Advisor or any affiliate of either in connection with and in preparing the Company for registration of and subsequently offering and distributing its common stock to the public, which may include but are not limited to total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), legal, accounting and escrow fees, expenses for printing, engraving, amending, supplementing and mailing, distribution costs, compensation to employees while engaged in registering, marketing and wholesaling the common stock, telegraph and telephone costs, all advertising

CORNERSTONE REALTY FUND, INC.

NOTES TO BALANCE SHEET — (Continued)

and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, and fees, expenses and taxes related to the filing, registration and qualification of the sale of the securities under Federal and State laws, including accountants’ and attorneys’ fees and other accountable offering expenses. In no event will the Company have any obligation to reimburse the Advisor or PCC for organizational and offering costs (not including sales commissions, the dealer manager fee or non-accountable due diligence expense allowance) totaling in excess of 5% of the gross proceeds from the Primary Offering. In the event that the Minimum Number of Shares of the Company’s common stock is not sold to the public, the Company will terminate the Offering and will have no obligation to reimburse the Advisor or PCC for any organizational and offering costs. As of November 15, 2004, the Advisor had incurred on behalf of the Company organizational and offering costs of approximately $357,724 (unaudited). These costs are not recorded in the accompanying balance sheet of the Company as of November 15, 2004 because such costs are not a liability of the Company until the Advisory Agreement is executed, the terms related to the reimbursement of such costs are determined and the Minimum Number of Shares are sold. When recorded by the Company, organizational costs will be expensed as incurred, and offering costs will be deferred and charged to stockholders’ equity as such amounts are reimbursed to the Advisor or PCC from the gross proceeds of the Offering.

      PCC, as Dealer Manager, is expected to be entitled to receive a sales commission of up to 7% of gross proceeds from sales in the Primary Offering and up to 5% of gross proceeds from sales under the Company’s proposed dividend reinvestment plan. PCC, as Dealer Manager, is also expected to be entitled to receive a dealer manager fee equal to up to 3% of gross proceeds from sales in the Primary Offering. The Dealer Manager is also expected to receive a non-accountable due diligence expense reimbursement allowance equal to 0.5% of the gross proceeds from sales in the Primary Offering. In addition, the Advisory Agreement is expected to require the Advisor to pay any organization and offering expenses (including sales commissions, dealer manager fee and non-accountable due diligence expense allowance but not the acquisition fees and acquisition expenses discussed below) to the extent that they are in excess of 15% of gross proceeds from the Offering.

Acquisition Fees and Expenses

      The Advisory Agreement is expected to require the Company to pay the Advisor acquisition fees in an amount equal to 2% of the gross proceeds of the Primary Offering. The Company will pay the acquisition fees upon receipt of the gross proceeds from the Offering. However, if the Advisory Agreement is terminated or not renewed, the Advisor must return acquisition fees not yet allocated to one of the Company’s investments. In addition, the Company is required to reimburse the Advisor for direct costs the Advisor incurs and amounts the Advisor pays to third parties in connection with the selection and acquisition of a property, whether or not ultimately acquired. The Company’s charter provides that a majority of the Company’s independent directors would have to approve any increase in the acquisition fees payable to the Advisor above 2% of gross proceeds from the Primary Offering. The Company’s charter also limits the Company’s ability to purchase a property if the total of all acquisition fees and expenses relating to the purchase exceeds 6% of the contract purchase price.

Management Fees

      The Advisory Agreement is expected to require the Company to pay the Advisor an asset management fee of 1.25% per month of the sum of the aggregate GAAP basis book carrying values of the Company’s assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves. In addition, the Company will reimburse the Advisor for the direct costs and expenses incurred by the Advisor in providing asset management services to the Company. These fees and expenses are in addition to management fees that we expect to pay to third party property managers. The Advisor must reimburse the Company the amount by which the Company’s aggregate annual operating expenses exceed the greater of 2% of Company’s

CORNERSTONE REALTY FUND, INC.

NOTES TO BALANCE SHEET — (Continued)

average invested assets or 25% of the Company’s net income unless a majority of the Company’s independent directors determine that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means, for a specified period, the average of the aggregate book value of the Company’s assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. “Operating expenses” means all costs and expenses incurred by the Company, as determined under GAAP, which in any way are related to the Company’s operation of its business, including advisory fees, but excluding (i) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of the Company’s stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) acquisition fees and acquisition expenses, (vi) real estate commissions on the sale of property, and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property) and (vii) any subordinated participation in net sale proceeds, subordinated performance fee due upon termination or subordinated incentive fee due upon listing which may be paid by the Company.

Income Taxes

      For the year ending December 31, 2005, the Company expects to make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and expects to be taxed as such beginning with its taxable year ending December 31, 2005. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT’s ordinary taxable income to stockholders. As a REIT, the Company generally will not be subject to federal income tax on taxable income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service granted the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company believes that it will be organized and operate in such a manner as to qualify for treatment as a REIT and intends to operate in the foreseeable future in such a manner so that the Company will remain qualified as a REIT for federal income tax purposes.

Use of Estimates

      The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and accompanying notes. Actual results could materially differ from those estimates.

3.	Related Party Transactions

Advisory and Dealer Manager Agreements

      The Company anticipates executing the Advisory Agreement with the Advisor and a Dealer Manager Agreement with PCC which will entitle the Advisor and PCC to specified fees upon the provision of certain services with regard to the Offering and investment of funds in real estate projects, among other services, as well as reimbursement for organizational and offering costs incurred by the Advisor and PCC on behalf of the Company (as discussed in Note 2) and certain costs incurred by the Advisor in providing

CORNERSTONE REALTY FUND, INC.

NOTES TO BALANCE SHEET — (Continued)

services to the Company. The terms and conditions of the Advisory Agreement and the Dealer Manager Agreement have not been finalized as of November 15, 2004.

      The Company expects to also incur various fees and reimburse expenses, such as property management, leasing and others, that will be paid to the Advisor or its affiliates. A discussion of these proposed fees and expense reimbursements follows.

Disposition Fee

The Advisory Agreement is expected to provide that if the Advisor or its affiliate provides a substantial amount of the services (as determined by a majority of the directors of the Company, including a majority of the independent directors of the Company) in connection with the sale of one or more properties, the Company will pay the Advisor or such affiliate shall receive at closing a disposition fee equal to 3% of the sales price of such property or properties. This disposition fee may be paid in addition to real estate commissions paid to non-affiliates, provided that the total real estate commissions (including such disposition fee) paid to all persons by the company for each property shall not exceed an amount equal to the lesser of (i) 6% of the aggregate contract sales price of each property or (ii) the competitive real estate commission for each property. The Company will pay the disposition fees for a property at the time the property is sold.

Subordinated Participation in Net Sale Proceeds

The Advisory Agreement is expected to require the Company to pay the Advisor a subordinated share of net sale proceeds equal to the percentage set forth below of the balance of net sale proceeds, if any, remaining after stockholders of the Company have received cumulative dividends and distributions equal to 100% of their Invested Capital, plus an amount equal to a cumulative, non-compounded per annum return on the Invested Capital, calculated on an aggregate weighted average daily basis. The subordinated share of net sale proceeds is expected to be (i) 5% of remaining net sale proceeds if stockholders have received cumulative dividends and distributions equal to 100% of the Invested Capital plus a 6% cumulative, non-compounded per annum return on the Invested Capital, (ii) 10% of remaining Net Sale Proceeds if Stockholders have received cumulative Dividends and distributions equal to 100% of the Invested Capital plus an 8% cumulative, non-compounded per annum return on the Invested Capital, or (iii) 15% of remaining Net Sale Proceeds if Stockholders have received cumulative Dividends and distributions equal to 100% of the Invested Capital plus a 10% cumulative, non-compounded per annum return on the Invested Capital. Invested capital for investors in the Offering is expected to be $8.00 per share less any return of capital. Invested capital in any subsequent public offering is expected to be the maximum offering price per share less any return of capital. Invested capital for other investors such as persons who exchanged their Operating Partnership units for shares of the Company’s stock is expected to be the issue price per share less any return of capital. The subordinated participation in net sale proceeds is expected to be payable at the time the Company determines that the subordinated participation in net sale proceeds has been earned by the Advisor.

Subordinated Performance Fee Due Upon Termination

The Advisory Agreement is expected to require the Company to pay the Advisor a subordinated performance fee due upon termination equal to (i) 5% of the excess value if stockholders have received cumulative dividends and distributions equal to 100% of the Invested Capital plus a 6% cumulative, non-compounded per annum return on the Invested Capital, calculated on an aggregate weighted average daily basis, (ii) 10% of the excess value if stockholders have received cumulative dividends and distributions equal to 100% of the Invested Capital plus an 8% cumulative, non-compounded per annum return on the Invested Capital, calculated on an aggregate weighted average daily basis, or (iii) 15% of the excess value if stockholders have received cumulative dividends and distributions equal to 100% of the Invested Capital plus a 10% cumulative, non-compounded per

CORNERSTONE REALTY FUND, INC.

NOTES TO BALANCE SHEET — (Continued)

annum return on the Invested Capital calculated on an aggregate weighted average daily basis. Excess value is expected to be the amount by which the net appraised value of the Company’s real estate investments exceeds the 100% of Invested Capital plus the specified return less all prior dividends (other than the special 10% stock dividend) and other distributions. The subordinated participation in net sale proceeds is expected to be payable upon termination of the Advisory Agreement.

Subordinated Incentive Fee Due Upon Listing

The Advisory Agreement is expected to require the Company to pay the Advisor a subordinated incentive fee due upon listing under certain circumstances if the Company’s common stock is listed on a national securities exchange, or traded on the Nasdaq/ NMS or other over-the-counter market in an amount equal to the percentage below of the Excess Market Value. The Subordinated Incentive Fee Due Upon Listing is expected to be (i) 5% of the Excess Market Value if Stockholders have received cumulative Dividends and distributions equal to 100% of the Invested Capital plus a 6% cumulative, non-compounded per annum return on the Invested Capital, calculated on an aggregate weighted average daily basis, (ii) 10% of the Excess Market Value if Stockholders have received cumulative Dividends and distributions equal to 100% of the Invested Capital plus an 8% cumulative, non-compounded per annum return on the Invested Capital, calculated on an aggregate weighted average daily basis, or (iii) 15% of the Excess Market Value if Stockholders have received cumulative Dividends and distributions equal to 100% of the Invested Capital plus a 10% cumulative, non-compounded per annum return on the Invested Capital calculated on an aggregate weighted average daily basis. The Excess Market Value is expected to be the amount by which the Market Value of the Company’s outstanding common stock plus all dividends (other than the special 10% stock dividend) and other distributions paid to stockholders from the Company’s inception exceeds the 100% of Invested Capital plus the specified return. The Market Value of the Company’s outstanding stock for purposes of calculating the incentive fee due upon listing is expected to be measured by taking the average closing price or average of bid and asked price, as the case may be, during the consecutive 30-day period commencing twelve (12) months following listing and ending eighteen (18) months following listing during which the average closing price or average of bid and asked price of the Stock is the highest. The incentive fee due upon listing is expected to be payable by the Company during the thirty (30) day period following eighteen (18) months after listing. The Company has the option to pay the subordinated incentive listing fee in the form of stock, cash, a promissory note or any combination thereof. The form of payment will be determined by the board of directors of the Company. In the event the Company pays the subordinated incentive listing fee is paid to the Advisor as a result of the listing of the Company’s stock, the Company will not be required to pay the Advisor any further subordinated participation in net sale proceeds or subordinated fee upon termination of Advisory Agreement.

Employee and Director Incentive Stock Plan

      The Company has proposed, but not adopted, an Employee and Director Incentive Stock Plan which would provide for the grant of awards to the Company’s directors and full-time employees, directors and full-time employees of the Advisor, entities and full-time employees of entities that provide services to the Company, and certain consultants to the Company and to the Advisor or to entities that provide services to the Company. Awards granted under the Plan may consist of nonqualified stock options, incentive stock options, restricted stock, share appreciation rights, and dividend equivalent rights. The term of the Plan is 10 years. The total number of shares of common stock reserved for issuance under the Plan is equal to 10% of the Company’s outstanding shares of stock at any time. No awards have been granted under the Employee and Director Incentive Stock Plan.

      The Company expects to issue non-qualified stock options to purchase 10,000 shares of common to each independent director pursuant to the Plan. In addition, the Company expects to issue options to purchase 5,000 shares of common stock to each independent director then in office on the date of each

CORNERSTONE REALTY FUND, INC.

NOTES TO BALANCE SHEET — (Continued)

annual stockholders’ meeting. The Company may not grant options at any time when the issuance of the stock underlying the grant, when combined with those issuable upon exercise of outstanding options granted to the Company’s advisor, directors, officers or any of their affiliates, would exceed 10% of the Company’s outstanding shares.

      The exercise price for the initial options for 10,000 shares is expected to be $8 per share. The exercise price for the subsequent options will be the fair market value of the shares on the date they are granted. Options will lapse on the first to occur of the tenth anniversary of the date we grant them, or (2) three months following the date the independent director ceases to be a director for any reason other than death or disability. Options may be exercised by payment of cash or through the delivery of shares of the Company’s common stock. Options are generally exercisable in the case of death or disability for a period of one year after death or the disabling event. No option issued may be exercised if such exercise would jeopardize the Company’s status as a REIT under the Internal Revenue Code. The independent directors may not sell, pledge, assign or transfer their options other than by will or the laws of descent or distribution.

4.	Commitments and Contingencies

Dividend Reinvestment Plan

      The Company has proposed, but not yet adopted, a dividend reinvestment plan that will allow its stockholders to have dividends and other distributions otherwise distributable to them invested in additional shares of the Company’s common stock. The Company intends to register 11,000,000 shares of its common stock for sale pursuant to the dividend reinvestment plan. The purchase price per share is expected to be 95% of the price paid by the purchaser for the Company’s common stock, but not less than $7.05 per share. The Company may amend or terminate the dividend reinvestment plan for any reason at any time upon 10 days prior written notice to participants.

Proposed Stock Repurchase Program

      The Company expects to adopt a stock repurchase program that would enable the Company’s stockholders to sell their stock to the Company in limited circumstances. The Company could choose not to adopt the proposed stock repurchase program or to amend its provisions without stockholder approval. As long as the Company’s common stock is not listed on a national securities exchange, the Nasdaq National Market or other over-the-counter market, the Company’s stockholders who have held their stock for at least one year may be able to have all or any portion of their shares of stock redeemed by the Company. The Company may redeem the shares of stock presented for redemption for cash to the extent that the Company has sufficient funds available to fund such redemption. The amount that the Company may pay to redeem stock is expected to be the redemption price set forth in the following table which is based upon the number of years the stock is held:

Number Years Held	Redemption Price

Less than 1	No Redemption Allowed
1 or more but less than 2	90% of your purchase price
2 or more but less than 3	95% of your purchase price
3 or more but less than 5	100% of your purchase price
5 or more	Estimated liquidation value

The estimated liquidation value for the repurchase of shares of stock held for 5 or more years is expected to be determined by the Advisor or another person selected for such purpose and will be approved by the Company’s board of directors. The stock repurchase price is subject to adjustment as determined from time to time by the Company’s board of directors. During this offering and each of the first three years following the closing of this offering, the Company is not expected to redeem more than 3% of the weighted average number of shares outstanding at the end of the prior calendar year.

CORNERSTONE REALTY FUND, INC.

NOTES TO BALANCE SHEET — (Continued)

Special 10% Stock Dividend for Early Investors

      The Company plans to declare a one-time 10% stock dividend to be paid to the stockholders of record on the date that the Company raises $125,000,000 in this offering. The Company’s board of directors may change the amount which the Company raises before it pays this special 10% stock dividend to a lesser amount or the record date for this special 10% stock dividend to an earlier date.

Exchange Rights

      It is expected that the limited partners of the Company’s operating partnership will have the right to cause the Company’s operating partnership to redeem their limited partnership units for cash equal to the value of an equivalent number of the Company’s shares, or, at the Company’s option, the Company may purchase their limited partnership units by issuing one share of its common stock for each limited partnership unit redeemed. These exchange rights may not be exercised under certain circumstances which could cause the Company to lose its REIT election. Furthermore, limited partners are expected to be able to exercise their exchange rights only after their limited partnership units have been outstanding for one year. Limited partners exchange their limited partnership units for the Company’s shares based on the conversion ratio that is expected to be set forth in the operating partnership agreement. The conversion ratio is expected to initially be one to one but is adjusted based on certain events including the Company declaration or payment of a dividend in stock (other than the special 10% stock dividend), the Company’s subdivision of its outstanding stock; or the Company’s combining its outstanding stock into a smaller number of shares.

PRIOR PERFORMANCE TABLES

      The prior performance tables that follow present information regarding private placement programs previously sponsored by affiliates of the advisor. The information presented in the tables represents unaudited historical experience of eight private real estate programs organized and managed by affiliates of the advisor. The prior private programs used substantial amounts of acquisition debt and had investment policies and objectives different than ours. This information should not be considered as indicative of the results to be obtained by any investment in our company. The information contained in these tables does not relate to any properties our company may acquire and the purchase of the units will not create any ownership interest in the programs included in these tables.

      Our company is designed for all cash property purchases to generate maximum cash flow from operations, with returns also anticipated from property value appreciation. Our company does not have significant tax shelter features. The prior private placement programs of the affiliates were oriented more towards capital growth with a modest near-term emphasis on cash flow.

      The tables described below contain information on the prior programs, but none of the information in the tables is covered by the report of an independent certified public accountant. The purpose of the Tables is to provide information from the prior performance of the affiliates of the advisor. For a narrative summary of the prior performance of the affiliates of the advisor, see “Prior Performance” in the text of the prospectus.

Table I — Experience in Raising and Investing Funds

      Table I summarizes information of the previous performance of the affiliates of our advisor in raising funds through programs the offering of which closed during the years 2001 through 2003. As the last offering sponsored by the affiliates of our advisor closed prior to January 1, 2001 and the current public offering sponsored by an affiliate of our advisor has not closed, there is no data available in this time period.

Table II — Compensation to Sponsor and Affiliates

      Table II summarizes the compensation paid to affiliates of our advisor during the years 2001 through 2003 for all programs, the offering of which closed during such period. As the last offering the affiliates of our advisor sponsored closed prior to January 1, 2001 and the current public offering sponsored by an affiliate of our advisor has not closed, there is no data available in this time period.

Table III — Operating Results from Prior Programs

      Table III summarizes the operating results for programs which were formed during the years 1999 through 2003. The basis for accounting is indicated on each program report. Generally, the information is presented on a Generally Accepted Accounting Principles (GAAP) basis. The information in Table III is unaudited.

Table IV — Results of Complete Programs

      Table IV summarizes the operating and disposition results of programs that have completed operations (no longer hold properties) during the years 1999 through 2003. The information in Table IV is unaudited.

Table V — Sale or Disposal of Property

      Table V identifies the sales or disposals of properties by program and details of cash received for sales or disposals which have closed during the years 2001 through 2003. The information in Table V is unaudited.

Table VI — General Information of Projects

      Table VI provides general information of the nature and location of the properties of prior programs that were acquired during the years 2001 through 2003.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

January 1, 2001 Through December 31, 2003

      No data available.

      Affiliates of our advisor did not sponsor any programs the offering of which closed from January 1, 2001 through December 31, 2003 and the current public offering sponsored by an affiliate of our advisor has not closed, therefore no prior experience information is available in this time period.

TABLE II

COMPENSATION TO SPONSOR

January 1, 2001 Through December 31, 2003

      No data available.

      Affiliates of our advisor did not sponsor any programs the offering of which closed from January 1, 2001 through December 31, 2003 and the current public offering sponsored by an affiliate of our advisor has not closed, therefore no compensation as a sponsor from prior programs was received in this period.

TABLE III

WHITE STAR PARTNERS — PHASE I

OPERATING RESULTS OF PRIOR PROGRAMS (Unaudited)

	1999(1)		2000	2001	2002	2003

GAAP BASED INFORMATION
Gross Revenues	1,275,332		911,649	282,198	136,924	14,131
Profit on sale of properties	515,042		784,374	1,429,302	806,227 (4)	(27,632	)(4)
Less: Operating expenses	342,508		397,807	286,299	185,996	48,081
Interest expense	569,813		407,679	100,353	0	0
Depreciation & amortization	146,695		84,344	187,151	0	0

Net Income-GAAP Basis	731,358		806,193	1,137,697	757,155	(61,582)

NON-GAAP BASED INFORMATION
Taxable Income
- from operations	226,024		40,980	(276,723)	(68,973)	(51,508)
- from gain on sale (ordinary income)	515,042	(3)	776,556 (3)	1,226,525 (3)	180,510	0
- from gain on sale (capital gain)				202,777 (3)	628,940	30,856
Cash generated from operations	457,077		33,861	(105,289)	(68,807)	(49,431)
Cash generated from sales	3,711,443		2,136,975	6,321,991	3,034,177	(30,856)
Cash generated from refinancing	0		0	0	0	0

Cash generated from operations, sales and refinancing	4,168,520		2,170,836	6,216,702	2,965,370	(80,287)
Less: Cash distributions to investors
- from operating cash flow	0		0	0	0	(128,672)
- from sales and refinancing	101,925		750,000	1,868,975	809,450	(30,856)
- from return of capital	0		0	981,025	2,240,550	303,028

	101,925		750,000	2,850,000	3,050,000	143,500

Cash generated (deficiency) after cash distributions	4,066,595		1,420,836	3,366,702	(84,630)	(223,787)
Special items:
- Partners’ capital contributions	3,524,603		0	0	0	0
- Borrowing secured by property	8,743,200		0	0	0	0
- Escrow deposits on future sales	0		25,000	(25,000)	(20,000)	20,000
- Capitalized loan fees & organization cost	(137,492)		(23,614)	0	0	0
- Transfers Phase I and Phase II	(32,068	)(2)	0	0	0	0
- Property acquisitions and improvements	(11,827,537)		(46,954)	(2,655)	0	0
- Decrease in borrowings secured by property	(3,671,936)		(1,589,441)	(3,481,823)	0	0

Cash generated (deficiency) after cash distributions and special items	665,365		(214,173)	(142,776)	(104,630)	(203,787)

Tax and Distribution Data per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
- from operations	64.1		11.6	(78.5)	(19.6)	(14.6)
- from 1231 gain	146.1	(3)	220.3 (3)	348.0 (3)	51.2	0.0
Capital gain (loss)	0.0		0.0	57.5 (3)	178.4	(8.8)
Cash Distributions to Investors
Source (on GAAP basis)
- Investment income	28.9		212.8	530.3	229.7	(45.3)
- Return of capital	0.0		0.0	278.3	635.7	86.0
Source (on cash basis)
- Operations	0.0		0.0	0.0	0.0	(36.5)
- Refinancing	0.0		0.0	0.0	0.0	0.0
- Sales	28.9		212.8	808.6	865.3	77.2
Amount remaining invested at the end of the period (expressed as a percentage of the amount originally invested in the property)	100%		100%	72.17%	36.43%	0.00%

(1)	For period 02/04/99 (inception) through 12/31/99.

(2)	This program was included with another program that was reported by a single partnership entity. Both programs were financed by an umbrella loan. Upon disposition of Phase II property, the loan fees and other intangible assets were transferred to Phase I

(3)	Due to the holding period of the asset, the entire gain was recognized as ordinary income on the tax return in 1999; in 2000 the partnership reported the sale of units as inventory held for sale and reported the gain as ordinary. In 2001, there were sales of units held as inventory and reported as ordinary income and sales of units held as investment and reported as 1231 gain. In 2002, there was a sale of a unit held as inventory and reported as ordinary income and three sales of units held as inventory and reported as 1231 gain.

(4)	Final building sold in December 2002 with additional costs attributable to escrow holdbacks resolved in 2003.

TABLE III

WHITE STAR PARTNERS — PHASE II

OPERATING RESULTS OF PRIOR PROGRAMS (Unaudited)

	1999

GAAP BASED INFORMATION
Gross Revenues	343,572	(1)
Profit on sale of properties	193,729
Less: Operating expenses	130,561
Interest expense	174,453
Depreciation & amortization	50,062

Net Income-GAAP Basis	182,225

NON-GAAP BASED INFORMATION
Taxable Income
- from operations	12,707
- from gain on sale (ordinary income)	193,730	(3)
Cash generated from operations	41,785
Cash generated from sales	4,570,830
Cash generated from refinancing	0

Cash generated from operations, sales and refinancing	4,612,615
Less: Cash distributions to investors
- from operating cash flow	41,785
- from sales and refinancing	140,440
- from return of capital	1,312,897

	1,495,122

Cash generated (deficiency) after cash distributions	3,117,493
Special items:
- Partners’ capital contributions	1,312,897
- Borrowing secured by property	3,256,800
- Capitalized loan fees & organization cost	(51,218)
- Transfers Phase I and Phase II	32,068	(2)
- Property acquisitions and improvements	(4,411,240)
- Decrease in borrowings secured by property	(3,256,800)

Cash generated (deficiency) after cash distributions and special items	(0)

Tax and Distribution Data per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
- from operations	9.7
- from 1231 gain	147.6	(3)
Capital gain (loss)	0.0
Cash Distributions to Investors
Source (on GAAP basis)
- Investment income	138.8
- Return of capital	1,000.0
Source (on cash basis)
- Operations	31.8
- Refinancing	0.0
- Sales	1,107.0
Amount remaining invested at the end of the period (expressed as a percentage of the amount originally invested in the property)	0%

(1)	For period 02/04/99 (inception) through 12/31/99.

(2)	This program was included with another program that was reported by a single partnership entity. Both programs were financed by an umbrella loan. Upon disposition of this property, loan fees and other intangible assets were transferred to Phase I. Additional partners’ equity from Phase I was transferred to pay off the original investment in Phase II (See White Star Partners — Phase I).

(3)	Due to the holding period of the asset, the entire gain was recognized as ordinary income on the tax return.

TABLE III

CORNERSTONE REALTY FUND, LLC

BASIS OF ACCOUNTING — GAAP

OPERATING RESULTS OF PRIOR PROGRAMS

	1999	2000	2001	2002	2003

GAAP BASED INFORMATION
Gross Revenues	0	0	8,319	183,112	913,232
Profit on sale of properties	0	0	0	0	0
Less: Operating expenses	144,522	112,888	125,049	252,217	472,958
Interest expense	10,726	21,769	27,592	8,358	3,993
Depreciation & amortization	483	570	663	16,333	115,063

Net Income (Loss) — GAAP Basis	(155,731)	(135,227)	(144,985)	(93,796)	321,218

NON-GAAP BASED INFORMATION
Taxable Income (Loss)
— from operations	(155,731)	(135,227)	(144,985)	(93,796)	321,218
— from gain on sale (ordinary income)	0	0	0	0
— from gain on sale (capital gain)	0	0	0	0
Cash generated from operations	(155,248)	(134,657)	(144,322)	(77,463)	436,281
Cash generated from sales	0	0	0	0	0
Cash generated from refinancing	0	0	0	0	0

Cash generated from operations, sales and refinancing	(155,248)	(134,657)	(144,322)	(77,463)	436,281
Less: Cash distributions to investors
— from operating cash flow	0	0	0	0	353,590
— from sales and refinancing	0	0	0	0	0
— from return of capital	0	0	4,868	0	0

	0	0	4,868	0	353,590

Cash generated (deficiency) after cash distributions	(155,248)	(134,657)	(149,190)	(77,463)	82,691
Special items:
— Net proceeds from offering	0	56,947	2,825,134	5,313,958	6,692,090
— Advances from (Repayments to) Managing Member	318,965	320,053	(157,505)	(244,521)	(134,040)
— Purchases of Office Equipment	(552)	0	0	0	0
— Deferred Offering Costs	(137,288)	(315,268)	(123,720)	(237,500)	(299,020)
— Change in Working Capital	(25,877)	77,425	(59,239)	214,051	44,334
— Property acquisitions and improvements	0	0	0	(6,455,692)	(5,984,796)
— Decrease in borrowings secured by property	0	0	0	0	0

Cash generated (deficiency) after cash distributions and special items	0	4,500	2,488,573	(1,430,126)	401,259

Tax and Distribution Data per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
— from operations	0.0	(2,374.61)	(2.43)	(0.03)	0.04
— from 1231 gain	0.0	0.0	0.0	0.0	0.0
Capital gain (loss)	0.0	0.0	0.0	0.0	0.0
Cash Distributions to Investors
Source (on GAAP basis)
— Investment income	0.0	0.0	0.0	0.0	0.0
— Return of capital	0.0	0.0	1.7	0.0	0.0
Source (on cash basis)
— Operations	0.0	0.0	0.0	0.0	0.41
— Refinancing	0.0	0.0	0.0	0.0	0.0
— Sales	0.0	0.0	1.7	0.0	0.0
Amount remaining invested at the end of the period (expressed as a percentage of the amount originally invested in the property)	0%	0%	100%	100%	100%

TABLE IV

RESULTS OF COMPLETED PROGRAMS

For the Period January 1, 1999 — December 31, 2003

			Carson
			Industrial
	White Star		Partners		Tamarack Brea
	Phase I		Phase II	The Park	Park

Dollar amount raised	3,524,603		2,223,323	544,635	925,000
Number of properties purchased	Thirteen		Seven	Eighteen	One
Date of closing of offering	2/4/1999		4/14/1997	11/22/1993	6/4/1993
Date of first sale of property	9/20/1999		7/21/2000	12/30/1994	11/17/1995
Date of final sale of property	12/20/2002		4/26/2002	2/8/2001	12/13/2000
Tax and distribution data per $1,000 investment
Federal income tax results:
Ordinary income (loss):
From operations	(36.9	)(4)	(128.1)	(3,315.2)	132.8
From recapture or holding period	765.7	(4)	0.0	0.0	0.0
Gross capital gain	227.2	(4)	1,796.4	6,350.8	1,150.3
Deferred gain:	0.0		0.0	0.0	0.0
Cash distributions to investors:
Source (on GAAP basis)
Investment income	956.3	(4)	1,869.8	3,035.5	n/a	(2)
Return of capital	1,000.0	(4)	1,000.0	843.8	n/a	(2)
Source (cash basis):
Sales	1,992.9	(1)	1,700.9 (1)	3,879.3	2,150.3
Refinancing	0.0		0.0	0.0	0.0
Operations	(36.5	)(4)	159.9	0.0	132.6
Other	0.0		0.0	0.0	0.0

(1)	This program was included with other programs that were reported by a single partnership entity. All of the programs were financed by an umbrella loan. Upon disposition of properties the lender may have required a pay down on the umbrella loan in an amount greater than the debt that was allocated to it.

(2)	The program’s books and records were maintained on a cash basis and therefore GAAP information is not available.

(3)	All capital was distributed net of equity placement fees.

(4)	Sale of final building occurred in 2002. However, the partnership wound down in 2003, and additional expenses were incurred in 2003. Final cash distribution also occurred in 2003.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

For the Period January 1, 1999 - December 31, 2003

	Van Buren	Torrance
	Business	Amapola		White Star
	Park	Business Park	Westlake II	Phase II

	(Unaudited)
Dollar amount raised	1,572,781	1,601,046	320,821	1,312,897
Number of properties purchased	Twelve	One	Nine	One
Date of closing of offering	5/31/1995	12/13/1995	10/25/1994	2/4/1999
Date of first sale of property	7/7/1995	1/7/2000	12/27/1996	9/17/1999
Date of final sale of property	2/5/2000	1/7/2000	10/13/1999	9/17/1999
Tax and distribution data per $1,000 investment
Federal income tax results:
Ordinary income (loss):
From operations	(82.8)	54.9	(1,137.0)	9.7
From recapture or holding period	0.0	0.0	0.0	147.6
Gross capital gain	1,241.1	1,372.4	7,571.7	0.0
Deferred gain:	0.0	0.0	0.0	0.0
Cash distributions to investors:
Source (on GAAP basis)
Investment income	1,158.2	1,427.3	6,433.9	138.8
Return of capital	915.9 (3)	882.6 (3)	843.8	1,000.0 (1)
Source (cash basis):
Sales	2,074.1	1,319.8	7,277.7	1,107.0
Refinancing	0.0	935.2	0.0	0.0
Operations	0.0	54.9	0.0	31.8
Other	0.0	0.0	0.0	0.0
Receivable on net purchase money financing	0.0	0.0	0.0	0.0

(1)	This program was included with other programs that were reported by a single partnership entity. All of the programs were financed by an umbrella loan. Upon disposition of properties the lender may have required a pay down on the umbrella loan in an amount greater than the debt that was allocated to it.

(2)	The program’s books and records were maintained on a cash basis and therefore GAAP information is not available.

(3)	All capital was distributed net of equity placement fees.

(4)	Sale of final building occurred in 2002. However, the partnership wound down in 2003, and additional expenses were incurred in 2003. Final cash distribution also occurred in 2003.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

For the Period January 1, 1999 - December 31, 2003

	Baldwin	Cornerstone
	Business	Walnut
	Park	Phase II

	(Unaudited)
Dollar amount raised	2,186,400	1,557,600
Number of properties purchased	One	Eleven
Date of closing of offering	11/8/1996	7/2/1992
Date of first sale of property	8/30/1999	3/8/1994
Date of final sale of property	8/30/1999	4/9/1999
Tax and distribution data per $1,000 investment
Federal income tax results:
Ordinary income (loss):
From operations	46.0	(367.2)
From recapture or holding period	0.0	0.0
Gross capital gain	893.2	959.3
Deferred gain:	0.0	0.0
Cash distributions to investors:
Source (on GAAP basis)
Investment income	939.2	n/a (1)
Return of capital	969.2 (2)	n/a (1)
Source (cash basis):
Sales	1,645.8	1,376.3
Refinancing	0.0	217.8
Operations	262.6	0.0
Other	0.0	0.0
Receivable on net purchase money financing	0.0	0.0

(1)	This program was included with other programs that were reported by a single partnership entity. All of the programs were financed by an umbrella loan. Upon disposition of properties the lender may have required a paydown on the umbrella loan in an amount greater than the debt that was allocated to it.

(2)	The program’s books and records were maintained on a cash basis and therefore GAAP information is not available.

(3)	All capital was distributed net of equity placement fees.

(4)	Sale of final building occurred in 2002. However, the partnership wound down in 2003, and additional expenses were incurred in 2003. Final cash distribution also occurred in 2003.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

January 1, 2001 Through December 31, 2003 (Unaudited)

	Date	Date of
Property	Acquired	Sale	Selling Price Net of Closing Costs and GAAP Adjustments

					Purchase	Adjustment
			Cash		Money	Resulting
			Received Net	Mortgage	Mortgage	from
			of Closing	Balance at	Taken Back	Application
			Costs	Time of Sale	by Program	of GAAP	Total

White Star I
Bldg 9	2/5/1999	1/5/2001	719,219	1,045,000	0	0	1,764,219
Bldg 13	2/5/1999	4/19/2001	672,286	961,400	0	0	1,633,686
Bldg 18	2/5/1999	7/2/2001	315,277	403,700	0	0	718,977
Bldg 15	2/5/1999	7/30/2001	297,355	403,700	0	0	701,055
Bldg 11	2/5/1999	10/11/2001	345,788	429,000	0	0	774,788
Bldg 14B	2/5/1999	10/30/2001	525,374	203,892	0	0	729,266
Bldg 14A	2/5/1999	3/20/2002	762,662	0	0	0	762,662
Bldg 10	2/5/1999	7/10/2002	954,597	0	0	0	954,597
Bldg 16	2/5/1999	7/30/2002	731,285	0	0	0	731,285
Bldg 17	2/5/1999	12/20/2002	603,633	0	0	0	603,633

			5,927,476	3,446,692	0	0	9,374,168

Carson Phase II
Bldg 3	8/15/1997	1/23/2001	328,714	305,704	0	0	634,418
Bldg 12	8/15/1997	5/25/2001	163,263	217,482	0	0	380,745
Bldg 6	8/15/1997	7/31/2001	542,782	467,035	0	0	1,009,817
Bldg 13	8/15/1997	8/15/2001	213,461	262,444	0	0	475,905
Bldg 7	8/15/1997	8/18/2001	412,937	357,789	0	0	770,726
Bldg 5	8/15/1997	2/15/2002	785,287	343,794	0	0	1,129,081
Bldg 11	8/15/1997	3/8/2002	610,308	0	0	0	610,308
Bldg 8	8/15/1997	4/26/2002	1,364,999	0	0	0	1,364,999

			4,421,751	1,954,248	0	0	6,375,999

The Park
Unit 1009	11/22/1993	2/8/2001	527,754	0	0	0	527,754

			527,754	0	0	0	527,754

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Cost of Property Including Closing and Soft Costs
Property
			Total		Excess (Deficit)
			Acquisition		of Property
			Cost, Capital		Operational
	Original		Improvements		Cash Receipts
	Mortgage		Closing &		Over Cash
	Financing	FtNt	Soft Costs	Total	Expenditures

Wh
Bldg 9	1,043,352	(1)(3)	395,035	1,438,387	(2)
Bldg 13	960,098	(1)(3)	353,132	1,313,230	(2)
Bldg 18	402,858	(1)(3)	157,903	560,761	(2)
Bldg 15	402,772	(1)(3)	148,150	550,922	(2)
Bldg 11	428,481	(1)(3)	170,170	598,651	(2)
Bldg 14B	422,204	(1)(3)	147,700	569,904	(2)
Bldg 14A	422,204	(1)(3)	165,887	588,091	(2)
Bldg 10	537,358	(1)(3)	179,767	717,125	(2)
Bldg 16	403,072	(1)(3)	131,960	535,032	(2)
Bldg 17	317,505	(1)(3)	103,915	421,420	(2)

	5,339,904		1,953,619	7,293,523

Ca
Bldg 3	278,156	(1)(3)	153,344	431,500	(2)
Bldg 12	164,532	(1)(3)	80,430	244,962	(2)
Bldg 6	424,949	(1)(3)	199,145	624,094	(2)
Bldg 13	197,884	(1)(3)	94,797	292,681	(2)
Bldg 7	325,547	(1)(3)	160,188	485,735	(2)
Bldg 5	506,585	(1)(3)	245,050	751,635	(2)
Bldg 11	238,794	(1)(3)	127,445	366,239	(2)
Bldg 8	612,573	(1)(3)	299,316	911,889	(2)

	2,749,020		1,359,715	4,108,735

Th
Unit 1009	282,217	(1)(3)	98,562	380,779	(2)

	282,217		98,562	380,779

(1)	Original mortgage financing allocated to unit based on square footage percentage of total project.

(2)	The sponsor did not record income and expenditures on a unit by unit basis and excess cash receipts over expenditures by unit is not available.

(3)	Debt paid down on blanket loan at time of sale that included multiple units in the same program or multiple programs. The lender determined debt paydown at each property sale and often required a paydown in a larger percentage of total debt than allocated.

TABLE V

RESULTS OF COMPLETED PROGRAMS FOR THE PERIOD

January 1, 1999 Through December 31, 2003

				Average
				Holding	Total				Annualized
	Project	Date	Date of	Period	Acquisition	Net Sales	Profit from	Sales	Sales Profit
	Name	Acquired	Final Sale	(Years)	Cost ($)	Price ($)	Sales ($)	Profit (%)	(%)(1)

1	White Star I	2/5/1999	12/20/2002	2.5	11,943,610	15,250,855	3,307,245	35.5%	16.69%
2	White Star Phase II	2/5/1999	9/17/1999	0.6	4,462,458	4,570,830	108,372	2.4%	3.96%
3	Carson Phase II	8/15/1997	4/26/2002	3.9	6,474,508	10,093,703	3,619,195	56.5%	14.90%
4	The Park	11/22/1993	2/8/2001	6.5	3,204,187	4,797,947	1,593,760	50.2%	7.84%
5	Tamarack	4/4/1993	12/13/2000	6.7	1,240,796	1,649,848	409,052	34.8%	5.21%
6	Van Buren	5/31/1995	2/4/2000	4.1	1,854,165	2,999,903	1,145,738	61.7%	15.36%
7	Torrance Amapola Partners	12/15/1995	1/7/2000	4.1	4,795,045	6,597,929	1,802,884	37.6%	9.25%
8	Walnut II	7/2/1992	4/9/1999	6.8	530,248	697,893	167,645	31.6%	4.67%
9	Westlake II	12/22/1993	10/13/1999	5.7	1,380,423	2,260,409	879,986	63.8%	11.15%
10	Baldwin Business Park	12/5/1996	8/30/1999	2.7	6,945,313	8,420,579	1,475,266	21.2%	7.77%

	Totals			4.4	42,830,753	57,339,896	14,509,143	33.9%	7.70%

Notes:

(1)	Average Annual Profit represents gains on sales of properties, which is in addition to cash flow from rental operations.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS

For the Period January 1, 2001 Through December 31, 2003

Cornerstone Realty Fund, LLC

Name	Normandie Business Center	Sky Harbor Business Park	Arrow Business Park
Location	Torrance, CA	Northbrook, IL	Irwindale, CA
Property type	Multi-tenant industrial park	Multi-tenant industrial park	Multi-tenant industrial park
Gross leasable square feet	48,711	41,422	69,592
Date of purchase	27-Sep-02	27-Dec-02	10-Dec-03
Mortgage financing at date of purchase	None	None	None
Cash down payment	$3,825,000	$2,525,000	$5,670,000
Contract purchase price	$3,825,000	$2,525,000	$5,670,000
Acquisition fee	None	None	None
Other cash expenditures expensed	None	None	None
Other cash expenditures capitalized	$76,696	$28,996	$240,579
Total acquisition cost	$3,901,696	$2,553,996	$5,910,579

APPENDIX A

SUBSCRIPTION AGREEMENT (SAMPLE)

WITH INSTRUCTIONS

Cornerstone Realty Fund, Inc.

4590 MacArthur Blvd. Suite 610
Newport Beach, CA 92660

Ladies and Gentlemen:

      The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock (“Shares”) of Cornerstone Realty Fund, Inc., a Maryland corporation (the “Company”), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable during the escrow impound period to “USB Escrow No.           ” and following the escrow impound period to “Cornerstone Realty Fund, Inc.”

      I hereby acknowledge receipt of the Prospectus of the Company dated                     , 2005 (the “Prospectus”). I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. I agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. SALE OF SHARES PURSUANT TO THIS SUBSCRIPTION AGREEMENT WILL NOT BE EFFECTIVE UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE AN INVESTOR HAS RECEIVED A FINAL PROSPECTUS AND UNTIL THE INVESTOR HAS RECEIVED A CONFIRMATION OF PURCHASE.

Prospective investors should be aware that:

(a) The assignability and transferability of the Shares is restricted and will be governed by the Company’s Articles of Incorporation and Bylaws and all applicable laws as described in the Prospectus.

(b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

(c) There is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY — CONDITIONS RESTRICTING TRANSFER OF SHARES. The exceptions for secondary trading available under Corporations Code §25104(h) have been withheld, but there may be other exceptions to cover private sales of the Shares by the bona fide owner for his own account without advertising and without being effected by or through a broker dealer in a public offering.

REGISTRATION OF SHARES

      The following requirements have been established for the various types of ownership in which Shares may be held and registered. Subscription Agreements must be executed and supporting material must be provided in accordance with these requirements.

      1. INDIVIDUAL OWNER: One signature required.

      2. JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: Each joint tenant must sign.

      3. TENANTS IN COMMON: Each tenant in common must sign.

      4. COMMUNITY PROPERTY: Only one investor must sign.

      5. PENSION OR PROFIT SHARING PLANS: The trustee must sign the Signature Page.

      6. TRUST: The trustee must sign. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

      7. CORPORATION: An authorized officer must sign. The Subscription Agreement must be accompanied by a certified copy of the resolution of the Board of Directors designating the executing officer as the person authorized to sign on behalf of the corporation and a certified copy of the Board’s resolution authorizing the investment.

      8. PARTNERSHIP: Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign the Subscription Agreement Signature Page. In the case of an investment by a general partnership, all partners must sign.

      9. LIMITED LIABILITY COMPANY: Identify whether the entity is manager managed or member managed. Each manager must be identifies and must sign the Subscription Agreement Signature Page.

      10. IRAS, IRA ROLLOVERS AND KEOGHS: The officer (or other authorized signer) of the bank, trust company, or other fiduciary of the account must sign. The address of the bank, trust company or other fiduciary must be provided in order to receive checks and other pertinent information regarding the investment.

INSTRUCTIONS TO SIGNATURE PAGE

      Please refer to the following instructions in completing the Signature Page contained below. Failure to follow these instructions may result in the rejection of your subscription.

      1. INVESTMENT. A minimum investment of $2,000 (250 Shares) [$1,000 (125 Shares) for IRAs, Keoghs and Tax Qualified Plans] is required, except for certain states, which require a higher minimum investment. A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE MADE PAYABLE DURING THE ESCROW IMPOUND PERIOD TO THE ORDER OF “USB ESCROW #                     ” AND FOLLOWING THE ESCROW IMPOUND PERIOD TO THE ORDER OF “CORNERSTONE REALTY FUND, INC.” The Company will not accept cash, starter or counter checks, money orders or travelers checks due to anti-money laundering considerations. Please indicate the state in which the sale was made.

      2. ADDITIONAL INVESTMENTS. Please check the box if you intend to make additional investments.

      3. TYPE OF OWNERSHIP. Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

      4. REGISTRATION NAME AND ADDRESS. Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 4, the investor is certifying that the taxpayer or social security number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birth date and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

      5. INVESTOR NAME AND ADDRESS. Complete this Section only if the investor’s name and address is different from the registration name and address provided in Section 4. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birth date and occupation of the beneficial owner of the trust.

      6. SUBSCRIBER SIGNATURES. Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign. PLEASE NOTE THAT THESE SIGNATURES ARE NOT REQUIRED TO BE NOTARIZED.

      6. SUITABILITY. Only persons meeting the standards set forth under the Section of the Prospectus entitled “Suitability Standards” may purchase Shares. Please complete this Section so that the Company and your Broker-Dealer can asses whether your subscription is suitable given your financial condition and investment objective. The Company and the Broker-Dealer named on the Subscription Agreement Page in writing if at any time he/she fails to meet the applicable suitability standards or he/she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement.

      7. DIVIDEND REINVESTMENT PLAN. By electing the Dividend Reinvestment Plan, the investor elects to reinvest 100% of cash dividends otherwise payable to such investor in Shares of the Company. The investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement. The investor acknowledges that the Dealer Manager and the Broker-Dealer named in the Subscription Agreement Signature Page may receive commissions not to exceed 5% of reinvested dividends, respectively, less any discounts authorized by the Prospectus. If cash dividends are to be sent to an address other than that provided in Section 4 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

      8. BROKER-DEALER OR INDEPENDENT INVESTMENT ADVISER. Who must sign this Section. If the investment is made through an investment adviser unaffiliated with a broker-dealer (“Independent Investment Adviser”), this Section 8 must be signed by an authorized representative of the Investment Adviser. Otherwise, this section must be signed by an authorized representative of the participating Broker-Dealer.

      Required Representations. By signing this section, the Broker-Dealer or Independent Investment Adviser represents that it has made every reasonable effort to determine that the purchase of Shares in this offering is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. In making this determination, the Broker-Dealer or Independent Investment Adviser ascertained that the prospective stockholder:

•	meets the minimum income and net worth standards set forth in the Prospectus at “Suitability Standards”;

•	can reasonably benefit from an investment in the stock based on the prospective stockholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that the stockholder may lose the entire investment;

•	the lack of liquidity of the stock;

•	the restrictions on transferability of the stock;

•	the background and qualifications of our advisor and its affiliates; and

•	the tax consequences of the investment.

      Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. The Broker-Dealer or Independent Investment Adviser agrees to maintain records of the information used to determine that an investment in stock is suitable and appropriate for the stockholder for a period of six years.

      In addition, the registered representative of a Broker-Dealer represents that he or she and the Broker-Dealer are duly licensed to offer the stock in the state where the investment was made and in the state of the investor’s address set forth in Section 1 of the Subscription Agreement Signature Page. An Independent Investment Adviser represents that such adviser is either registered under the Investment Advisers Act of 1940 or exempt from registration.

      Regular Commission or Deferred Commission Option. Broker-Dealers should select either the regular commission structure or the deferred commission option. “Full commission” may not be selected if the investment is made through an Independent Investment Advisor compensated on a fee-for-service basis in connection with the sale or if the purchase is for a Broker-Dealer, its retirement plan or its representative (or the retirement plan or family members of its representative).

      9. SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE. The Subscription Agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements may be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

      IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT SIGNATURE PAGE, PLEASE CALL (949) 852-1007

CORNERSTONE REALTY FUND, INC.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE
See the Prospectus for instructions.

1.    INVESTMENT — See payment instructions on back.

# of Shares	Total $ Invested	Please check appropriate box: ☐ This is my Initial Investment ☐ This is an Additional Investment (minimum $100)
(# Shares × $8 = $ Invested) Minimum Purchase: $2,000 ($1,000 for IRAs, Keoghs or Qualified Plans)		State in which sale was made:

☐ Check this box to elect the Deferred Commission Option, as described in the Prospectus. (Broker-Dealer listed below must agree to this election.)		☐ Check this box if you are purchasing Shares from a registered investment advisor in a fee only account. (Advisor listed below must agree to this election.)

2.    ADDITIONAL INVESTMENTS AND REPORTS

☐	Please check the box if you intend to make additional investments in the Company. If additional investments are made, please include social security number or other tax identification number on your check. All additional investments must be made in increments of $100. By checking this box, you agree to notify the Company in writing if at any time you fail to meet the suitability standards or are unable to make the representations in Section 6.

☐	Please check the box if you do not want reports mailed to you. You can access reports from the Company’s web site at www.cornerstonerealtyfunds.com.

3.	TYPE OF OWNERSHIP — See “Registration of Shares” in the Subscription Agreement for a description of ownership types.

☐	Individual
☐	Joint Tenants With Right of Survivorship
☐	Community Property
☐	Tenants in Common
☐	Corporation
☐	Partnership/Type:
☐	Limited Liability Company:

(Specify, i.e. Manager or Member Managed)

☐	IRA
☐	Keogh
☐	Qualified Pension Plan
☐	Qualified Profit Sharing Plan
☐	Trust/Trust Type:
(Specify, i.e. Family, Living, Revocable, Irrevocable)

☐	Transfer on Death (Can be chose in conjunction with other ownership types. This type of account not allowed by all states.)

4.    REGISTRATION NAME AND ADDRESS

Please print name(s) in which shares are to be registered. Include trust name if applicable:

Name (include Mr., Mrs., Dr. etc): ___________________________  Social Security Number  ___________________________

Street Address _____________________________________________  Tax ID Number  _____________________________________________

City: ______________________________  State: ______________________________  Zip Code:  ______________________________

Home Phone No.: ______________________________  Business Phone No. ______________________________  Birth Date  ______________________________

Email Address: ______________________________  Occupation:  ______________________________

5.	INVESTOR NAME AND ADDRESS — (COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)

Name (include Mr., Mrs., Dr. etc): ___________________________  Social Security Number  ___________________________

Street Address _____________________________________________  Tax ID Number  ___________________________

City: ______________________________  State: ______________________________  Zip Code:  ___________________________

Home Phone No.: ______________________________  Business Phone No. ______________________________  Birth Date  ___________________________

Email Address: ______________________________  Occupation:  ___________________________

6.    SUITABILITY

Occupation

 Annual Income

 Net Worth

Investment objectives

Nature of other investments or securities holdings

(REVERSE SIDE MUST BE COMPLETED)

7.    SUBSCRIBER SIGNATURES

Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a)	I have received the Prospectus.	(a)	Initials	Initials
(b)	I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth (as described above) of at least $45,000 and had during the last year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards”.	(b)	Initials	Initials
(c)	If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefore, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.	(c)	Initials	Initials
(d)	I am purchasing the Shares for my own account and acknowledge that the investment is not liquid.	(d)	Initials	Initials

I declare that the information supplied above is true and correct and may be relied upon by the Company in connection with my investment in the Company. Under penalties of perjury, by signing this Subscription Agreement Signature Page, I hereby certify that (a) I have provided my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest and dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

Signature of Investor or Trustee	Signature of Joint Owner, if applicable	Date

(MUST BE SIGNED BY TRUSTEE(S) IF IRA, KEOGH OR QUALIFIED PLAN)

8.    DISTRIBUTIONS

☐	Check this box to participate in the Dividend Reinvestment Plan.
☐	Check this box and complete below ONLY to direct dividends to a party other than registered owner.

Name

 Account Number

Street Address

 City

 State

 Zip

9.	BROKER-DEALER (THIS SECTION TO BE COMPLETED BY THE REGISTERED REPRESENTATIVE.)

The Broker-Dealer or authorized representative must sign below to complete the order. Broker-Dealer or authorized representative warrants that it is a duly licensed Broker-Dealer and may lawfully offer shares in the state designated as the investor’s address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual and that he has informed the subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice.

Broker-Dealer Name: ______________________________  Telephone No.

Broker-Dealer Street Address:

City: ______________________________  State: ______________________________  Zip Code:   ____________________________

Registered Rep. Name: ______________________________  Telephone No.:   ____________________________

Registered Rep. Address:   ____________________________

City: ______________________________  State: ______________________________  Zip Code:   ____________________________

Email Address:

☐ Check this box to agree to Deferred Commission Option or Advisor Fee only account.

☐ Check this box to agree to a regular commission structure.

Registered Representative Signature	Broker-Dealer Signature, if required

Please mail completed Subscription
Agreement (with all signatures) and
check made payable to:	Wiring Instructions:	DCT contact information:
USB Escrow # c/o Cornerstone Realty Fund, Inc. 4590 MacArthur Blvd. Suite 610 Newport Beach, CA 92660	U.S. Bank, N.A. ABA Cornerstone Realty Fund, Inc. # Ref.: Escrow Account Attn: Kim Davidson 310 -___ - ____ - _______	949-852-1007 Phone 949-852 - _________ Fax info@cornerstonerealtyfunds.com

APPENDIX B
DIVIDEND REINVESTMENT PLAN

      Cornerstone Realty Fund, Inc., a Maryland corporation (the “Company”), has adopted a dividend reinvestment plan (the “DRIP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s Charter unless otherwise defined herein.

      1.     Dividend Reinvestment. As agent for the stockholders (“Stockholders”) of the Company who (i) purchase shares of the Company’s common stock (the “Shares”) pursuant to the Company’s Initial Public Offering, or (ii) purchase Shares pursuant to any future offering of the Company (a “Future Offering”), and who elect to participate in the DRIP, the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Dividends”), including Dividends paid with respect to any full or fractional Shares acquired under the DRIP, to the purchase of the Shares for such participating Stockholders directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the participating Stockholder’s state of residence.

      Additionally, as agent for the holders of limited partnership interests (the “OP Interests”) of Cornerstone Operating Partnership, L.P. (the “Partnership”) who (i) acquire such interest in the Partnership pursuant to the Partnership’s private placement of its limited partnership units (the “Private Placement”), or (ii) pursuant to any other transactions of the Partnership, and who elect to participate in the DRIP (together with the participating Stockholders, the “Participants”), the Partnership will apply all dividends declared and paid in respect of the OP Interests held by each Participant (also referred to as “Dividends” for purposes of this DRIP), including Dividends paid with respect to any full or fractional OP Interests acquired, to the purchase of the Shares for such Participant directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

      2.     Effective Date. The DRIP will become effective on the effective date of the Company’s initial public offering. Any amendment to the DRIP shall be effective as provided in Section 9.

      3.     Procedure for Participation. Any Stockholder or holder of OP Interests, who purchases Shares pursuant to the Initial Public Offering or any Future Offering, or OP Interests pursuant to the Private Placement or other Partnership transaction and who has received a prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Partnership, the Dealer Manager or Soliciting Dealer. Participation in the DRIP will begin with the next Dividend or distribution payable after receipt of a Participant’s accepted subscription, enrollment or authorization. Shares will be purchased under the DRIP on the date that Dividends or distributions are paid by the Company or the Partnership, as the case may be. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on Nasdaq National Market or other over-the-counter market, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

      4.     Purchase of Shares. Participants may acquire up to 11,000,000 DRIP Shares from the Company at a price equal to 95% of the price paid by the purchaser for our common stock, but not less than $7.05 per share. until the earliest of (i) the date that all of the DRIP Shares registered have been issued or (ii) all offerings terminate and the Company elects to deregister with the SEC the unsold DRIP Shares. Participants in the DRIP may also purchase fractional Shares so that 100% of the Dividends or distributions will be used to acquire Shares. However, a Participant will not be able to acquire DRIP Shares to the extent that any such purchase would cause such Participant to exceed the Ownership Limit as set forth in the Charter or otherwise would cause a violation of the share ownership restrictions set forth in the Charter.

      Shares to be distributed by the Company in connection with the DRIP may (but are not required to) be supplied from: (a) the DRIP Shares registered with the SEC in connection with the Company’s Initial

B-1

Public Offering, (b) Shares to be registered with the SEC in a Future Offering for use in the DRIP (a “Future Registration”), or (c) Shares of the Company’s common stock purchased by the Company for the DRIP in a secondary market (if available) or on a national stock exchange or Nasdaq National Market or other over-the-counter market (if listed) (collectively, the “Secondary Market”).

      Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be used for purposes of issuing Shares in the DRIP. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the DRIP may be at prices lower or higher than the Share price which will be paid for the DRIP Shares pursuant to the Initial Public Offering.

      If the Company acquires Shares in any Secondary Market for use in the DRIP, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRIP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the DRIP, the Company is in no way obligated to do either, in its sole discretion.

      5.     Taxation of Dividends. The reinvestment of Dividends in the DRIP does not relieve Participants of any taxes which may be payable as a result of those Dividends and their reinvestment pursuant to the terms of this Plan.

      6.     Stock Certificates. The ownership of the Shares purchased through the DRIP will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

      7.     Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend payments and amounts of Dividends paid during the prior fiscal year.

      8.     Termination by Participant. A Participant may terminate participation in the DRIP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or Nasdaq National Market or other over-the-counter market, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRIP with respect to the transferred Shares. Any transfer of OP Interests by a Participant to a non-Participant at any time will terminate participation in the DRIP with respect to the transferred OP Interests. Upon termination of DRIP participation for any reason, Dividends paid subsequent to termination will be distributed to the Stockholder or holder OP Interests in cash.

      9.     Amendment or Termination of DRIP by the Company. The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRIP for any reason upon 10 days’ written notice to the Participants.

      10.     Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

B-2

Cornerstone Realty Fund, Inc.

Maximum Offering of $438,800,000 — 55,400,000 Shares of Common Stock

Minimum Offering of $1,000,000 — 125,000 Shares of Common Stock

PROSPECTUS

          Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” beginning on page 17 to read about risks you should consider before buying shares of our stock.

Pacific Cornerstone Capital, Inc

                    , 2004

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.     Other Expenses of Issuance and Distribution

      The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. All amounts are estimated except the SEC registration fee and the NASD filing fee.

Item	Amount

SEC registration fee	$51,648
NASD filing fee	30,500
Legal fees and expenses	450,000
Blue sky fees and expenses	375,000
Accounting fees and expenses	200,000
Sales and advertising expenses	5,500,000
Printing	1,000,000
Postage and delivery of materials	500,000
Expense reimbursement for educational conferences	150,000
Expense reimbursement for sales seminars	150,000
Miscellaneous expenses	254,764
Total	$8,661,912

Item 32.     Sales to Special Parties

      Not applicable.

Item 33.     Recent Sales of Unregistered Securities

      In connection with our incorporation, we issued 125 shares of our common stock to Terry G. Roussel, an affiliate of our advisor, in a private offering exempt from the registration requirements pursuant to Section 4(2) of the Securities Act.

Item 34.     Indemnification of Directors and Officers

      The Company has included in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

      Subject to the significant conditions set forth below, the charter also provides that the Company shall indemnify a director, officer or the advisor or any of its affiliates (each an “Indemnitee”) against any and all losses or liabilities reasonably incurred by such Indemnitee (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity unless:

•	such Indemnitee’s act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	such Indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, such Indemnitee had reasonable cause to believe that the act or omission was unlawful.

      In addition, under the Company’s charter, the Company shall not indemnify an Indemnitee for any liability or loss suffered by an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director; or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

      The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such Indemnitee is found not to be entitled to indemnification.

      It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

      The Company also has purchased and maintains insurance on behalf of all of its Directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35.     Treatment of Proceeds from Stock Being Registered

      Not applicable.

Item 36.     Exhibits and Financial Statement Schedules

      (a) The following exhibits are filed as part of this registration statement:

Ex.	Description

1.1	Form of Dealer Manager Agreement
1.2	Form of Participating Broker Agreement
3.1	Articles of Incorporation
3.2	Form of Amendment and Restatement of Articles of Incorporation
3.3	Bylaws
4.1	Subscription Agreement (included as Appendix A to prospectus)
4.2	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates)
4.3	Dividend Reinvestment Plan (included as Appendix B to prospectus)
4.4	Form of Escrow Agreement between registrant and U.S. Bank, N.A.
5	Opinion re legality (to be filed by amendment)
8	Form of Opinion of Preston Gates & Ellis LLP re tax matters (to be filed by amendment)
10.1	Form of Advisory Agreement
10.2	Form of Agreement of Limited Partnership of Cornerstone Operating Partnership, L.P.
10.3	Form of Employee and Director Stock Incentive Plan
23.1	Consent of Preston Gates & Ellis LLP
23.2	Consent of BDO Seidman LLP
24	Power of Attorney (included on signature page)

      (b) Financial Statement Schedules

      Schedule II — Valuation and Qualifying Accounts has been omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

Item 37.     Undertakings

      (a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (c) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

      (d) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders; each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition; the post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

      (e) The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

      (f) The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

      (g) The Registrant undertakes to furnish to each stockholder, within forty-five (45) days after the close of each quarterly period, the information specified by Form 10-Q.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (i) The Registrant undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates which is required to be delivered to stockholders to permit prompt delivery to each purchaser.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on December 13, 2004.

CORNERSTONE REALTY FUND, INC.

By	/s/ TERRY G. ROUSSEL

Terry G. Roussel
Chief Executive Officer

POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Terry G. Roussel and Gary W. Nielson, and either of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ TERRY G. ROUSSEL Terry G. Roussel	Chief Executive Officer and Director (Principal Executive Officer)	December 13, 2004

/s/ GARY W. NIELSON Gary W. Nielson	Chief Financial Officer (Principal Financial and Accounting Officer)	December 13, 2004

EXHIBIT INDEX

Ex.	Description

1.1	Form of Dealer Manager Agreement
1.2	Form of Participating Broker Agreement
3.1	Articles of Incorporation
3.2	Form of Amendment and Restatement of Articles of Incorporation
3.3	Bylaws
4.1	Subscription Agreement (included as Appendix A to prospectus)
4.2	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates)
4.3	Dividend Reinvestment Plan (included as Appendix B to prospectus)
4.4	Form of Escrow Agreement between registrant and U.S. Bank, N.A.
5	Opinion re legality (to be filed by amendment)
8	Form of Opinion of Preston Gates & Ellis LLP re tax matters (to be filed by amendment)
10.1	Form of Advisory Agreement
10.2	Form of Agreement of Limited Partnership of Cornerstone Operating Partnership, L.P.
10.3	Form of Employee and Director Stock Incentive Plan
23.1	Consent of Preston Gates & Ellis LLP
23.2	Consent of BDO Seidman, LLP
24	Power of Attorney (included on signature page)